UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

PELICAN FINANCIAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐ No fee required.
☒ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
Common Stock, par value $0.01 per share
(2) Aggregate number of securities to which transaction applies:
4,494,365 shares
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
$6.00 per share (Merger consideration specified in the Merger Agreement)
(4) Proposed maximum aggregate value of transaction:
$26,966,190
(5) Total fee paid:
$5,394.00
☒ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Pelican Financial, Inc.

3767 Ranchero Drive Ann Arbor, MI 48108

(800) 242-6698 Fax (734) 662-3630

March 2, 2006

Dear Stockholder:

We invite you to attend a special meeting of the stockholders of Pelican Financial, Inc., which will be held on March 30, 2006, at 9:30 a.m., local time, at the Holiday Inn Express Hotel and Suites, 600 Briarwood Circle, Ann Arbor, Michigan.

At the special meeting, stockholders will be asked to approve the principal terms of the Agreement and Plan of Reorganization dated as of November 30, 2005, as amended (the “Merger Agreement”), by and among Pelican Financial, Inc. (“PFI”), Stark Bank Group, Ltd. (“Stark”), and SBG II, Ltd., a wholly owned subsidiary of Stark (“SBG II”), under which PFI will merge with and into SBG II. A copy of the Merger Agreement and amendment are attached as Annex A to the accompanying proxy statement. Under the Merger Agreement, $6.00 cash will be paid for each share of PFI common stock outstanding as of the time of the merger, subject to certain potential reductions and less an escrow of $0.20 per share, as more fully described in the accompanying proxy statement.

It is important that your shares be represented at the special meeting. AN ABSTENTION OR A FAILURE TO VOTE HAS THE SAME EFFECT AS A VOTE AGAINST THE MERGER. Accordingly, whether or not you plan to attend the special meeting, please mark, sign, date, and return the enclosed proxy promptly in the postage-paid envelope that has been provided for your convenience. If you wish to vote in accordance with the recommendation of your Board of Directors, it is not necessary to specify your choice; you may merely sign, date and return the enclosed proxy. YOUR BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF PFI AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE PRINCIPAL TERMS OF THE MERGER AGREEMENT, INCLUDING THE MERGER.

If you need any assistance in the voting of your proxy, please contact Mr. Howard M. Nathan, Vice President and Chief Financial Officer, at PFI’s main telephone number, (800) 242-6698.

Sincerely,

Charles C. Huffman
President and Chief Executive Officer

PELICAN FINANCIAL, INC.
3767 Ranchero Drive
Ann Arbor, Michigan  48108

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON March 30, 2006

Notice is hereby given that a special meeting of stockholders of Pelican Financial, Inc., a Delaware corporation (“PFI”), will be held on March 30, 2006 at 9:30 a.m., local time, at the Holiday Inn Express Hotel and Suites, 600 Briarwood Circle, Ann Arbor, Michigan, for the following purpose(s):

1.                                       To consider and vote upon a proposal to approve the Agreement and Plan of Reorganization dated as of November 30, 2005, as amended (the “Merger Agreement”). The Merger Agreement provides that PFI will be merged with and into SBG II, Ltd., a wholly owned subsidiary of Stark Bank Group, Ltd. Each outstanding share of PFI common stock will be converted into $6.00 in cash, subject to certain potential reductions and less an escrow of $0.20 per share, as more fully described in the attached proxy statement.

2.                                       To act upon the postponement or adjournment of the special meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the Merger Agreement.

A copy of the Merger Agreement and amendment are set forth as Annex A to the accompanying proxy statement. Only holders of record of PFI common stock as of the close of business on March 1, 2006 are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof.

The Board of Directors of PFI has approved the Merger Agreement and unanimously recommends that you vote “For” approval of the Merger Agreement.

By Order of the Board of Directors of
PELICAN FINANCIAL, INC.

CHARLES C. HUFFMAN
President and Chief Executive Officer

March 2, 2006

Whether or not you plan to attend the special meeting in person, please complete, date, sign and promptly return the enclosed proxy in the accompanying postage-paid envelope. You may revoke your proxy at any time prior to its exercise in the manner provided in the accompanying proxy statement.

Table of Contents

QUESTIONS AND ANSWERS ABOUT THE MERGER

SUMMARY

Information Concerning PFI, Stark and SBG II

The Merger

SPECIAL MEETING OF STOCKHOLDERS

THE MERGER

Background of the Merger

Recommendation of PFI’s Board of Directors and Reasons for the Merger

Opinion of Hovde Financial, LLC

Material Terms of the Merger Agreement and Related Agreements

Merger Consideration

Treatment of PFI Stock Options

Reclassifications, Recapitalizations, Etc.

Procedures for PFI Stockholders to Receive Payment

Representations and Warranties

Sale of Series A Convertible Preferred Stock

Conduct of Business Pending the Merger

Non-Solicitation

Indemnification and Insurance

Sale of the Marine Loan Portfolio to Morgan Keegan

Escrow Agreement

Conditions to the Merger

Closing Date and Effective Time

Termination of the Merger Agreement

Termination and Breakup Fees

Voting Agreements

Consulting Agreement

Dissenters’ Rights of Appraisal

Material United States Federal Income Tax Consequences

Accounting Treatment

FINANCIAL INTERESTS OF CERTAIN DIRECTORS, OFFICERS AND EMPLOYEES OF PFI AND THE BANK IN MATTERS TO BE ACTED UPON

Recent Changes in Management of the Bank

Security Ownership of Certain PFI Beneficial Owners

Security Ownership by Directors and Executive Officers

WHERE YOU CAN FIND MORE INFORMATION

Annex A – Agreement and Plan of Reorganization and Amendment

Annex B – Opinion of Hovde Financial, LLC

Annex C – Delaware General Corporation Law, Section 262, Appraisal Rights

Annex D – Form of Escrow Agreement

This proxy statement is being furnished in connection with the solicitation of proxies for use at a special meeting of stockholders of Pelican Financial, Inc., a Delaware corporation (“PFI”), scheduled to be convened at on March 30, 2006, at 9:30 a.m., local time, at the Holiday Inn Express Hotel and Suites, 600 Briarwood Circle, Ann Arbor, Michigan, to consider and approve the principal terms of the Agreement and Plan of Reorganization dated as of November 30, 2005, as amended, by and among PFI, Stark Bank Group, Ltd. (“Stark”) and SBG II, Ltd. (“SBG II”), and the transactions contemplated thereby, including the merger described in this proxy statement. The Agreement and Plan of Reorganization and amendment, which we refer to as the Merger Agreement, are attached as Annex A to this proxy statement. This proxy statement, the Notice of Special Meeting and the accompanying proxy card are first being mailed to PFI stockholders on or about March 8, 2006.

Except as otherwise specifically noted, references to “us,” “we” or “our” refer to PFI and its sole subsidiary, Pelican National Bank, and all references to “PFI” mean Pelican Financial, Inc.

QUESTIONS AND ANSWERS ABOUT THE MERGER

THIS QUESTION AND ANSWER SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED IN OTHER SECTIONS OF THIS PROXY STATEMENT. TO UNDERSTAND THE MERGER MORE FULLY, YOU SHOULD CAREFULLY READ THIS ENTIRE PROXY STATEMENT, INCLUDING THE ANNEXES THAT ARE PART OF THIS PROXY STATEMENT.

Q.                                   What are we being asked to vote upon?

A.                                   You are being asked to vote upon a proposal to approve and adopt the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement, including the merger of PFI with and into SBG II. SBG II will survive the merger and the separate corporate existence of PFI will terminate.

Q.                                   Who is entitled to vote on the merger?

A.                                   PFI stockholders who owned shares of PFI common stock at the close of business on March 1, 2006 (the “Record Date”) may vote at the special meeting of PFI stockholders and may cast one vote for each share of PFI common stock owned on that date.

Q.                                   Why is my vote important?

A.                                   In order to approve and adopt the merger and the Merger Agreement, the holders of at least a majority of the outstanding shares of PFI common stock entitled to vote at the special meeting of stockholders must vote in favor of adoption. Certain directors of PFI and Pelican National Bank (the “Bank”), and certain of their family members, who together beneficially own more than 50% of PFI’s common stock, have agreed in writing to vote in favor of the proposal to approve and adopt the merger and the Merger Agreement. Such shares are sufficient to approve the merger and the Merger Agreement even if all other PFI stockholders vote against the proposal. See “The Merger—Material

Terms of the Merger Agreement and Related Agreements—Voting Agreements,” on page 39. You may vote in person or by proxy. If you fail to vote, it will have the same effect as a vote against the Merger Agreement.

Q.                                   What is the recommendation of PFI’s Board of Directors regarding the merger?

A.                                   PFI’s Board of Directors believes that the merger and the Merger Agreement are fair and in the best interests of PFI and its stockholders and unanimously recommends that you vote “FOR” the approval and adoption of the merger and the Merger Agreement. See “The Merger—Recommendation of PFI’s Board of Directors and Reasons for the Merger” on page 19.

Q.                                   What do I need to do now?

A.                                   After you have carefully read and considered this proxy statement, please sign your proxy card, mark your vote on it, and mail it in the enclosed postage-paid envelope. Your shares will then be voted at the special meeting in accordance with your instructions.

Q.                                   Should PFI stockholders send in their stock certificates now?

A.                                   No. Promptly after the effective time of the merger, Stark will arrange for Registrar & Transfer Co., referred to herein as the Exchange Agent, to mail a letter of transmittal to each person who, as of the effective time of the merger, owned shares of PFI common stock. The letter of transmittal will contain instructions for the surrender of your stock certificate(s). Please do not send in your stock certificate(s) until you receive the letter of transmittal and instructions.

Q.                                   How will I obtain payment for my shares if my PFI common stock certificate is lost, stolen or destroyed?

A.                                   In the event any PFI common stock certificate is lost, stolen or destroyed, the Exchange Agent will make payment to the person claiming the lost, stolen or destroyed stock certificate only upon (i) the making by such person of an affidavit that such PFI common stock certificate was lost, stolen or destroyed, and (ii) the posting by such person of a bond in such amount as the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to the lost, stolen or destroyed stock certificate.

Q.                                   What if I want to change my vote?

A.                                   You may change your vote in any of the following three ways:

•                                          by sending written notice to PFI’s Secretary, which must be received before the special meeting, stating that you revoke your proxy;

•                                          by completing, signing and dating another proxy card and returning it by mail in time to be received before the special meeting; or

•                                          by attending the special meeting, filing written notice with the Secretary of the meeting stating that you revoke your proxy, and voting in person.

Q.                                   If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A.                                   Maybe. Your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker. Without instructions, your broker will not vote your shares on the Merger Agreement, which will have the same effect as a vote against the Merger Agreement. Likewise, if you want to revoke your vote provided through your broker, you must follow your broker’s instructions.

Q.                                   Will I have dissenters’ rights?

A.                                     Yes. PFI stockholders are entitled to dissenters’ appraisal rights under Delaware law if they comply strictly with the requirements specified in Section 262 of the Delaware General Corporation Law, or DGCL. We have attached a copy of Section 262 of the DGCL to this proxy statement as Annex C. Generally, you will be required take the following steps to enforce your dissenters’ rights:

•                                            You must make a written demand for appraisal of your shares to PFI before the vote on the merger and the Merger Agreement is taken at the special meeting.

•                                          You must not vote your shares of PFI common stock for approval of the merger and the Merger Agreement proposal.

•                                          You must continuously hold your shares of PFI common stock from the date you make the demand for appraisal through the effective time of the merger.

•                                          If you and PFI cannot agree on the fair cash value of your dissenting shares, then within 120 days after the effective time of the merger, but not after, either SBG II, as the surviving corporation in the merger, or any stockholder who has complied with the required conditions of Section 262 of the DGCL and who is otherwise entitled to appraisal rights, may file a petition in the Delaware Court of Chancery demanding that the court determine the value of the shares of PFI common stock held by all of the stockholders who are entitled to appraisal rights.

For a more detailed summary, see “The Merger—Material Terms of the Merger Agreement and Related Agreements—Dissenters’ Rights of Appraisal,” beginning on page 40.

Q.                                   When do you expect the merger to be completed?

A.                                   We are working to complete the merger by the end of the first quarter of 2006. All the conditions set forth in the Merger Agreement must be satisfied or waived prior to completing the merger. We must also obtain the necessary regulatory approvals prior to completing the merger. We cannot assure you as to if and when all of the conditions of the merger will be met. It is possible we will not complete the merger.

Q.                                   What will I receive in the merger?

A.                                   Except for dissenting shares, each share of PFI common stock issued and outstanding as of the effective time of the merger shall, without any action on the part of the holders thereof, be automatically converted into the right to receive $6.00 for each share of PFI common stock held, subject to reduction for certain costs incurred by PFI in excess of $3 million (the “Per Share Merger Consideration”), and minus an escrow of $0.20 per share to cover possible liabilities of the Bank from the sale of certain marine loans to Morgan Keegan Mortgage Company, Inc., sometimes referred to as Morgan Keegan, and any additional amounts escrowed pursuant to the Merger Agreement with respect to disputed costs. In connection with the sale of the marine loans, the Bank is liable to Morgan Keegan for breaches of its representations, warranties, covenants and agreements in the purchase agreement covering the sale of the marine loans for a period of five years ending in December 2010. Any claims for liability will be resolved by representatives of the Bank and Morgan Keegan and Charles C. Huffman, as the representative of the PFI stockholders. Upon resolution of claims, amounts will be distributed from escrow to Stark and/or the stockholders, as applicable. Any cash held in the escrow, after settlement of any claims of Stark covered by the escrow, will be paid to stockholders following termination of the escrow in December 2010.

For more details regarding the consideration to be paid to PFI stockholders, and the costs that may reduce the Per Share Merger Consideration, see “The Merger—Material Terms of the Merger Agreement and Related Agreements—Merger Consideration,” beginning on page 27.

Q.                                   What will holders of options receive in the merger?

A.                                   Each option to purchase PFI common stock, whether vested or unvested, that is outstanding and unexercised prior to the effective time shall cease to represent a right to acquire shares of PFI common stock. Any option with an exercise price less than the Per Share Merger Consideration, however, shall be converted into the right to receive an amount equal to the difference between the Per Share Merger Consideration and the per share option exercise price, minus an escrow of $0.20 per share to cover possible liabilities from the sale of certain marine loans and any additional amounts escrowed pursuant to the Merger Agreement with respect to disputed costs. Within 10 business days after the effective time of the merger, Stark will issue checks to such optionholders for the amount owed to each of them.

Management estimates that the amount to be paid on the options is $743,428, based on $6.00 Per Share Merger Consideration. Optionholders consist of directors of PFI and the Bank and, in some cases, officers. Charles C. Huffman and his son, Robert C. Huffman, each a director of PFI, own options to purchase 131,500 and 77,390 shares of PFI common stock, respectively.

For more information regarding the treatment of PFI stock options and the escrow arrangement, and the costs that may reduce the Per Share Merger Consideration, see “The Merger—Material Terms of the Merger Agreement and Related Agreements—Merger Consideration” and “—Treatment of PFI Stock Options,” beginning on page 29.

Q.                                   What are the financial interests of PFI and Bank directors, officers and employees, and their affiliates, in the merger?

A.                                   PFI stockholders should note that certain directors of PFI and the Bank, and certain of their family members, have financial interests in the merger that are different from your interests as stockholders of PFI generally. These include the following:

•                                          Certain directors, officers and employees of PFI and the Bank, and certain of their family members, beneficially own 2,247,505 shares of PFI common stock, which represents more than 50% of the outstanding PFI common stock. These holders consist of Charles C. Huffman, the Chairman of the Board, President and Chief Executive Officer of PFI, his son, Robert C. Huffman, Jr., also a director of PFI, his daughter, Jennifer A. Goldstein and James J. Crandall, Jr., a director of the Bank. Each of these holders has agreed in writing to vote in favor of the Merger Agreement, thus assuring its approval.

•                                          PFI and Bank directors, officers and employees hold “in the money” options to purchase 323,705 shares of PFI common stock at exercise prices ranging from $3.45 per share to $5.07 per share, which will be converted into the right to receive an amount equal to the difference between the Per Share Merger Consideration and the exercise price, less escrowed amounts. Assuming no adjustment to the Per Share Merger Consideration, these persons will receive $743,428 for their “in the money” options, less escrowed amounts. Of this amount, approximately $54,025 will be paid for options that will vest by virtue of the merger.

•                                          Assuming no adjustment to the Per Share Merger Consideration, directors and officers of PFI will in the aggregate receive $12,168,654 for their shares of PFI common stock and $637,539 for their “in the money” options, for a total of $13,356,193, less escrowed amounts.

•                                          Certain PFI executives have rights under employment, change in control and similar agreements with PFI. These agreements provide certain executives with severance benefits if their employment is terminated at or after the completion of the merger. The aggregate value of the severance, employment and change in control agreements is $580,000. For more details regarding those agreements, see page 46.

•                                          PFI directors and officers will be entitled to be indemnified by Stark under the Merger Agreement and also will be covered under a directors’ and officers’ liability insurance policy.

Q.                                   When will PFI stockholders receive cash in the merger?

A.                                   Promptly after the merger is completed, PFI stockholders will be sent a letter of transmittal and instructions for surrendering their stock certificates. Those PFI stockholders will be sent their cash immediately after the Exchange Agent receives their surrendered stock certificates. Any cash held in the escrow, after settlement of any claims of Stark covered by the escrow, will be paid to stockholders following termination of the escrow in December 2010.

Q.                                   What are the tax consequences of the merger to me?

A.                                   In general, the exchange of PFI common stock for cash pursuant to the Merger Agreement will be a taxable transaction for federal income tax purposes. See “The Merger – Material United States Federal Income Tax Consequences,” beginning on page 44. Tax matters are very complicated and the tax consequences of the merger to you will depend on the facts of your own situation. You should consult your tax advisors for a full understanding of the tax consequences of the merger to you.

Q:                                  Who can I call with questions about the merger?

A:                                   If you are a PFI stockholder, you can contact:

Howard M. Nathan, Vice President and Chief Financial Officer of PFI, at (800) 242-6698.

SUMMARY

This brief summary highlights material information contained in this document and does not include all of the information that may be important to you. To understand the merger more fully, and for more complete descriptions of the legal terms of the merger, you should carefully read this entire document and the documents to which we have referred you. See “Where You Can Find More Information” on page 49. Each item in this summary contains a page reference directing you to a more complete description of that item.

Information Concerning PFI, Stark and SBG II

PFI

PFI’s principal office is located at 3767 Ranchero Drive, Ann Arbor, Michigan 48108. Its telephone number at that location is (800) 242-6698.

PFI has no employees other than executive officers who do not receive compensation from PFI for serving in this capacity.  PFI engages in no other operations other than the management of its investment in the Bank, its wholly owned subsidiary.  The Bank is engaged primarily in retail banking. PFI is registered with the Board of Governors of the Federal Reserve System pursuant to the Bank Holding Company Act of 1956.  Because PFI is a bank holding company, its primary federal regulator is the Federal Reserve Board. At December 31, 2005, PFI had no employees other than executive officers.  At December 31, 2005, the Bank had 48 full-time equivalent employees.

The Bank originates or acquires loans through its banking operations.  It has a diversified loan portfolio with no concentration to any one borrower or industry.  Loans are held either for investment or held as available for sale in the secondary market.  In addition to residential mortgage loan production, the Bank engages in the origination of commercial, commercial real estate, construction, and consumer loans.  The Bank also purchases loan packages to supplement its loan portfolio.  For the nine months ended September 30, 2005 and the years ended December 31, 2004 and 2003, net loss from continuing operations were $562,000, $251,000 and $918,000, respectively.

Residential mortgage loans are typically underwritten to secondary marketing standards.  The types of loans offered include fixed rate, variable rate and balloon products.  Construction loans are offered as well; however, the underwriting criteria are more restrictive than a traditional mortgage loan for this type of product.  The Bank may retain a portion of residential mortgage loans depending on its liquidity position and the type of loan.

Commercial loan products include: commercial real estate; non real estate loans for items such as equipment, inventory and working capital lines; construction; and multifamily.  Commercial loans are underwritten to ensure adequate cash flow exists to cover the debt service.  The Bank also looks to ensure there is adequate collateral to minimize its risk.  Finally, the Bank may obtain guarantors with a strong personal financial status to further protect its interests.

Stark and SBG II

Stark’s principal office is located at 1207 Central Avenue, Fort Dodge, Iowa 50501,  Its telephone number at that location is (515) 573-2154.

Stark is the holding company for First American Bank, operates 16 branch offices and reported assets in excess of $1.2 billion as of December 31, 2005. Stark is a bank holding company registered under the Bank Holding Company Act of 1956 and regulated by the Board of Governors of the Federal Reserve. Stark was incorporated in the state of Iowa in 1981 under the name First American Bank Group, Ltd. In July of 1982, FAB Fort Dodge was formed as a successor to First American Bank under the terms of a Plan of Reorganization and Merger Agreement pursuant to which Stark became the sole stockholder of FAB Fort Dodge, and previous stockholders of FAB Fort Dodge became stockholders of Stark. Since 1982, First American Bank has grown through acquisition and expansion into other Iowa banking markets. Stark has reported consolidated net income of $6,872,317 and $8,565,423 for the years ended December 31, 2003 and 2004 respectively. Through the first nine months of 2005, Stark’s consolidated net income was $ 8,159,958.

First American Bank is also a full-service community bank, specializing in commercial and small business lending and treasury management. It is engaged in the general commercial banking business and provides full service banking to individuals and businesses, including checking and savings services, commercial loans, agricultural loans, consumer loans, real estate loans, safe deposit facilities, treasury management service, wealth management services, trust services and other banking services as are usual and customary for commercial banks. First American Bank is a state chartered bank that is insured by the Federal Deposit Insurance Corporation and is regulated by the Iowa Department of Commerce Division of Banking. First American Bank is a member of the Federal Reserve Bank of Chicago, and the Federal Reserve Bank of Chicago is designated as the institution’s primary federal regulator.

SBG II is an Iowa corporation that was formed as a wholly-owned subsidiary of Stark. PFI will merge into SBG II, which will survive the merger.

The Merger

This proxy statement relates to the merger of PFI with and into SBG II. The Merger Agreement and the amendment are attached as Annex A to this proxy statement. We encourage you to read the Merger Agreement because it is the legal document that governs the merger.

PFI stockholders and optionholders will receive only cash in the merger (see pages 27-29)

For each share of PFI common stock, PFI stockholders, other than dissenting stockholders, will receive $6.00 in cash, subject to reduction for certain costs incurred by PFI in excess of $3 million, and minus an escrow of $0.20 per share to cover possible liabilities from the sale of certain marine loans. In addition, any option with an exercise price less than the Per Share Merger Consideration shall be converted into the right to receive an amount equal to the difference between the Per Share Merger Consideration and the per share option exercise price, minus an escrow of $0.20 per share to cover possible liabilities from the sale of certain marine loans and any additional amounts escrowed pursuant to the Merger Agreement with respect to disputed costs. Within 10 business days after the effective time of the merger, Stark will issue checks to each optionholder for the amount owed to each of them. As with the PFI stockholders, $0.20 of the amount payable to each optionholder will be held, and later distributed, in accordance with the terms of the Escrow Agreement.

The affirmative vote of a majority of PFI shares of common stock outstanding is required to approve the merger and the Merger Agreement (see pages 14 and 39)

The affirmative vote of the holders of a majority of the PFI shares outstanding is required to approve the Merger Agreement. PFI stockholders that owned common stock on the Record Date can vote on the merger at PFI’s special stockholder meeting. On the Record Date, there were 4,494,365 shares of PFI common stock outstanding and entitled to vote. PFI stockholders can cast one vote for each share of PFI common stock owned on that date. As described below, certain directors, officers and employees of PFI and the Bank, and certain of their family members, beneficially own 2,247,505 shares of PFI common stock, which represents more than 50% of the outstanding PFI common stock. Those stockholders have agreed in writing to vote in favor of the Merger Agreement. Such shares are sufficient to approve the Merger Agreement even if all other PFI stockholders vote against the proposal.

The date, time and place of PFI’s special stockholder meeting is as follows:

March 30, 2006 at 9:30 a.m., local time
Holiday Inn Express Hotel and Suites
600 Briarwood Circle
Ann Arbor, Michigan

Certain directors, officers and employees of PFI and the Bank, and certain of their family members, have financial interests in the merger that are different from your interests as stockholders (see page 46)

PFI stockholders should note that certain directors of PFI and the Bank, and certain of their family members, have financial interests in the merger that are different from your interests as stockholders of PFI generally. These include the following:

•                                          Certain directors, officers and employees of PFI and the Bank, and certain of their family members, beneficially own 2,247,505 shares of PFI common stock, which represents more than 50% of the outstanding PFI common stock. These holders consist of Charles C. Huffman, the Chairman of the Board, President and Chief Executive Officer of PFI, his son, Robert C. Huffman, Jr., also a director of PFI, his daughter, Jennifer A. Goldstein and James J. Crandall, Jr., a director of the Bank. Each of these holders has agreed in writing to vote in favor of the Merger Agreement, thus assuring its approval.

•                                          PFI and Bank directors, officers and employees hold “in the money” options to purchase 323,705 shares of PFI common stock at exercise prices ranging from

$3.45 per share to $5.07 per share, which will be converted into the right to receive an amount equal to the difference between the Per Share Merger Consideration and the exercise price, less escrowed amounts. Assuming no adjustment to the Per Share Merger Consideration, these persons will receive $743,428 for their “in the money” options, less escrowed amounts. Of this amount, approximately $54,025 will be paid for options that will vest by virtue of the merger.

•                                          Assuming no adjustment to the Per Share Merger Consideration, directors and officers of PFI will in the aggregate receive $12,168,654 for their shares of PFI common stock and $637,539 for their “in the money” options, for a total of $13,356,193, less escrowed amounts.

•                                          Certain PFI executives have rights under employment, change in control and similar agreements between these executives and PFI. These agreements provide certain executives with severance benefits if their employment is terminated at or after the completion of the merger. The aggregate value of the severance, employment and change in control agreements is $580,000 and consist of the following:

•                                          PFI was party to an employment agreement, dated August 1, 2004, with Mr. Howard B. Montgomery, the President of the Bank, that provided, among other things, for a bonus of $400,000 if the Bank was sold for a multiple greater than 1.75 times its book value. On February 10, 2006, PFI entered into a Severance Agreement and Mutual General Release of Claims (“Severance Agreement”) with Mr. Montgomery, Jr., who resigned as president of the Bank effective as of the close of business on February 10, 2006. Under the Severance Agreement, the Bank paid Mr. Montgomery a severance of $482,500 in satisfaction of amounts due or to become due to him under his employment agreement, including the bonus of $400,000 payable as a result of the merger. In addition, all of the 50,000 options to purchase PFI’s stock previously awarded to Mr. Montgomery became immediately exercisable and will not expire prior to the close of business on August 2, 2015, the original expiration date of the options. The Severance Agreement also contains a mutual release of claims.

•                                          PFI has also entered into an agreement, dated September 27, 2004, with Mr. Howard N. Nathan, the Chief Financial Officer of PFI. Under that agreement, Mr. Nathan is entitled to receive a cash bonus in a lump sum amount of $150,000 bonus payment if during his tenure as Chief Financial Officer PFI and/or the Bank is sold to a third party.

•                                          In addition to the agreements with Messrs. Montgomery and Nathan, PFI’s Board of Directors has authorized the payment of a stay bonus in the amount of $30,000 to Mr. Kenneth P. Werner, the Cashier and Senior Vice President of the Bank.

•                                            PFI directors and officers will be entitled to be indemnified by Stark under the Merger Agreement and also will be covered under a directors’ and officers’ liability insurance policy.

The Board of Directors of PFI was aware of these interests at the time the merger and the Merger Agreement were approved.

PFI stockholders have dissenters’ rights of appraisal (see page 40)

PFI stockholders are entitled to dissenters’ rights of appraisal under Delaware law if they comply strictly with the requirements specified in Section 262 of the DGCL. We have attached a copy of Section 262 of the DGCL to this proxy statement as Annex C. Generally, you will be required take the following steps to enforce your dissenters’ rights:

•                                            You must make a written demand for appraisal of your shares to PFI before the vote on the merger and the Merger Agreement is taken at the special meeting.

•                                          You must not vote your shares of PFI common stock for approval of the merger and the Merger Agreement proposal.

•                                          You must continuously hold your shares of PFI common stock from the date you make the demand for appraisal through the effective time of the merger.

•                                          If you and PFI cannot agree on the fair cash value of your dissenting shares, then within 120 days after the effective time of the merger, but not after, either SBG II, as the surviving corporation in the merger, or any stockholder who has complied with the required conditions of Section 262 of the DGCL and who is otherwise entitled to appraisal rights, may file a petition in the Delaware Court of Chancery demanding that the court determine the value of the shares of PFI common stock held by all of the stockholders who are entitled to appraisal rights.

For a more detailed summary, see “The Merger—Material Terms of the Merger Agreement and Related Agreements—Dissenters’ Rights of Appraisal,” beginning on page 40.

Conditions to the merger (see page 37)

The completion of the merger depends upon the satisfaction or waiver of a number of conditions, including the approval and adoption of the merger and the Merger Agreement by the stockholders of PFI and receipt of all required regulatory approvals.

Where the law permits, a party to the Merger Agreement could elect to waive a condition to its obligation to complete the merger, even if that condition has not been satisfied. However, stockholder approval and regulatory approvals are not waivable conditions. We cannot be certain when (or if) the conditions to the merger will be satisfied or waived or that the merger will be completed. We currently anticipate, however, that the merger will be consummated by the end of the first quarter of 2006.

Termination of the Merger Agreement (see page 37)

The Merger Agreement may be terminated if PFI and Stark mutually agree in writing to do so, as authorized by a majority vote of their respective Boards of Directors. In addition, the Merger Agreement may be terminated by either PFI or Stark:

•                                          within 30 days after the date on which any request or application for a regulatory approval was denied or withdrawn at the request or recommendation of the applicable governmental entity, unless within the 30-day period following such denial or withdrawal a petition for rehearing or an amended application has been filed, and provided that no party shall have such right of termination if such denial or withdrawal is due to the failure of the party seeking termination to perform or observe the covenants and agreements of such party set forth in the Merger Agreement;

•                                          if any governmental entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the merger;

•                                          if the merger is not consummated on or before the Termination Date (as defined in the Merger Agreement), unless the failure of the closing to occur by such date shall be due to the failure of the party seeking termination to perform or observe its covenants and agreements set forth in the Merger Agreement;

•                                          if PFI has not obtained the approval of its stockholders; or

•                                          in event of a material breach of any of the representations, warranties, covenants or agreements set forth in the Merger Agreement on the part of the other party, and such breach is not cured within 30 days following the giving of such written notice, or which, by its nature, cannot be cured prior to the closing; provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement.

In addition, the Merger Agreement can be terminated:

•                                          by PFI, if PFI enters into another agreement with respect to an acquisition proposal, as permitted by the Merger Agreement; or

•                                          by Stark, if PFI’s Board of Directors, in accordance with the Merger Agreement, does not recommend the Merger Agreement and the merger to PFI stockholders for their approval.

Termination and Breakup Fees (see page 38)

Under certain circumstances, PFI is liable for termination and breakup fees as follows:

•                                          PFI will pay to Stark a termination fee of $1,000,000 if PFI terminates the Merger Agreement if it entered into another agreement with respect to an acquisition proposal.

•                                          PFI will pay to Stark a breakup fee of $250,000 if (i) PFI or Stark terminate the Merger Agreement for any reason or (ii) the effective time of the merger is later than the Termination Date.

Merger of PFI and SBG II

Stark and PFI currently expect that immediately after the completion of the merger, subject to receipt of necessary regulatory approvals, PFI will be merged with and into SBG II. The name of the surviving entity will be “SBG II, Ltd.” and the separate corporate existence of PFI shall terminate.

Regulatory approvals are required to complete the merger

The merger is subject to the prior approval of the Federal Reserve Board, referred to as the FRB. Approval by the FRB is not an endorsement of the merger or a determination that the terms of the merger are fair to the PFI stockholders. We cannot assure you when or if the FRB’s approval will be obtained.

The PFI Board of Directors received an opinion regarding the fairness of the merger consideration (see page 21)

PFI’s Board of Directors received an opinion from its financial advisor, Hovde Financial, LLC (“Hovde”) that the merger consideration is fair from a financial point of view to the stockholders of PFI. This opinion is attached as Annex B to this proxy statement. We encourage you to read the opinion in its entirety. Hovde’s fairness opinion is directed to PFI’s Board of Directors only and does not constitute a recommendation to a PFI stockholder as to how such stockholder should vote at the special meeting. PFI has agreed to pay Hovde an aggregate transaction fee of $404,000, plus expenses, for Hovde’s services in connection with the transaction, including Hovde’s preparation of its opinion. A significant portion of the transaction fee ($384,000) is payable to Hovde only upon the consummation of the merger.

PFI’s reasons for the merger (see page 19)

The PFI Board of Directors unanimously approved the merger because the Board believes that the merger will be beneficial to PFI stockholders.

The Bank has entered into a Consulting Agreement with a subsidiary of Stark (see page 39)

On January 30, 2006, the Bank entered in to a consulting agreement with Stark Consulting Group, Ltd., a wholly-owned subsidiary of Stark, pursuant to which the consultant will identify best practices/profit improvement opportunities and operating efficiencies for the Bank and will be entitled to fees based on the savings.

SPECIAL MEETING OF STOCKHOLDERS

We are sending you this proxy statement in order to provide you with important information regarding the merger and to solicit your proxy for use at the special meeting and at any adjournments or postponements of the special meeting. The special meeting is scheduled to be held at the time and place described below.

General. The PFI special meeting is scheduled to be held on March 30, 2006 at 9:30 a.m., local time, at the Holiday Inn Express Hotel and Suites, 600 Briarwood Circle, Ann Arbor, Michigan. The purpose of the PFI special meeting is to consider and vote upon the Merger Agreement. The PFI Board of Directors has approved the Merger Agreement and recommends that PFI stockholders vote “For” the merger and the Merger Agreement.

Record Date. The PFI Board of Directors has fixed the close of business on March 1, 2006 as the PFI record date for the determination of holders of shares of PFI stock entitled to notice of and to vote at the PFI special meeting.

Stock Entitled to Vote. On the Record Date, there were 4,494,365 shares of PFI common stock outstanding. Holders of PFI common stock will be entitled to one vote for each share of PFI common stock that they held of record on the Record Date.

Quorum. The presence in person or by properly executed proxy of the holders of a majority of the outstanding shares of PFI common stock entitled to vote at the PFI special meeting is necessary to constitute a quorum.

Required Vote. Pursuant to PFI’s Amended and Restated Bylaws, the affirmative vote of at least a majority of the PFI shares outstanding is required for approval of the Merger Agreement.

Stock Ownership. As of the Record Date, certain directors of PFI and the Bank, and certain of their family members, had the right to vote, in the aggregate, 2,247,505 shares of PFI common stock, representing more than 50% of the total votes entitled to be cast at the PFI special meeting. Such stockholders have agreed in writing to vote their shares at the PFI special meeting in favor of the Merger Agreement. Such shares are sufficient to approve the Merger Agreement even if all other PFI stockholders vote against the proposal.

Voting and Revocation of Proxies. Shares of PFI common stock represented by a proxy properly signed and received at or prior to the PFI special meeting, unless subsequently revoked, will be voted in accordance with the instructions on the proxy. If you sign and return your proxy without indicating any voting instructions, the shares of PFI common stock represented by the proxy will be voted “For” the Merger Agreement. You may revoke your proxy at any time by giving written notice of revocation to the Secretary of PFI at any time before it is voted, by submitting to PFI a duly executed, later-dated proxy or by attending the special meeting, notifying the secretary of the meeting that you are revoking your proxy and voting the shares at the special meeting. You should send all written notices of revocation and other communications with respect to revocation of PFI proxies to:  Pelican Financial, Inc., 3767

Ranchero Drive, Ann Arbor, Michigan 48108, Attention: Secretary. Attendance at the PFI special meeting will not, in and of itself, constitute a revocation of a proxy.

Other Business. The PFI Board of Directors is not aware of any business to be acted upon at the PFI special meeting other than as described in this proxy statement. If, however, other matters are brought before the PFI special meeting which are incident to the conduct of the PFI special meeting, the persons appointed as proxies will have discretion to vote or act on matters according to their best judgment.

Abstentions and Broker Non-Votes. Abstentions and broker non-votes will be counted as shares present for purposes of determining whether a quorum is present. However, abstentions and broker non-votes will have the effect of a vote against the Merger Agreement. Similarly, the failure to either return your proxy card or attend the PFI special meeting in person and vote in favor of the Merger Agreement will have the same effect as a vote against the Merger Agreement.

Solicitation of Proxies. The proxies are being solicited on behalf of the PFI Board of Directors. The solicitation of proxies may be made by directors, officers and regular employees of PFI in person or by mail, telephone, facsimile or telegraph without additional compensation payable for that solicitation. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy soliciting materials to the beneficial owners of PFI common stock held of record by these persons, and PFI will reimburse them for reasonable expenses incurred by them in so doing. The cost of the solicitation will be born by PFI. PFI has retained American Stock Transfer and Trust Company, a firm experienced in the solicitation of proxies on behalf of public companies, to assist in the proxy solicitation process at an approximate base fee of $5,000, which includes all reasonable out-of-pocket expenses. This fee may be higher if PFI requests that American Stock Transfer and Trust Company provide certain additional services.

Dissenters Rights of Appraisal. PFI stockholders are entitled to dissenters’ rights of appraisal under Delaware law if they comply strictly with the requirements specified in Section 262 of the DGCL; failure to strictly comply with such requirements will result in the loss of your statutory appraisal rights. If the merger is consummated, dissenting holders of PFI common stock who strictly comply with the procedures specified in Section 262 of the DGCL within the appropriate time periods will be entitled to have their shares of stock appraised by the Delaware Court of Chancery and to receive the “fair value” of such shares in cash as determined by the court, together with a fair rate of interest, if any, as determined by the court, in lieu of receiving the Per Share Merger Consideration. Dissenting shares for which a PFI stockholder has properly exercised dissenters’ rights will not be converted into a right to receive the Per Share Merger Consideration, but will instead entitle their holders to receive such consideration as shall be determined pursuant to the DGCL. However, if after the effective time a holder of dissenting shares fails to perfect or withdraws or loses its right to appraisal, such shares will be treated as if they had converted as of the effective time into a right to receive the Per Share Merger Consideration, without interest, and will no longer be dissenting shares.

The following is a summary of the steps you must take if you are a PFI stockholder and you wish to exercise your appraisal rights. This summary may not be complete and is qualified in its entirety by reference to the full text of Section 262 of the DGCL, which is attached to this proxy statement as Annex C. For a more complete summary concerning dissenters’ rights of appraisal under Delaware law, see “The Merger—Material Terms of the Merger Agreement and Related Agreements—Dissenters’ Rights of Appraisal,” beginning on page 40.

•                                          You must make a written demand for appraisal of your shares to PFI before the vote on the merger and the Merger Agreement is taken at the special meeting.

•                                          You must not vote your shares of PFI common stock for approval of the merger and the Merger Agreement proposal. A signed proxy which does not contain voting instructions will, unless revoked, be voted in favor of approval of the merger and the Merger Agreement. If you wish to exercise your right to dissent and demand appraisal rights, you must either vote against the merger and Merger Agreement or abstain from voting. If you do not return a signed proxy card, you will be deemed to have abstained from voting.

•                                          You must continuously hold your shares of PFI common stock from the date you make the demand for appraisal through the effective time of the merger. You will lose any right to appraisal for your shares if you sell or transfer your shares prior to the effective time of the merger.

•                                          If you and PFI cannot agree on the fair cash value of your dissenting shares, then within 120 days after the effective time of the merger, but not after, either SBG II, as the surviving corporation in the merger, or any stockholder who has complied with the required conditions of Section 262 of the DGCL and who is otherwise entitled to appraisal rights, may file a petition in the Delaware Court of Chancery demanding that the court determine the value of the shares of PFI common stock held by all of the stockholders who are entitled to appraisal rights. SBG II has no intention at this time, nor any obligation, to file such a petition.

•                                          If a petition for appraisal is timely filed, the Delaware Court of Chancery, after a hearing on the petition, will determine which stockholders are entitled to appraisal rights and will determine the fair value of the shares owned by these stockholders, exclusive of any value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value.

•                                          You may withdraw your demand for appraisal and accept the Merger Consideration by delivering to PFI a written withdrawal of your demand, except that (i) any attempt to withdraw your demand for appraisal made more than 60 days after the effective time of the merger will require the written approval of SBG II, as the surviving corporation and (ii) no appraisal proceeding in the Delaware Court of Chancery shall be dismissed as to any stockholder without the approval of the court, and such approval may be conditioned upon such terms as the court deems just. If SBG II does not approve your request to withdraw a demand for appraisal when such approval is required or if the Delaware Court of

Chancery does not approve the dismissal of your appraisal proceeding, you would be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be lower than the value of the Per Share Merger Consideration.

THE MERGER

Background of the Merger

From time to time over the past several years, during regularly scheduled meetings of the Board of Directors, the directors of PFI discussed the business and prospects of PFI, conditions of the business and community banking market in Florida, and the merger activity among financial institutions in that state. In addition, during this time, PFI was approached by several parties who expressed moderate to serious interest in acquiring PFI. PFI did not enter into any agreements with the parties because it did not believe that the transactions would afford PFI stockholders the opportunity to receive any meaningful return on their investment.

In September 2004, the PFI Board met for a general discussion of PFI’s strategic alternatives, including whether to explore a sale. In October and November 2004, representatives of the PFI Board engaged in discussions with representatives of Hovde to review PFI’s strategic options.

On January 27, 2005 the PFI Board met in Naples, Florida with representatives of Hovde to further review PFI’s strategic options. The Board decided to retain Hovde to assist it in exploring the possibility of a sale and, on February 16, 2005, Hovde and PFI signed an engagement letter. At the time, representatives of PFI’s Board were in discussions with a party that was expressing a serious interest in acquiring PFI. These discussions ultimately did not materialize into a sale agreement and the discussions ended during the latter part of April 2005. Once those discussions ended, as a part of its engagement, Hovde discussed with PFI a process for the marketing of PFI and additional information regarding the banking industry and market conditions in general. Hovde also discussed bank holding companies and investor groups that, in its opinion, could have an interest in acquiring PFI and had the necessary financial resources to carry out the transaction and to obtain regulatory approvals. While not making a final decision whether to pursue any business combination transaction, PFI did authorize Hovde to solicit indications of interest that might warrant serious consideration and potentially result in an agreement to merge or to otherwise acquire PFI. In the latter part of May 2005 and early June 2005, Hovde, with the assistance of PFI’s management, completed its due diligence review of PFI.

After a thorough review of potential buyers, Hovde contacted 39 parties. Thirty-two of these potential buyers expressed interest and received a confidential memorandum containing detailed information about PFI. On July 26, 2005 Hovde reported to members of PFI’s Board of Directors that 10 institutions had submitted written preliminary indications of interest ranging from $19 million to $42 million. Hovde reviewed each of these proposals, including the financial terms, the business, operations and prospects of each bidder, and the financial terms of other business combinations in the banking industry. Of the three highest indications of interest, two were for all cash (including Stark’s) and the third contained a significant amount of stock consideration.

After reviewing the offers, members of the PFI Board directed Hovde to invite the three highest bidders to conduct further due diligence on PFI with the goal of receiving more specific indications of interest. The first party began its due diligence review on August 3, 2005 and finished on August 9, 2005. The second party began its due diligence on August 12, 2005 and withdrew one day later on August 13, 2005. Stark began its due diligence on August 16, 2005 and finished on August 19, 2005. Upon completion of their due diligence review of PFI, the other two bidders ultimately elected to discontinue the bidding process.

On August 26, 2005, the PFI Board received a revised non-binding letter of intent from Stark to acquire all of the outstanding shares of PFI common stock for $31 million in cash, subject to completion of further due diligence reviews by Stark and also subject to several other conditions (including the sale of PFI’s marine loan portfolio). On September 1, 2005 representatives of Hovde met with members of PFI’s Board and reviewed the results of the marketing process, as well as Stark’s revised indication of interest. PFI’s Board directed Hovde to continue discussions with Stark.

The $31 million offer that was received from Stark on August 26th was subject to several conditions including further due diligence, the sale of the marine lending portfolio, marked-to-market loan portfolio, and marked-to-market securities portfolio. Furthermore, the August 26th offer valued PFI at 2.10 times “adjusted book value” of PFI. Stark defined “adjusted book value” to be the tangible equity of PFI multiplied by 7.0% of PFI’s total assets at the date of closing. During subsequent negotiations, and after the financial impact of the above conditions became clear, the PFI board desired a firm price and not one that fluctuated based on PFI’s tangible book value at the date of closing. Therefore, after further negotiations with PFI and Stark, it was agreed that the final offer would be $6.00 per share. This final negotiated price took into consideration and incorporated the financial impact of the conditions stated above.

During September 2005 and through much of October 2005, PFI representatives and Stark representatives had several meetings and telephone conversations to discuss the background, philosophies and corporate culture of the two companies, their strategic directions, their possible interest in pursuing a strategic combination of Stark and PFI, and other issues. The parties also discussed the parameters relating to a possible transaction between the two parties, including integration issues, regulatory issues, value, additional due diligence, a $4 million capital infusion, and other topics, including the sale of PFI’s marine loan portfolio and the related Escrow Agreement.

Between September 7, 2005 and November 30, 2005, the parties and their counsel negotiated the terms of the Merger Agreement and related documents. During that time, Stark and its advisors continued their due diligence investigation of PFI.

On November 4, 2005, PFI announced that it had reached an agreement in principle to merge with Stark.

On November 30, 2005, PFI’s Board of Directors held a special meeting at which representatives of Hovde were present. Hovde briefed PFI’s Board of Directors on final negotiations concerning the Merger Agreement and related matters. PFI’s Board of Directors discussed, among other matters, the proposed terms of the merger, including financial terms. Specifically, PFI’s Board of Directors discussed the structure of the transaction, merger consideration terms, the representations, warranties and covenants of the parties and certain non-financial issues. PFI’s Board of Directors reviewed the most recent drafts of the Merger Agreement and ancillary documents. During this meeting, Hovde delivered its written opinion to PFI’s Board of Directors that the merger consideration was fair to PFI’s stockholders, from a financial point of view. See “–Opinion of Hovde Financial, LLC.”  Following these discussions, PFI’s Board of Directors unanimously approved the Merger Agreement and the transactions contemplated by the Merger Agreement. PFI’s Board of Directors authorized PFI’s officers to execute the Merger Agreement upon receiving confirmation that Stark’s Board of Directors had approved the Merger Agreement and the transactions contemplated by the Merger Agreement.

On December 6, 2005, PFI and Stark signed the Merger Agreement and one day later issued a joint press release publicly announcing the merger.

On January 27, 2006,  PFI and Stark entered into an amendment to the Merger Agreement. The purpose of the amendment was to increase the dollar thresholds on certain restrictions placed on PFI’s business activities prior to the merger; above those thresholds, PFI is required to obtain Stark’s consent prior to engaging in the action. A copy of the amendment follows the Merger Agreement contained in Annex A.

Stark completed its due diligence and issued an acceptance letter on December 15, 2005.

PFI has agreed to pay Hovde an aggregate transaction fee of $404,000, plus expenses, for Hovde’s services in connection with the transaction, including Hovde’s preparation of its opinion. A significant portion of the transaction fee ($384,000) is payable to Hovde only upon the consummation of the merger.

Recommendation of PFI’s Board of Directors and Reasons for the Merger

The PFI Board of Directors has unanimously approved the merger and the Merger Agreement and recommends that PFI stockholders vote “FOR” approval and adoption of the merger and the Merger Agreement.

The PFI Board of Directors has determined that the merger is fair to, and in the best interests of, PFI and its stockholders. In approving the Merger Agreement, the PFI Board of Directors consulted with Hovde, with respect to the financial aspects and fairness of the merger consideration to be received by PFI stockholders from a financial point of view, and with its legal counsel, as to its legal duties and the terms of the Merger Agreement. In arriving at its determination, the PFI Board of Directors also considered the following material factors:

•                                          The Board of Directors’ familiarity with and review of information concerning the business, results of operations, financial condition, competitive position and future prospects of PFI.

•                                          The current and prospective environment in which PFI operates, including national, regional and local economic conditions, the competitive environment for banks and other financial institutions generally, the increased regulatory burdens on financial institutions and public companies generally, and the trend toward consolidation in the banking and financial services industries.

•                                          The financial presentation of Hovde and the opinion of Hovde that, as of the date of the opinion, the merger consideration was fair from a financial point of view to the holders of PFI common stock.

•                                          The historical market prices of PFI common stock and the fact that the merger consideration represented a 21.1% premium over the per share closing price of PFI common stock on November 3, 2005, the date prior to the announcement that the parties had reached an agreement in principle with respect to the merger.

•                                          The PFI Board of Directors considered the financial terms of the proposed merger. PFI stockholders would receive $6.00 for each share of PFI common stock held, subject to adjustment pursuant to of the Merger Agreement and an escrow of at least $0.20 per share. The PFI Board of Directors found the proposed consideration attractive because it was favorable relative to the multiples in other recent transactions on a nationwide, regional and statewide basis. Also, the PFI Board of Directors found the premium offered by Stark to be substantial, given PFI’s future financial prospects and the other indications of interest it received.

The PFI Board of Directors considered the presentation of Hovde at the November 30, 2005, special meeting concerning the financial terms of the proposed merger. Among other comparisons and financial reports, Hovde presented its comparison of the proposed merger with the pricing terms of select acquisitions of banks and thrifts (i) nationwide since January 1, 2004 having total assets between $75 million and $300 million, (ii) in the Southeast region of the United States since January 1, 2003 having total assets less than $350 million, and (iii) in Florida since January 1, 2001 having total assets less than $350 million. In addition, Hovde compared the premiums offered by the proposed transaction to publicly traded bank acquisitions having assets under $3 billion and return on assets under 1% since January 1, 2003. The PFI Board of Directors considered these comparisons favorable because they indicated that the premium to be received by the PFI stockholders was substantial and supported its decision to approve the merger.

•                                          The PFI Board of Directors was uncertain, if PFI remained independent, that the anticipated value of PFI common stock in the future, discounted to present value, would equal or exceed the Per Share Merger Consideration that PFI stockholders will receive upon completion of the merger.

•                                          The agreement of Stark to purchase $4.0 million of Series A Convertible Preferred Stock to assist the Bank in complying with the terms of an agreement with the Office of the Comptroller of the Currency requiring an improvement in the Bank’s capital ratios.

The discussion of factors considered by PFI’s Board of Directors is not exhaustive, but includes all material factors considered by its members. In approving the Merger Agreement, PFI’s Board of Directors did not quantify or assign any specific or relative weights to the various factors considered. Rather, the PFI Board of Directors based its recommendation on the totality of information presented to it. Individual directors may have weighted factors differently. All of the material factors concerning the proposed merger considered by the PFI Board of Directors supported the Board’s decision to recommend the transaction to its stockholders. The PFI Board of Directors is not aware of any factor that failed to support its determination.

Opinion of Hovde Financial, LLC

PFI engaged Hovde to render financial advisory and investment banking services to and at the request of PFI. Hovde agreed to assist PFI in analyzing, structuring, negotiating and effecting a transaction. PFI selected Hovde because Hovde is a nationally recognized investment-banking firm with substantial experience in transactions similar to the merger and is familiar with PFI and its business. As part of its investment banking business, Hovde is continually engaged in the valuation of financial businesses and their securities in connection with mergers and acquisitions.

As part of its engagement, representatives of Hovde participated in the meeting of PFI’s Board of Directors held on November 30 2005, at which PFI’s Board of Directors evaluated the proposed merger. At this meeting, Hovde reviewed the financial aspects of the proposed merger and rendered a verbal opinion, subsequently confirmed in writing that, as of such date, the consideration to be received by PFI stockholders in the merger was fair to those stockholders from a financial point of view. PFI’s Board of Directors approved the Merger Agreement at this meeting.

The full text of Hovde’s written opinion, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Annex B and is incorporated by reference in this proxy statement. The summary of the Hovde opinion set forth herein is qualified in its entirety by reference to the full text of such opinion. PFI stockholders are urged to read the opinion carefully in its entirety.

Hovde’s opinion speaks only as of the date of the opinion. The opinion is directed to PFI’s Board of Directors and addresses only the fairness, from a financial point of view, of the merger consideration to the PFI stockholders. It does not address the underlying business decision to proceed with the merger and does not constitute a recommendation to any PFI stockholder as to how the stockholder should vote at the PFI special meeting on the merger or any related matter.

In rendering its opinion, among other things, Hovde:

•                                          reviewed the Merger Agreement and the Escrow Agreement;

•                                          reviewed certain historical publicly available business and financial information concerning PFI and Stark;

•                                          reviewed certain internal financial statements and other financial and operating data concerning PFI;

•                                          reviewed historical market prices and trading volumes of PFI common stock;

•                                          reviewed the terms of recent merger and acquisition transactions, to the extent publicly available, involving banks, thrifts and bank and thrift holding companies that it considered relevant;

•                                          reviewed recent transactions in Florida and the range of breakup fees related to those transactions;

•                                          analyzed certain financial projections prepared by the management of PFI;

•                                          held discussions with members of the senior management of PFI for the purpose of reviewing the future prospects of PFI, including financial forecasts;

•                                          analyzed the recent trading price of PFI common stock and compared those prices to the conversion price of the proposed Series A Convertible Preferred Stock to be purchased by Stark; and

•                                          performed such other analyses and considered such other factors as we have deemed appropriate.

Hovde also took into account its assessment of general economic, market and financial conditions, its experience in other transactions as well as its knowledge of the banking industry and general experience in securities valuations.

In rendering its opinion, Hovde assumed, without independent verification, the accuracy and completeness of the financial and other information and representations contained in the materials PFI and Stark provided to it and in the discussions with the managements of PFI and Stark. In that regard, Hovde assumed that the financial forecasts, including, without limitation, the projections regarding under-performing and nonperforming assets and net charge-offs were reasonably prepared on a basis reflecting the best currently available information and judgments and estimates of PFI and Stark and that such forecasts will be realized in the amounts and at the times contemplated thereby. Hovde does not have expertise in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and assumed that such allowances for PFI and Stark are in the aggregate adequate to cover such losses. Hovde was not retained to, and did not conduct, a physical inspection of any of the properties or facilities of PFI, Stark or their respective subsidiaries. In addition, Hovde did not review individual credit files nor did it make an independent evaluation or appraisal of the assets and liabilities of PFI, Stark or any of their respective subsidiaries and was not furnished with any such evaluations or appraisals.

Hovde further assumed that:

•                                          the merger will be consummated substantially in accordance with the terms set forth in the Merger Agreement;

•                                          the merger will be accounted for as a purchase under generally accepted accounting principles;

•                                          the merger is, and will be, in compliance with all laws and regulations that are applicable to PFI, Stark and their respective subsidiaries;

•                                          in the course of obtaining the necessary regulatory and governmental approvals, no restriction will be imposed on Stark or the surviving corporation that would have a material adverse effect on the surviving corporation or the contemplated benefits of the merger;

•                                          no change in applicable law or regulation would occur that would cause a material adverse change in the prospects or operations of Stark or the surviving corporation after the merger; and

•                                          no factors exist that would impede any necessary regulatory or governmental approval of the merger.

Hovde’s opinion was based solely upon the information available to it and the economic, market and other circumstances, as they existed on the date of its opinion. Events occurring and information that becomes available after the date of Hovde’s opinion could materially affect the assumptions and analyses used in preparing its opinion. Hovde did not undertake to reaffirm or revise its opinion or otherwise comment upon any events occurring or information that becomes available after the date of its opinion.

The following is a summary of the material financial and comparative analyses presented by Hovde in connection with its opinion to PFI’s Board of Directors. The summary includes information presented in a tabular format. In order to understand fully the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses.

Aggregate Consideration

The consideration upon which Hovde based its opinion consists of the following:

•                                          Based on the 4,494,365 shares of PFI common stock outstanding as of November 30, 2005, the PFI stockholders will receive $6.00 in cash for each share of common stock held by them on such date, or $26,966,190 in the aggregate.

•                                          Holders of options to purchase shares of PFI common stock having an exercise price less than the Per Share Merger Consideration at the effective time will receive cash in an amount equal to the difference between the Per Share Merger Consideration and the per share option exercise price, or $743,428 in the aggregate, less an escrow of at least $0.20 per share.

The aggregate cash consideration to be received for purposes of the Hovde opinion was assumed to be $27,709,618, based on the total amounts to be paid to stockholders and optionholders as discussed above.

Analysis of Select Merger and Acquisition Transactions

Hovde reviewed and analyzed the financial terms, to the extent publicly available and deemed relevant by it, for select mergers and acquisitions involving the sale of banks and thrifts  (i) nationwide since January 1, 2004 having total assets between $75 million and $300 million and a return on average assets under 0.00%, (ii) in the Southeast region of the United States (Florida, Georgia, Mississippi, Alabama, Missouri, Tennessee, South Carolina, North Carolina and Virginia) since January 1, 2003 having total assets less than $350 million and a return on average assets under 0.00%, and (iii) in Florida since July 1, 2001 (the date on which pooling accounting was no longer permitted) having total assets less than $350 million and a return on average assets under 0.20%. Hovde analyzed, among other things, acquisition price as a multiple of tangible book value and total assets, and premium to core deposits. Hovde was unable to determine the acquisition price as a multiple of the last twelve months of earnings because PFI incurred net losses during that period. Hovde’s analyses were based on its review of PFI’s financial information and financial information for other bank and thrift transactions obtained from SNL Securities, L.C., which compiles financial information concerning U.S. bank and thrift mergers and acquisitions. Hovde believes that its fairness opinion is supported by its analysis of these transactions.

The following tables provide a comparison of the financial terms of the merger against the financial terms of the select mergers and acquisitions Hovde reviewed in the course of preparing its opinion:

Select U.S. Banks & Thrifts With Assets Between $75 Million and $300 Million(1)

Multiple	Merger		Comparable Transactions
Price/Earnings	N/A		N/A
Price/Tangible Book Value (%)	185.8	%(2)	158.6%
Premium/Core Deposits (%)	11.7	%(2)	8.4%
Price/Assets (%)	14.3	%(2)	12.8%
Implied Total Deal Value			$24,152,000
Implied Deal Value Per Diluted Share			$5.26

(1) Based on an average transaction value of $17.4 million (14 transactions).

(2) Based on the tangible book value, core deposit and asset amounts reflected in PFI’s consolidated financial statements for the quarterly period ended September 30, 2005.

Select Southeastern U.S. Community Banks & Thrifts With Assets Under $350 Million(1)

Multiple	Merger		Comparable Transactions
Price/Earnings	N/A		N/A
Price/Tangible Book Value (%)	185.8	%(2)	160.2%
Premium/Core Deposits (%)	11.7	%(2)	7.4%
Price/Assets (%)	14.3	%(2)	12.3%
Implied Total Deal Value			$23,557,000
Implied Deal Value Per Diluted Share			$5.14

(1) Based on an average transaction value of $10.1 million (14 transactions).

(2) Based on the tangible book value, core deposit and asset amounts reflected in PFI’s consolidated financial statements for the quarterly period ended September 30, 2005.

Select Florida Banks & Thrifts With Assets Under $350 Million(1)

Multiple	Merger		Comparable Transactions
Price/Earnings	N/A		N/A
Price/Tangible Book Value (%)	185.8	%(2)	167.5%
Premium/Core Deposits (%)	11.7	%(2)	12.9%
Price/Assets (%)	14.3	%(2)	17.7%
Implied Total Deal Value			$29,411,000
Implied Deal Value Per Diluted Share			$6.36

(1) Based on an average transaction value of $11.0 million (5 transactions).

(2) Based on the tangible book value, core deposit and asset amounts reflected in PFI’s consolidated financial statements for the quarterly period ended September 30, 2005.

Analysis of Select Publicly-Traded Reference Companies

Hovde also prepared a premium-to-market value analysis for publicly traded bank transactions announced in Florida since January 1, 2003 involving banks with less than $3 billion in assets and a return on assets of less than 1.00%. A summary of the analysis is provided in the following table:

Buyer	Seller	Premium/Market Value (%)
First Busey Corp.	Tarpon Coast Bancorp	32.7%
Colonial BancGroup Inc.	FFLC Bancorp, Inc.	15.9%
South Financial Group Inc.	Pointe Financial Corp.	14.6 &
South Financial Group Inc.	Florida Banks Inc.	26.5%
SouthTrust Corp.	FloridaFirst Bancorp Inc.	(9.6)%
South Financial Group Inc.	CNB Florida Bancshares Inc.	9.5%
BB&T Corp.	Republic Bancshares Inc.	6.9%
	Average	13.8%
	Median	14.6%

Discounted Cash Flow Analysis

Hovde estimated the present value of each share of PFI common stock by estimating the value of PFI’s estimated future earnings stream beginning in 2005. Reflecting PFI’s internal projections and Hovde estimates, Hovde assumed net income in 2005, 2006, 2007, 2008, and 2009 of ($1.02) million, $0.46 million, $0.90 million, $1.66 million, and $2.43 million, respectively. The present value of these earnings was calculated based on a range of discount rates of 13.0%, 14.0%, 15.0%, 16.0%, and 17.0%, respectively. In order to derive the terminal value of PFI’s earnings stream beyond 2009, Hovde assumed a terminal value based on the 15 year Florida average takeout price-to-earnings multiple of 22.7x and a corresponding range of between 21.0x - 25.0x, which was then applied to free cash flows in 2009. The present value of this terminal amount was then calculated based on the range of discount rates mentioned above. These rates and values were chosen to reflect different assumptions regarding the required rates of return of holders or prospective buyers of PFI’s common stock. This analysis and its underlying assumptions yielded a range of value for all the shares of PFI’s stock of approximately $4.80 per diluted share (at a 17.0% discount rate and a 21.0x terminal multiple) to $6.70 per diluted share (at a 13.0% discount rate and a 25.0x terminal multiple) with a midpoint of $5.61 per diluted share (using a 15.0% discount rate and a 22.7x terminal multiple), compared to the Per Share Merger Consideration of $6.00.

Material Terms of the Merger Agreement and Related Agreements

The following is a brief summary of the material terms of the Merger Agreement and related agreements. This summary is qualified in its entirety by reference to the Merger Agreement and the amendment attached to this proxy statement as Annex A and the form of Escrow Agreement attached to this proxy statement as Annex D. We urge you to read the Merger Agreement and amendment and the form of Escrow Agreement carefully.

Merger Consideration

As a result of the merger, PFI will be merged with and into SBG II. Each share of PFI common stock will then be converted into $6.00, subject to adjustment as follows:

•                                          In the event that PFI’s Final Stockholders Costs (as defined in Section 2.7(b) of the Merger Agreement) are in excess of $3.0 million, the merger consideration of $27,709,618 will be reduced by the amount that such costs exceed $3.0 million. Such costs, which management currently estimates will range from approximately $2,790,167 to $3,012,428 in the aggregate, are as follows:

•                                          All legal accounting, consulting fees and expenses incurred by PFI or any subsidiary in connection with the negotiation, approval, execution or compliance with the Merger Agreement or the Escrow Agreement, and in the case of the Escrow Agreement, at the option of PFI, the fees of the escrow agent under the Escrow Agreement, which, when taken together, management estimates will range from $277,000 to $350,000;

•                                          All broker fees and expenses incurred by PFI or its subsidiaries in connection with this transaction (including but not limited to any fees payable to Hovde), which, when taken together, management estimates will total $404,000;

•                                          Any costs or expenses incurred by the PFI or its subsidiaries as a result of the (a) change in control, (b) stay bonus, (c) bonus, (d) incentive compensation or (e) other compensation that accrues as a result of the consummation of the merger, including but not limited to any compensation due to Mr. Howard Montgomery or Mr. Howard Nathan pursuant to employment contacts dated August 1, 2004 and September 27, 2004, respectively, which, when taken together, management estimates will total $580,000; provided, however, that any stay bonuses or similar compensation approved in writing or granted by Stark will not be included in the calculation of Final Stockholders Costs;

•                                          The difference between the Per Share Merger Consideration and the exercise price for any options exercised between January 1, 2005 and the effective time of the merger, and the costs or expenses related to the settlement of outstanding stock options to be paid by SBG II pursuant to Section 2.6 of the Merger Agreement, which, when taken together, management estimates will range between $678,767 and  $743,428;

•                                          Any cost or expenses related to the termination of any leases listed on Schedule 2.7(b)(vi) to the Merger Agreement and agreed to by Stark prior to the expiration of the due diligence period, which, when taken together, management estimates will range between $400,000 and $425,000;

•                                          Any and all costs or expenses and anticipated costs and expenses for tail insurance related coverage required to be provided by Stark pursuant to Section 7.4 of the Merger Agreement, which, when taken together, management estimates will total $145,000;

•                                          Any and all loss, discount or reserve incurred by PFI or any PFI subsidiary as a result of the sale of the marine loan portfolio, which, when taken together, management estimates will range between $290,400 and  $350,000; and

•                                          The payment of any compensation to any officer or employee of the marine lending department of the Bank on or after November 28, 2005, which, when taken together, management estimates will total $15,000.

•                                          If the Bank is required to repurchase any of the marine loans sold to Morgan Keegan and the Bank still owns such loans prior to the closing, then PFI may, in lieu of adding the aggregate amount of the repurchased loans to PFI Final Stockholders Costs, reduce the Merger Consideration by such amount and deposit such amount in escrow for distribution in accordance with the terms of the Escrow Agreement. For a period of 45 days after the closing of the merger, the stockholder representative under the Escrow Agreement may to attempt to sell the loan or loans that are the subject of the claim to a third party at a price determined by the stockholder representative. If such loans are sold, the net proceeds will be distributed to the stockholders under the terms of the Escrow Agreement.

•                                          The Merger Consideration shall be reduced further by an amount equal to the following:

•                                          $0.20 multiplied by the number of the shares of PFI common stock outstanding as of the effective time, plus

•                                          the amount of any disputed PFI Final Stockholders Cost withheld from the Merger Consideration.

Such amounts will be held, and later distributed, in accordance with the terms of the Escrow Agreement.

Dissenting shares for which a PFI stockholder has properly exercised dissenters’ rights will not be converted into a right to receive the Per Share Merger Consideration, but will instead entitle their holders to receive such consideration as shall be determined pursuant to the DGCL. However, if after the effective time a holder of dissenting shares fails to perfect or withdraws or loses its right to appraisal, such shares will be treated as if they had converted as of the effective time into a right to receive the Per Share Merger Consideration, without interest, and will no longer be dissenting shares. For a more complete summary concerning dissenters’ rights of appraisal under Delaware law, see “The Merger—Material Terms of the Merger Agreement and Related Agreements—Dissenters’ Rights of Appraisal,” beginning on page 40.

Treatment of PFI Stock Options

Under the Merger Agreement, each option to purchase PFI common stock outstanding as of the effective time of the merger will cease to exist. Any options having an exercise price less than the Per Share Merger Consideration shall be converted into the right to receive an amount equal to the difference between the Per Share Merger Consideration and the per share option exercise price, minus an escrow of $0.20 per share to cover possible liabilities from the sale of certain marine loans and any additional amounts escrowed pursuant to the Merger Agreement with respect to disputed costs. Within 10 business days after the effective time of the merger, Stark will issue checks to each optionholder for the amount owed to each of them.

Reclassifications, Recapitalizations, Etc.

If, between the date of the Merger Agreement and the effective time of the merger, the outstanding shares of PFI common stock shall be changed into a different number of shares by reason of any reclassification, recapitalization or combination, stock split, reverse stock split, stock dividend or rights issued in respect of such stock, or any similar event shall occur, appropriate adjustments will be made to the Per Share Merger Consideration.

Procedures for PFI Stockholders to Receive Payment

Promptly after the effective time of the merger, either Stark or SBG II shall arrange for the Exchange Agent to mail a letter of transmittal to each person who, as of the effective time of the merger, owned shares of PFI common stock. The letters of transmittal will contain instructions for the surrender of the PFI common stock certificates for cancellation. Each holder shall, upon surrender of the proper stock certificate, be entitled to receive payment from the Exchange Agent for the number of shares represented by the surrendered stock certificates. No interest will be paid or accrued on the consideration paid to the PFI stockholders in exchange for their surrendered certificates.

In the event any PFI common stock certificate is lost, stolen or destroyed, the Exchange Agent will pay the cash consideration to the person claiming the lost, stolen or destroyed common stock certificate only upon the (i) making of an affidavit of that fact by the person claiming such PFI common stock certificate to be lost, stolen or destroyed and (ii) the posting by such person of a bond in such amount as the exchange agent for the merger may direct as indemnity against any claim that may be made against it with respect to such stock certificate.

Representations and Warranties

The Merger Agreement contains statements and promises made by PFI about itself called representations and warranties. In addition, the Merger Agreement contains representations and warranties made by Stark. You can review the representations and warranties contained in Articles IV and V of the Merger Agreement attached to this proxy statement as Annex A. The representations and warranties will not survive after the completion of the merger or the termination of the Merger Agreement.

Sale of Series A Convertible Preferred Stock

Pursuant to the Merger Agreement, on December 15, 2005,  PFI issued and sold 40,000 shares of a newly-created class of Series A Preferred Convertible Stock (“Series A Stock”)  to Stark at a purchase price of $100 per share for a total purchase price of $4.0 million.

The Series A Stock is convertible into approximately 761,904 shares of PFI’s common stock, subject to adjustment, during certain periods described in the Certificate of Designation of the Powers, Preferences and Rights of Series A Convertible Preferred Stock pursuant to which the Series A Stock was authorized. PFI will be required to redeem the Series A Stock on the later of  six months following the termination of the Merger Agreement or October 1, 2006.

In connection with the sale of the Series A Stock, PFI and Stark entered into a Registration Rights Agreement dated as of December 15, 2005 pursuant to which PFI agreed, among other things, to: (i) register the PFI common stock issuable upon conversion of the Series A Stock under the Securities Act of 1933 upon demand of the holders of the Series A Stock after October 1, 2006; and (ii) to include in any registration statement otherwise filed by PFI after October 1, 2006 any shares of PFI common stock issuable upon conversion of the Series A Stock proposed to be included by the holders.

Conduct of Business Pending the Merger

PFI has agreed, during the period from the date of the Merger Agreement to the completion of the merger (except as expressly provided in the Merger Agreement and except as consented to by Stark), that it and the Bank will conduct their respective businesses in the ordinary course consistent with past practice. Specifically, PFI has agreed that it will not, without the prior consent of Stark:

•                                          declare or pay any dividends on, or make other distributions in respect of, any of its capital stock, except for dividends payable on the Series A Convertible Preferred Stock issued to Stark on December 15, 2005;

•                                          repurchase, redeem or otherwise acquire any shares of the capital stock of PFI or the Bank, or any securities convertible into or exercisable for any shares of the capital stock of PFI or the Bank;

•                                          split, combine or reclassify any shares of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

•                                          except as disclosed in the disclosure schedules of PFI attached to the Merger Agreement, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing;

•                                          amend its Certificate of Incorporation, Amended and Restated Bylaws or other similar governing documents;

•                                          make any capital expenditures other than those which (i) are made in the ordinary course of business or are necessary to maintain existing assets in good repair and (ii) in any event are in an amount of no more than $100,000 in the aggregate;

•                                          enter into any new line of business;

•                                          acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings or in the ordinary course of business consistent with past practices;

•                                          take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in the Merger Agreement being or becoming untrue in any material respect, or in any of the conditions to the merger not being satisfied;

•                                          change its methods of accounting in effect at December 31, 2004, except as required by changes in GAAP or regulatory accounting principles as concurred to by PFI’s independent auditors;

•                                          except as required by applicable law, as set forth in Section 4.18 of the Merger Agreement, or as required to maintain qualification pursuant to the Internal Revenue Code of 1986, as amended (the “Code”), adopt, amend, or terminate any employee benefit plan or any agreement, arrangement, plan or policy between PFI or one or more of its current or former directors, officers or employees or any affiliate of any such person;

•                                          except for normal increases in the ordinary course of business consistent with past practice (including, but not limited to, the payment of bonuses to employees of PFI) or except as required by applicable law, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any employee plan or agreement as in effect as of the date of the Merger Agreement (including, without limitation, the granting of any stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares);

•                                          other than activities in the ordinary course of business consistent with past practice, sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its material assets, properties or other rights or agreements;

•                                          other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

•                                          file any application to relocate or terminate the operations of any of its banking offices;

•                                          create, renew, amend or terminate or give notice of a proposed renewal, amendment or termination of, any contract, agreement or lease for goods, services or office space, involving payments thereunder by PFI or the Bank in excess of $100,000 per year, to which PFI or the Bank is a party or by which PFI or the Bank or their respective properties are bound, other than the renewal in the ordinary course of business of any lease the term or option to renew of which expires prior to the closing date;

•                                          incur any indebtedness for borrowed money or assume, guaranty, endorse or otherwise as an accommodation become responsible for the obligations of any other person, except for (i) in connection with banking transactions in the ordinary course of business, or (ii) short-term borrowings (including refinancings thereof) made at prevailing market rates and terms consistent with prior practice or (iii) interbank borrowings made in the ordinary course of its banking business;

•                                          compromise or otherwise settle or adjust any assertion or claim of a material deficiency in taxes (or interest thereon or penalties in connection therewith), extend the statute of limitations with any tax authority or file any pleading in court in any tax litigation or any appeal from an asserted deficiency, or file or amend any income or other material federal, foreign, state or local tax return, or make any material tax election that is inconsistent with PFI’s current tax election practices or that concerns a matter as to which PFI has no current tax election practice;

•                                          change its tax or accounting policies and procedures or any method or period of accounting unless required by GAAP, regulatory accounting principles, changes in applicable law or any governmental entity;

•                                          other than in the ordinary course and in compliance with applicable law, grant or commit to grant any extension of credit or amend the terms of any such credit outstanding on the date hereof to any executive officer, director or holder of 10% or more of the outstanding PFI common stock, or any affiliate of such person;

•                                          except as provided in the disclosure schedules of PFI attached to the Merger Agreement, adopt or enter into any new employment agreement or other employee benefit plan or arrangement or amend or modify any employment agreement or employee benefit plan or arrangement of any such type except for such amendments as are required by applicable law;

•                                          grant any person a power of attorney or similar authority, other than in the ordinary course of business consistent with past practice;

•                                          make any investment by purchase of stock or securities (including an investment security), contributions to capital, property transfers or otherwise in any other person, except for federal funds, obligations of the United States Treasury or an agency of the United States Government the obligations of which are entitled to or implied to have the full faith and credit of the United States government and which have an original maturity not in excess of one year, bank qualified investment grade municipal bonds, in any case, in the ordinary course of business consistent with past practices and which are not designated as trading;

•                                          amend, modify or renew any material contract or enter into any agreement or contract that would be required to be disclosed as a material contract under Section 4.19 of the Merger Agreement, in an amount up to $300,000 where the threshold amount in such section is either $25,000 or $300,000;

•                                          settle any material claim, action or proceeding involving any material liability for monetary damages or enter into any settlement agreement containing material obligations;

•                                          make, acquire a participation in, or reacquire an interest in a participation sold of, any loan, commitment to make a loan or other extension of credit, that is not in compliance with its normal credit underwriting standards, policies and procedures as in effect at the time of such loan, participation or other extension of credit;

•                                          enter into, renew or increase any loan or credit commitment (including letters of credit) to, or invest or agree to invest in any person or entity or modify any of the material provisions or renew or otherwise extend the maturity date of any existing loan or credit commitment in an amount in excess of $300,000 or in any amount which, when combined with any and all loans or credit commitments of PFI and the Bank to such person or entity, would be in excess of $300,000; provided, however, that PFI and the Bank may, without Stark’s consent, renew any loan to an existing customer so long as such renewal is consistent with past practices and the customer has not been on the Bank’s credit watch list during the past two years; provided further that PFI or the Bank has notified Stark of its intent to make such loan and Stark has not reasonably objected to such loan within two business days;

•                                          make a loan in excess of $300,000 that is not in accordance with lending policies in effect as of December 31, 2004, unless PFI or the Bank has notified Stark of its intent to make such loan and Stark has not reasonably objected to such loan within two business days;

•                                          make a loan or other extension of credit in excess of $300,000  to any person or entity on the Bank’s credit watch list;

•                                          grant any employee a severance payment or bonus in connection with said employee’s termination; or

•                                          agree to do any of the foregoing.

Stark has agreed it will not, and will not permit SBG II or any of its other subsidiaries to:

•                                          except for regular quarterly dividends consistent with past practice, declare or pay any dividends on or make any other distributions in respect of any of its capital stock;

•                                          take any action that is intended or may reasonably be expected to result in (i) any of its representations and warranties set forth in the Merger Agreement being or becoming untrue, or (ii) any of the conditions to the merger set forth in Article VIII of the Merger Agreement not being satisfied; or

•                                          take any action or enter into any agreement that could reasonably be expected to jeopardize or materially delay the receipt of any regulatory approvals required to complete the merger.

To review all of the covenants and agreements contained in the Merger Agreement, you should read Article VI of the Merger Agreement and the amendment which modifies certain of the covenants and agreements, which are  attached to this proxy statement as Annex A.

Non-Solicitation

PFI agreed that neither it nor any of its directors, officers, agents, affiliates or representatives, sometimes referred to as representatives, would, directly or indirectly, initiate, solicit, encourage or knowingly facilitate (including by way of furnishing information) any inquiries with respect to or the making of any acquisition proposal for PFI. An acquisition proposal means a proposed tender offer, written agreement, understanding or other proposal of any nature pursuant to which any person or group, would directly or indirectly:

•                                          acquire or participate in a merger, share exchange, consolidation or any other business combination involving PFI or the Bank;

•                                          acquire the right to vote 20% or more of the outstanding voting securities of PFI or the Bank;

•                                          acquire 20% or more of the assets or earning power of PFI or of the Bank; or

•                                          acquire in excess of 20% of any class of capital stock of PFI or the Bank.

PFI also agreed that it would immediately discontinue any activities, discussions, or negotiations with any parties with respect to any acquisition proposal.

PFI agreed to promptly communicate to Stark any acquisition proposal it receives. PFI may, in response to an unsolicited written proposal with respect to an acquisition proposal from a third party, furnish information to, and negotiate, explore or otherwise engage in substantive discussions with such third party, and enter into any such agreement, arrangement or understandings, and recommend the approval of such acquisition proposal, in each case, only if PFI’s Board of Directors determines in good faith by majority vote, after consultation with its financial advisors and outside legal counsel, that failing to take such action would be a breach of the fiduciary duties of PFI’s Board of Directors to its stockholders. In the event that PFI enters into an agreement with respect to such an acquisition proposal, it may terminate the Merger Agreement.

In the event PFI’s Board of Directors, after consultation with its financial advisors and outside legal counsel, determines in good faith that it would result in a violation of its fiduciary duties under applicable law to recommend the Merger Agreement and the merger to PFI’s stockholders for their approval, then in submitting the Merger Agreement to the stockholders, PFI may submit the Merger Agreement without recommendation of approval, in which case the Board of Directors may communicate the basis for its lack of a recommendation of approval to the stockholders in the proxy statement or an appropriate amendment or supplement thereto to the extent required by law.

Indemnification and Insurance

Stark agreed that it will, for a period of six years after the effective time of the merger, indemnify all individuals who served as directors or officers of PFI on or before the date the merger was completed, to the extent such indemnification is authorized by the Certificate of Incorporation or Bylaws of PFI, or pursuant to the DGCL. In addition, Stark agreed to obtain directors’ and officer’s tail coverage insurance for the current and former directors and officers of PFI relating to their service prior to the effective time of the merger. This insurance is required to be substantially similar in all material respects to the insurance coverage provided to them prior to the consummation of the merger. The cost of the premium for this tail coverage insurance will be included in the calculation of Final Stockholders Costs.

To review all of the limitations related to indemnification and the provision of insurance coverage, you should read Section 7.4 of the Merger Agreement attached to this proxy statement as Annex A.

Sale of the Marine Loan Portfolio to Morgan Keegan

On December 7, 2005, the Bank entered into a purchase agreement with Morgan Keegan Mortgage Company, Inc., sometimes referred to as Morgan Keegan, pursuant to which Morgan Keegan purchased the boat loan portfolio held by the Bank. Under the agreement, Morgan Keegan has a period of three months after the sale to review the loan portfolio to determine whether each loan conforms to certain required characteristics. If any loan does not meet the required characteristics, Morgan Keegan will notify the bank within 15 days after the end of the three month review period. If the Bank cannot demonstrate that such loans do meet the required characteristics within 15 days after receipt of notice from Morgan Keegan, it will be required to repurchase such loans.

In addition, the Bank and Morgan Keegan agreed to indemnify, defend and hold harmless the other party against, among other things, breaches of its representations, warranties, covenants and agreements set forth in the purchase agreement and certain liabilities of the other party. The indemnification obligation will expire five years after the date of the purchase.

Escrow Agreement

Upon  the completion of the merger, PFI and Stark will enter into an Escrow Agreement with Northern Trust Company, as trustee. Stark will deposit into escrow an amount equal to $.20 for each outstanding share of PFI common stock and each option which is being cashed out in the merger and any additional amounts escrowed pursuant to the Merger Agreement with respect to disputed stockholder costs and, at the option of PFI, an amount equal to the amount paid to repurchase any boat loans repurchased by the Bank from Morgan Keegan and not sold at the effective time of the merger. The escrowed amounts will be held to resolve the following:

•                                            any claims for indemnification that may arise under the Morgan Keegan purchase agreement stock, including claims by Morgan Keegan to repurchase any of the loans;

•                                            any disputed stockholder costs; and

•                                            any boat loans repurchased by the Bank from Morgan Keegan prior to the merger and not sold within 45 days after the completion of the merger.

Upon resolution of claims under the Escrow Agreement, amounts will be distributed to Stark and/or the stockholders, as applicable. Any cash held in the escrow, after settlement of any claims of Stark covered by the escrow, will be paid to stockholders following termination of the escrow in December 2010.

Charles C. Huffman, the Chairman of the Board, President and Chief Executive Officer of PFI, will be designated as the stockholder representative to act on behalf of the stockholders under the Escrow Agreement. The stockholders representative will not be liable to any stockholder for actions taken or omitted to be taken in his capacity as stockholder representative. The stockholder representative will be entitled to be indemnified for all claims and costs, including legal fees, arising out of or relating to the performance by the stockholders representative of his duties under the Escrow Agreement, which indemnification and reimbursement shall be payable from any escrow funds determined to be payable to the stockholders pursuant to this Agreement, provided however, that up to $25,000 of such indemnification and reimbursement shall be made from the escrow fund prior to any such determination.

The foregoing does not constitute a complete summary of the terms of the Escrow Agreement and reference is made to the complete text of the agreement, a copy of which is attached hereto as Annex D.

Conditions to the Merger

The completion of the merger depends upon the satisfaction or waiver of a number of conditions, including:

•                                          the stockholders of PFI approve the Merger Agreement and the transactions contemplated therein;

•                                          no order, injunction, or decree has been issued shall be in effect that prevents the consummation of the merger;

•                                          no statute, rule, regulation, order, injunction, or decree shall have been enacted, entered, promulgated, or enforced by any governmental entity that prohibits, restricts, or makes illegal the consummation of the merger;

•                                          the parties shall have received all governmental approvals and other consents necessary for the merger;

•                                          PFI and Stark perform all material acts that are required to be performed by them under the Merger Agreement;

•                                          the representations and warranties of PFI and Stark contained in the Merger Agreement are true and correct as of the closing date; and

•                                          expiration of the “look back period” for the return or repurchase of any loan in the marine loan portfolio of PFI, which was sold to Morgan Keegan.

To review all of the conditions contained in the Merger Agreement, you should read Article VIII of the Merger Agreement, which is attached to this proxy statement as Annex A.

Closing Date and Effective Time

The closing of the merger will take place in Des Moines, Iowa on the last business day of the month after the satisfaction or waiver of the conditions to closing stated in the Merger Agreement, unless Stark and PFI agree in writing to another date, time or place. Contemporaneously with the closing of the merger, the parties will file articles of merger (or their equivalent) with the States of Iowa and Delaware. The merger will take effect at the time those filings are made.

Termination of the Merger Agreement

The Merger Agreement may be terminated if PFI and Stark mutually agree in writing to do so, as authorized by a majority vote of their respective Boards of Directors. In addition, the Merger Agreement may be terminated by either PFI or Stark:

•                                          within 30 days after the date on which any request or application for a regulatory approval was denied or withdrawn at the request or recommendation of the applicable governmental entity, unless within the 30-day period following such denial or withdrawal a petition for rehearing or an amended application has been filed, and provided that no party shall have such right of termination if such denial or withdrawal is due to the failure of the party seeking termination to perform or observe the covenants and agreements of such party set forth in the Merger Agreement;

•                                          if any governmental entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the merger;

•                                          if the merger is not consummated on or before the Termination Date, unless the failure of the closing to occur by such date shall be due to the failure of the party seeking termination to perform or observe its covenants and agreements set forth in the Merger Agreement;

•                                          if PFI has not obtained the approval of its stockholders; or

•                                          in event of a material breach of any of the representations, warranties, covenants or agreements set forth in the Merger Agreement on the part of the other party, and such breach is not cured within 30 days following the giving of such written notice, or which, by its nature, cannot be cured prior to the closing; provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement.

In addition, the Merger Agreement can be terminated:

•                                          by PFI, if PFI enters into another agreement with respect to an acquisition proposal, as permitted by Section 7.3(c) of the Merger Agreement; or

•                                          by Stark, if PFI’s Board of Directors, in accordance with Section 7.3(d) of the Merger Agreement, does not recommend the Merger Agreement and the merger to PFI stockholders for their approval.

Termination and Breakup Fees

Under certain circumstances, PFI is liable for termination and breakup fees as follows:

•                                          PFI shall pay to Stark a termination fee of $1,000,000 if PFI terminates the Merger Agreement because it entered into another agreement with respect to an acquisition proposal.

•                                          PFI shall pay to Stark a breakup fee of $250,000 if (i) PFI or Stark terminate the Merger Agreement for any reason or (ii) the effective time of the merger is later than the Termination Date. PFI deposited the breakup fee with Stark upon Stark’s purchase of $4,000,000 of Series A Convertible Preferred Stock of PFI on

December 15, 2005. If the transactions contemplated by the Merger Agreement close prior to the Termination Date, Stark will return the breakup fee to PFI.

Voting Agreements

On November 30, 2005, Charles C. Huffman and Robert C. Huffman, Jr., each a director of PFI, James J. Crandall, Jr., a director of the Bank, and Jennifer A. Goldstein, who is the daughter of Charles C. Huffman and sister of Robert C. Huffman, Jr., entered into voting agreements with Stark under which each of them agreed, among other things, to vote all of the shares of PFI common stock beneficially owned by them (collectively 2,247,505 shares, or more than 50% of the issued and outstanding shares of PFI common stock) in favor of the Merger Agreement and the merger. Such shares are sufficient to approve the Merger Agreement and the merger even if all other PFI stockholders vote against the proposal.

Each of the above named individuals agreed that he or she would vote for the approval of the Merger Agreement and the merger at any meeting of the PFI stockholders held for that purpose. In addition, each of them agreed that, except as provided in Section 7.3 of the Merger Agreement, (i) he or she would not solicit any inquiries or proposals from, or enter into or continue any discussions, negotiations or agreements with, any party other than Stark for the sale of PFI’s stock or a significant amount of PFI’s assets other than in the ordinary course of business, (ii) he or she would vote against any such proposal or transaction, and (iii) he or she would not contract to sell or otherwise transfer or dispose of his or her PFI common stock or voting rights with respect thereto, except in connection with the merger, with SBG II’s consent, or by operation of law.

Stark is required to indemnify each of the individuals signing the voting agreements from any claims arising in connection with the execution, delivery and performance of the voting agreements, provide that the individual is not in breach of certain representations made in the voting agreement.

Charles C. Huffman’s voting agreement contains provisions in addition to those described above. His voting agreement includes a representation and warranty that he has no knowledge of any claim which he may have against or concerning PFI, Stark, SBG II, or any of their subsidiaries, affiliates, partners, directors, officers, employees, successors and assigns (the “Surviving Group”), arising from (i) his rights as a PFI stockholder, (i) his rights as a director or officer of PFI or the Bank (except for his rights to compensation and indemnification under the Merger Agreement), (iii) PFI’s obligations with respect to stock options issued to him, and (iv) the merger itself (except for payment of the Per Share Merger Consideration and indemnification). Charles C. Huffman’s voting agreement also includes a provision that requires him to not join in and, if applicable, to opt out of any shareholder derivative action or class action brought against the Surviving Group after the completion of the merger. Stark will indemnify him if he is named as a defendant in such an action.

Consulting Agreement

On January 30, 2006, the Bank entered in to a consulting agreement with Stark Consulting Group, Ltd. (the “Consultant”), a wholly-owned subsidiary of Stark, pursuant to which the Consultant will identify best practices / profit improvement opportunities and operating efficiencies for the Bank. Based on the work outlined, the Consultant estimates that the project will take approximately four months to complete. At the conclusion of the review, the Consultant will document its findings, recommendations, and benefits for each of the quantified improvement opportunities. All decisions regarding accepting or rejecting the recommendations will be made solely by the management and/or the board of directors of Bank.

The Bank will pay the Consultant fees as follows: 25% of the first year’s savings achieved as the result of an action plan agreed to by the Bank based on recommendations made by the Consultant, payable within five months after the end of such first year, 20% of the first years savings, payable one year thereafter and 10% of the first years savings, payable two years thereafter. Expenses for project related travel, report production, etc., are included in the professional fees.

Dissenters’ Rights of Appraisal

If the merger is consummated, dissenting holders of PFI common stock who strictly comply with the procedures specified in Section 262 of the DGCL within the appropriate time periods will be entitled to have their shares of stock appraised by the Delaware Court of Chancery and to receive the “fair value” of such shares in cash as determined by the court, together with a fair rate of interest, if any, as determined by the court, in lieu of receiving the Per Share Merger Consideration. Dissenting shares for which a PFI stockholder has properly exercised dissenters’ rights will not be converted into a right to receive the Per Share Merger Consideration, but will instead entitle their holders to receive such consideration as shall be determined pursuant to the DGCL. However, if after the effective time a holder of dissenting shares fails to perfect or withdraws or loses its right to appraisal, such shares will be treated as if they had converted as of the effective time into a right to receive the Per Share Merger Consideration, without interest, and will no longer be dissenting shares.

The following discussion is not a complete summary of the law relating to appraisal rights under Delaware law and is qualified in its entirety by reference to the text of Section 262 of the DGCL, a copy of which is attached to this proxy statement as Annex C.

Under Section 262 of the DGCL, where a proposed merger is to be submitted for approval at a meeting of stockholders, as is the case of the special meeting, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that such appraisal rights are available and include in such notice a copy of Section 262 of the DGCL. This proxy statement shall constitute such notice to PFI stockholders. PFI stockholders intending to exercise appraisal rights should carefully review Annex C. Failure to follow precisely any of the statutory procedures set forth in Annex C may result in a termination or waiver of these rights.

All references to a “stockholder” are to the record holder of the shares of PFI common stock as to which appraisal rights are asserted. A person having a beneficial interest in shares of PFI common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow properly the steps summarized below and to perfect in a timely manner appraisal rights.

The following is a summary of the steps you must take if you are a PFI stockholder and you wish to exercise your appraisal rights. This summary may not be complete and is qualified in its entirety by reference to the full text of Section 262 of the DGCL, which is attached to this proxy statement as Annex C. Because of the complexity of the procedures for exercising appraisal rights, if you are considering exercising such rights, we urge you to seek the advice of legal counsel.

1.             You must make a written demand for appraisal.

You must deliver a written demand for appraisal of shares to PFI at 3767 Ranchero Drive, Ann Arbor, Michigan 48108, (800) 242-6698, Attention: Secretary, before the vote on the merger and the Merger Agreement is taken at the  special meeting. This written demand must be in addition to and separate from a vote against the merger and the Merger Agreement. A vote against the merger and the Merger Agreement alone will not constitute a valid demand for appraisal, and you therefore must provide a written demand separate from your proxy. A demand for appraisal must be signed, fully and correctly, by or for the stockholder exactly as the stockholder’s name appears on the stockholder’s stock certificates.

If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand must be executed by or for the fiduciary, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal on behalf of a stockholder of record; however, in the demand, the agent must identify the record owner or owners and expressly disclose that the agent is executing the demand as an agent for the record owner or owners.

A record holder, such as a broker, who holds shares as nominee for several beneficial owners may exercise appraisal rights for the shares held for one or more beneficial owners while not exercising rights for the shares held for other beneficial owners. In this case, the written demand should state the number of shares for which appraisal rights are being demanded. When no number of shares is stated, the demand will be presumed to cover all shares held in the name of the record owner. If you hold your shares in a brokerage account or other nominee form and wish to exercise your appraisal rights, we urge you to consult with your broker to determine the appropriate procedures for your broker or other nominee to make a demand for appraisal on your behalf.

Within 10 days after the effective date of the merger, SBG II, as the surviving corporation, must send a notice as to the effectiveness of the merger to each PFI stockholder who has made a written demand for appraisal in accordance with Section 262 of the DGCL and who has not voted in favor of the merger and the Merger Agreement. Within 120 days after the effective date of the merger, but not after, any stockholder who has satisfied the requirements of Section 262 of the DGCL may deliver to SBG II a written demand for a statement listing the aggregate number of shares not voted in favor of the merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. SBG II, as the surviving corporation in the merger, must mail such written statement to the dissenting stockholder no later than the later often days after such stockholder’s request is received by PFI or ten days after expiration of the period for delivery of a demand for appraisal under Section 262(d) of the DGCL.

2.             You must refrain from voting for approval of the merger.

You must not vote your shares of PFI common stock for approval of the Merger Agreement proposal. Because a signed proxy which does not contain voting instructions will, unless revoked, be voted in favor of approval of the merger and the Merger Agreement, if you wish to exercise the right to dissent from the merger and demand appraisal rights under Section 262 of the DGCL, you must either vote against the approval of the merger and Merger Agreement or abstain from voting on the merger and Merger Agreement proposal. If you do not return a signed proxy card, you will be deemed to have abstained from voting.

3.             You must continuously hold your shares of PFI common stock.

You must continuously hold your shares of PFI common stock from the date you make the demand for appraisal through the effective time of the merger. You will lose any right to appraisal for your shares if you sell or transfer your shares prior to the effective time of the merger.

4.             You must petition the Delaware Court of Chancery.

If you and PFI cannot agree on the fair cash value of your dissenting shares, then within 120 days after the effective time of the merger, but not after, either SBG II, as the surviving corporation in the merger, or any stockholder who has complied with the required conditions of Section 262 of the DGCL and who is otherwise entitled to appraisal rights, may file a petition in the Delaware Court of Chancery demanding that the court determine the value of the shares of PFI common stock held by all of the stockholders who are entitled to appraisal rights. SBG II has no intention at this time, nor any obligation, to file such a petition. Upon the filing of any petition by a stockholder in accordance with Section 262 of the DGCL, service of a copy must be made upon SBG II, which must, within 20 days after service, file in the office of the Register in Chancery in which the petition was filed, a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the fair value of their shares have not been reached by SBG II. If a petition is filed by SBG II, the petition must be accompanied by the verified list. The Register in Chancery, if so ordered by the court, will give notice of the time and place fixed for the hearing of such petition by registered or certified mail to SBG II and to the stockholders shown on the list at the addresses therein stated, and notice will also be given by publishing a notice at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware, or such publication as the court deems advisable. The forms of the notices by mail and by publication must be approved by the court, and the costs thereof will be borne by SBG II.

PFI stockholders seeking to exercise appraisal rights should not assume that the surviving corporation will file such a petition or that the surviving corporation will initiate any negotiations with respect to the fair value of dissenting shares. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL. The failure of a stockholder to do so within the period specified could nullify such stockholder’s previous written demand for appraisal. If no petition for appraisal is filed with the court within 120 days after the effective time of the merger, any stockholders’ rights of appraisal will cease.

5.             Appraisal of shares.

If a petition for appraisal is timely filed, the Delaware Court of Chancery, after a hearing on the petition, will determine which stockholders are entitled to appraisal rights and will determine the fair value of the shares owned by these stockholders, exclusive of any value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value and, if applicable, a fair rate of interest, the Delaware Court of Chancery is to take into account all relevant factors. The costs of the appraisal proceeding may be determined by the court and taxed against the parties, as the court deems equitable under the circumstances. Upon application of a dissenting stockholder, the court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including reasonable attorneys’ fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal. In the absence of a determination or assessment, each party bears his, her or its own expenses. If you are considering seeking appraisal you should be aware that the fair value of your shares as determined under Section 262 of the DGCL could be more than, the same as, or less than the Per Share Merger Consideration you would receive pursuant to the Merger Agreement if you did not seek appraisal of your shares. You should also be aware that financial advisor opinions are not opinions as to fair value under Section 262 of the DGCL.

6.             Withdrawal of demand.

You may withdraw your demand for appraisal and accept the Merger Consideration by delivering to PFI a written withdrawal of your demand, except that (i) any attempt to withdraw your demand for appraisal made more than 60 days after the effective time of the merger will require the written approval of SBG II, as the surviving corporation and (ii) no appraisal proceeding in the Delaware Court of Chancery shall be dismissed as to any stockholder without the approval of the court, and such approval may be conditioned upon such terms as the court deems just. If SBG II does not approve your request to withdraw a demand for appraisal when such approval is required or if the Delaware Court of Chancery does not approve the dismissal of your appraisal proceeding, you would be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be lower than the value of the Per Share Merger Consideration. Failure to strictly comply with the procedures required by Section 262 of the DGCL for exercising appraisal rights will result in the loss of your statutory appraisal rights (in which event a PFI stockholder will be entitled to receive the applicable Per Share Merger Consideration with respect to such dissenting shares in accordance with the Merger Agreement). In view of the complexity of the provisions of Section 262 of the DGCL, PFI stockholders who are considering objecting to the merger are urged to consult their own legal advisors.

Material United States Federal Income Tax Consequences

The following discussion summarizes the material federal income tax consequences of the merger of PFI with and into SBG II, assuming that the merger is effected as described in the Merger Agreement and this proxy statement. This discussion is based on currently existing provisions of the Code, existing Treasury Regulations promulgated under the Code and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences of the merger to the stockholders of PFI.

This discussion does not address all U.S. federal income tax considerations that may be relevant to particular PFI stockholders in light of their individual circumstances or to PFI stockholders who are subject to special rules, such as:

•                                          financial institutions and mutual funds;

•                                          banks;

•                                          insurance companies;

•                                          investment companies;

•                                          retirement plans;

•                                          tax-exempt organizations;

•                                          dealers in securities;

•                                          traders in securities that elect to use a mark-to-market method;

•                                          persons that hold their PFI common stock as part of a straddle, a hedge against a currency risk or a constructive sale or conversion transaction;

•                                          persons that are or who hold their PFI common stock through partnerships or pass-through entities;

•                                          persons who are not citizens or residents of the United States or who are foreign corporations, foreign partnerships or foreign estates or trusts;

•                                          persons whose functional currency is not the U.S. dollar;

•                                          persons who hold PFI stock as qualified small business stock within the meaning of section 1202 of the Code;

•                                          persons who are subject to the alternative minimum tax provisions of the Code; or

•                                          persons who acquired their PFI common stock in connection with a stock option or stock purchase plan or in some other compensatory transaction.

This discussion assumes that PFI’s stockholders hold their shares of PFI common stock as capital assets. In addition, the following discussion does not address the tax consequences of the merger under foreign, state or local tax laws. Furthermore, the discussion does not address the tax consequences of transactions effected before, after or at the same time as the merger, whether or not they are in connection with the merger, including, without limitation, transactions in which persons acquire PFI common stock. PFI stockholders are urged to consult their tax advisors as to the U.S. federal income tax consequences of the merger, as well as the effects of state, local and non-U.S. tax laws and U.S. tax laws other than income tax laws.

The following U.S. federal income tax consequence will result to PFI stockholders:

•                                          A PFI stockholder who does not actually or constructively own any PFI common stock after the exchange of stock for cash will recognize capital gain or loss as a result of the merger in an amount equal to the difference, if any, between the amount of cash received and the PFI stockholder’s aggregate tax basis in the shares surrendered in exchange therefor. The gain or loss will be long-term capital gain or loss if the stockholder’s holding period is more than one year as of the date of the exchange.

Other relevant tax considerations in connection with the merger include the following:

In general, PFI stockholders receiving cash in the merger will be subject to information reporting to the Internal Revenue Service. In addition, backup withholding at the applicable rate (currently 28%) will generally apply if the exchanging PFI stockholder fails to provide an accurate taxpayer identification number or fails to properly certify that it is not subject to backup withholding (generally on a substitute IRS Form W-9). Certain holders (including, among others, non-U.S. holders and U.S. corporations) are not subject to information reporting or backup withholding, but they may still need to furnish a substitute IRS Form W-9 or W-8 or otherwise establish an exemption. Any amount withheld as backup withholding from payments to an exchanging PFI stockholder will be creditable against the PFI stockholder’s federal income tax liability, provided that it timely furnishes the required information to the Internal Revenue Service. PFI stockholders should consult their tax advisors as to their qualifications for exemption from backup withholding and the procedure for obtaining an exemption.

No ruling from the Internal Revenue Service has been or will be requested in connection with the merger.

The preceding discussion is intended only as a summary of the material United States federal income tax consequences of the merger and does not purport to be a complete analysis or discussion of all potential tax effects relevant thereto. Thus, PFI stockholders are urged to consult their own tax advisors as to the specific tax consequences to them of the merger, including tax return reporting requirements, the applicability and effect of foreign, federal, state, local and other applicable tax laws and the effect of any proposed changes in the tax laws.

Accounting Treatment

The merger will be accounted for under the purchase method of accounting. Accordingly, under generally accepted accounting principles, the acquired assets and assumed liabilities of PFI will be recorded on the books of the consolidated Stark entities at their fair values at the date the merger is completed. Any excess of the value of the consideration paid by Stark at the date the merger is completed over the fair value of the identifiable assets of PFI will be treated as goodwill and will be tested for impairment at least annually.

FINANCIAL INTERESTS OF CERTAIN DIRECTORS, OFFICERS AND EMPLOYEES OF PFI AND THE BANK  IN  MATTERS TO BE ACTED UPON

When you consider the recommendation of PFI’s Board of Directors, you should be aware that certain PFI and Bank directors, officers and employees, and certain of their family members, may have financial interests in the merger that are far different from your interests as a stockholder generally. The PFI Board of Directors was aware of these interests and considered them when it approved the Merger Agreement. These interests are summarized below.

•                                          Certain directors, officers and employees of PFI and the Bank, and certain of their family members, beneficially own 2,247,505 shares of PFI common stock, which represents more than 50% of the outstanding PFI common stock. These holders consist of Charles C. Huffman, the Chairman of the Board, President and Chief Executive Officer of PFI, his son, Robert C. Huffman, Jr., also a director of PFI, his daughter, Jennifer A. Goldstein and  James J. Crandall, Jr., a director of the Bank. Each of these holders has agreed in writing to vote in favor of the Merger Agreement, thus assuring its approval.

•                                          PFI and Bank directors, officers and employees hold “in the money” options to purchase 323,705 shares of PFI common stock at exercise prices ranging from $3.45 per share to $5.07 per share, which will be converted into the right to receive an amount equal to the difference between the Per Share Merger Consideration and the exercise price, less escrowed amounts. Assuming no adjustment to the Per Share Merger Consideration, these persons will  receive $743,428 for their “in the money” options, less escrowed amounts. Of this amount, approximately $54,025 will be paid for options that will vest by virtue of the merger. .

•                                          Assuming no adjustment to the Per Share Merger Consideration, directors and officers of PFI will in the aggregate receive $12,168,654 for their shares of PFI common stock and $637,539 for their “in the money” options, for a total of $13,356,193, less escrowed amounts.

•                                          Certain PFI executives have rights under employment, change in control and similar agreements between these executives and PFI. These agreements provide certain executives with severance benefits if their employment is terminated at or after the completion of the merger. The aggregate value of the severance, employment and change in control agreements is $580,000 and consist of the following:

•                                          PFI was party to an  employment agreement, dated August 1, 2004, with Mr. Howard B. Montgomery, the President of the Bank, that provided, among other things for  a bonus  of  $400,000 if the Bank was sold  for a multiple greater than 1.75 times its book value  On February 10, 2006, PFI entered into a severance agreement with Mr. Montgomery, Jr., who resigned as president of the Bank effective as of the close of business on  February 10, 2006. Under the  severance agreement, the Bank paid Mr. Montgomery a severance of $482,500 in satisfaction of amounts due or to become due to him under his employment agreement, including the bonus of $400,000 payable as a result of the merger. In addition, all of the 50,000 options to purchase PFI’s stock previously awarded to Mr. Montgomery became immediately exercisable and will not expire prior to the close of business on August 2, 2015, the original expiration date of the options. The severance agreement also contains a mutual release of claims.

•                                          PFI has also entered into an agreement, dated September 27, 2004, with Mr. Howard N. Nathan, the Chief Financial Officer of PFI. Under that agreement, Mr. Nathan is entitled to receive a cash bonus in a lump sum amount of $150,000 bonus payment if during his tenure as Chief Financial Officer PFI and/or the Bank is sold to a third party.

•                                          In addition to the agreements with Messrs. Montgomery and Nathan, PFI’s Board of Directors has authorized the payment of a stay bonus in the amount of $30,000 to Mr. Kenneth P. Werner, the Cashier and Senior Vice President of the Bank.

•                                          PFI directors and executive officers will be entitled to be indemnified by Stark under the Merger Agreement and also will be covered under a directors’ and officers’ liability insurance policy.

The Board of Directors of PFI was aware of these interests at the time the Merger was approved.

Recent Changes in Management of the Bank

 On December 9, 2005, Charles C. Huffman resigned as chief executive officer of the Bank. Mr. Huffman remains the Chairman, President and Chief Executive Officer of the PFI and the Chairman of the Bank

On February 10, 2006, Howard Montgomery resigned as president of the Bank effective as of the close of business on  February 10, 2006. Mr. Montgomery also resigned as a director of the Company and the Bank.

On December 9, 2005, the Bank appointed Kenneth Aschom, age 51, as chief executive officer of the Bank. Previously, Mr. Aschom was President of the Loan Production Office of First American Bank,  Naples, Florida, a wholly-owned subsidiary of Stark, since December  2004. From January 2004 to December 2004, Mr. Aschom was  Senior Vice President and Senior Private Banker of US Trust Company. From November 2001 to June 2004, Mr. Aschom was President of  AmSouth Bank, Naples Florida. From April 1999 to October 2001, Mr. Aschom was Senior Vice President  and Senior Wealth Management Executive, AmSouth Bank, for the West Coast of Florida.

Mr. Aschom is expected to serve as Market President of the Bank following the merger.

Mr. Aschom is an employee-at-will of the Bank and receives an annual salary of $152,000 in addition to benefits generally available to other employees.

Security Ownership of Certain PFI Beneficial Owners

The following table sets forth, as of the Record Date, the name and address of each person who owns of record or who is known by the Board of Directors to be the beneficial owner of more than 5% of PFI’s outstanding common stock, the number of shares beneficially owned by such person, and the percentage of PFI’s outstanding common stock owned.

Name and Address of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership		Percent of Common Stock Outstanding

Charles C. Huffman 3767 Ranchero Drive Ann Arbor, MI 48108	1,826,650	(1)	43.57%

Robert C. Huffman 3767 Ranchero Drive Ann Arbor, MI 48108	198,992	(2)	6.15%

(1)                                  Includes 9,900 shares of common stock owned by the spouse of Mr. Huffman for which Mr. Huffman disclaims beneficial ownership. Excludes 395,400 shares of commons tock that are held a trust for the benefit of his two adult children for which Mr. Huffman disclaims beneficial ownership. 183,592 shares of common stock held in these trusts are included in Robert C. Huffman’s total and 211,808 for the benefit of his daughter, Jennifer Goldstein, are not included in the table above.

(2)                                  Includes 183,592 shares of common stock held in a trust for his benefit.

Security Ownership by Directors and Executive Officers

The following table sets forth, as of the Record Date, and from information received from the respective individuals, the amount and percentage of the common stock beneficially owned by each director and all officers and directors as a group.  All shares are held individually unless otherwise indicated.  The percentage of outstanding stock owned is less than 1%, unless otherwise indicated.

Name of Individual	Direct Ownership of Pelican Financial (1)		Stock Options	Percent of Total (2)

Charles C. Huffman	1,826,650	(4)	131,500	40.64%
Robert C. Huffman	198,992	(3)	77,390	4.43%
Raleigh E. Allen, Jr.	687		10,035	0.01%
Timothy J. Ryan	1,000		3,785	0.02%
S. Lynn Stokes	185		12,070	—
Howard M. Nathan	385		—	—
Scott D. Miller	—		1,000	—
Kenneth Aschom	0		0	—

All directors and executive officers As a group (8 persons)	2,027,899(5)		235,780	45.13%

(1)                                  Unless otherwise indicated, includes all shares held directly by the named individuals as well as by spouses, minor children in trust, and other forms of indirect ownership, over which shares the named individual effectively exercises sole voting and investment power with respect to the indicated shares.

(2)                                  Based on number of shares outstanding on the Record Date, excluding unexercised stock options.

(3)                                  Includes 183,592 shares of common stock held in a trust for his benefit.

(4)                                  Includes 9,900 shares of common stock owned by the spouse of Mr. Huffman for which Mr. Huffman disclaims beneficial ownership. Excludes 398,384 shares of common stock that are held a trust for the benefit of his two adult children for which Mr. Huffman disclaims beneficial ownership. 183,592 shares of common stock held in these trusts are included in Robert C. Huffman’s total and 214,792 for the benefit of his daughter, Jennifer Goldstein, are not included in the table above.

(5)                                  Excludes 214,792 shares of common stock that are held in a trust for the benefit of his adult daughter, Jennifer Goldstein, not employed by the Company for which Mr. Huffman disclaims beneficial ownership.

WHERE YOU CAN FIND MORE INFORMATION

PFI files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). You may read and copy any reports, statements and other information we file with the Commission at the Commission’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Our filings with the Commission are also available on the Commission’s Internet site as part of the EDGAR database (www.sec.gov).

PFI has not authorized anyone to provide you with information that is different from what is contained in this proxy statement. You should not assume that the information contained in the proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement will not create any implication to the contrary.

Annex A

Agreement and Plan of Reorganization

AGREEMENT AND PLAN OF REORGANIZATION

among

STARK BANK GROUP, LTD.,

SBG II, LTD.,

and

PELICAN FINANCIAL, INC.

Dated as of November 30, 2005

ARTICLE I. DEFINITIONS AND INTERPRETATION
1.1.	Definitions
1.2.	Terms Defined Elsewhere
1.3.	Interpretation

ARTICLE II. PLAN OF MERGER
2.1.	The Merger
2.2.	Effective Time and Effects of the Merger
2.3.	Conversion of PFI Common Stock
2.4.	Articles of Incorporation and Bylaws
2.5.	Payment for Shares
2.6.	Stock Options
2.7.	Computation of Merger Consideration
2.8.	Determination of Final Stockholders’ Costs

ARTICLE III. DISCLOSURE SCHEDULES; STANDARDS FOR REPRESENTATIONS AND WARRANTIES
3.1.	Disclosure Schedules
3.2.	Subsidiaries

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF PFI
4.1.	Corporate Organization
4.2.	Capitalization
4.3.	Authority
4.4.	Consents and Approvals
4.5.	No Violations
4.6.	Licenses, Franchises and Permits
4.7.	Regulatory Reports
4.8.	Financial Statements
4.9.	Deposits
4.10.	Broker’s Fees
4.11.	Properties
4.12.	Undisclosed Liabilities
4.13.	Intellectual Property
4.14.	Condition of Fixed Assets and Equipment
4.15.	Absence of Certain Changes or Events
4.16.	Proceedings
4.17.	Taxes
4.18.	Employees
4.19.	Certain Contracts.
4.20.	Agreements with Regulatory Agencies
4.21.	Environmental Matters
4.22.	[Intentionally Omitted]
4.23.	Opinion
4.24.	Insurance
4.25.	[Intentionally Omitted]

4.26.	Loan and Investment Portfolio
4.27.	State Takeover Laws and Charter Provisions
4.28.	Sole Agreement
4.29.	Disclosure
4.30.	Absence of Undisclosed Liabilities
4.31.	Allowance for Loan Losses
4.32.	Compliance with Laws
4.33.	Material Contract Defaults
4.34.	Certain Regulatory Matters
4.35.	PFI Information
4.36.	Offices and ATMs
4.37.	Vote Required
4.38.	Power of Attorney
4.39.	Facts Affecting Regulatory Approvals
4.40.	Derivative Transactions
4.41.	Trust Powers
4.42.	Registration Obligation
4.43.	Controls and Procedures
4.44.	CRA, Anti-Money Laundering, OFAC and Customer Information Security
4.45.	Investment Management and Related Activities
4.46.	Marine Loan Portfolio
4.47.	[Intentionally Left Blank]
4.48.	Core Deposits

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF BUYER AND NEWCO
5.1.	Corporate Organization
5.2.	Authority; No Violation
5.3.	Consents and Approvals
5.4.	Funds
5.5.	Broker’s Fees
5.6.	Legal Proceedings
5.7.	Buyer Information
5.8.	Ownership of PFI Common Stock
5.9.	Approvals
5.10.	Disclosure
5.11.	Capitalization, Regulatory Issues
5.12	Employment of Directors and Executive Officers of PFI or Pelican

ARTICLE VI. COVENANTS RELATING TO CONDUCT OF BUSINESS
6.1.	Covenants of PFI
6.2.	Covenants of Buyer

ARTICLE VII. ADDITIONAL AGREEMENTS
7.1.	Regulatory Matters
7.2.	Access to Information
7.3.	Certain Actions

7.4.	Indemnification of PFI Directors and Officers
7.5.	Stockholder Meeting
7.6.	Legal Conditions to Merger
7.7.	Accounting Matters
7.8.	Employee Benefit Plans; Existing Agreements
7.9.	Additional Agreements
7.10.	[Intentionally Omitted]

ARTICLE VIII. CONDITIONS PRECEDENT
8.1.	Conditions to Each Party’s Obligation To Effect the Merger
8.2.	Conditions to Obligations of Buyer
8.3.	Conditions to Obligations of PFI

ARTICLE IX. TERMINATION AND AMENDMENT
9.1.	Termination
9.2.	Effect of Termination; Termination Fee
9.3.	Amendment
9.4.	Extension; Waiver
9.5.	Due Diligence Period, Preferred Stock Purchase

ARTICLE X. GENERAL PROVISIONS
10.1.	Closing
10.2.	Nonsurvival of Representations, Warranties and Agreements
10.3.	Expenses
10.4.	Notices
10.5.	Counterparts
10.6.	Entire Agreement
10.7.	Governing Law
10.8.	Severability
10.9.	Publicity
10.10.	Assignment; No Third Party Beneficiaries
10.11.	Jurisdiction
10.12.	Waiver of Jury Trial
10.13.	Attorneys’ Fees

Exhibit A	Form of Acceptance Certificate
Exhibit B	Escrow Agreement
Exhibit C	Designation of Preferred Stock Terms
Exhibit D	MK Contract
Exhibit E	Form of Opinion

AGREEMENT AND PLAN OF REORGANIZATION

This AGREEMENT AND PLAN OF REORGANIZATION (this “Agreement”), is made and dated as of November 30, 2005, among Stark Bank Group, Ltd., a Iowa Corporation (“Buyer”), SBG II, Ltd. an Iowa corporation and a wholly owned subsidiary of Buyer (“Newco”), and Pelican Financial, Inc., a Delaware corporation (“PFI”).

RECITALS

PFI owns all of the issued and outstanding stock of Pelican National Pelican, a national banking association (“Pelican”).

The Boards of Directors of Buyer, Newco and PFI have determined that it is in the best interests of their respective companies and their stockholders to consummate the business combination transaction provided for herein in which, subject to the terms and conditions set forth herein, PFI will merge with and into Newco (the “Merger”).

As an inducement and condition to Buyer and Newco entering into this Agreement, certain of the stockholders of PFI have agreed to vote all of their shares of PFI common stock which they are entitled to vote in favor of the transactions contemplated by this Agreement at the meeting of PFI Stockholders at which this Agreement is considered as set forth in the form attached hereto.

The parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

AGREEMENT

In consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I.  DEFINITIONS AND INTERPRETATION

1.1.                              Definitions.  The following terms shall have the indicated definitions.

Acquisition Proposal.  A proposed tender offer, written agreement, understanding or other proposal of any nature pursuant to which any Person or group, other than Buyer or any Buyer Subsidiary, would directly or indirectly (i) acquire or participate in a merger, share exchange, consolidation or any other business combination involving PFI or any PFI Subsidiary; (ii) acquire the right to vote 20% or more of the outstanding voting securities of PFI or any PFI Subsidiary; (iii) acquire 20% or more of the assets or earning power of PFI or of any PFI Subsidiary; or (iv) acquire in excess of 20% of any class of capital stock of PFI or any Subsidiary.

Affiliate.  With respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.  For the purposes of this definition, “control” means, when used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise, and the terms “controlling” and “controlled” have correlative meanings.

BHC Act.  The Bank Holding Company Act of 1956, as amended.

Certificate of Merger.  The certificate of merger complying with the DGCL and IGCL reflecting the merger of PFI with and into Newco.

DGCL.  The Delaware General Corporation Law, as amended.

Effective Time.  The effective time of the Merger as specified in the Certificate of Merger.

ERISA.  The Employee Retirement Income Security Act of 1974, as amended.

Exchange Act.  The Securities Exchange Act of 1934, as amended.

Exchange Agent.  The current stock transfer agent of PFI, which shall be responsible for the payment of the Merger Consideration in exchange for the surrender of PFI Common Stock in accordance with Section 2.6 hereof.

Expenses.  All reasonable in amount and reasonably incurred out-of-pocket expenses (including all reasonable fees and reasonable expenses of counsel, accountants, investment Bankers, experts and consultants to the applicable Party and its Affiliates) incurred by or on behalf of a Party to this Agreement in connection with this Agreement or the transactions contemplated by this Agreement.

FDIC.  The Federal Deposit Insurance Corporation.

FRB.  The Board of Governors of the Federal Reserve System.

GAAP.  United States generally accepted accounting principles consistently applied during the periods involved.

Governmental Entity.  Any court, administrative agency or commission or other governmental authority or instrumentality.

IGCL.  The Iowa Business Corporation Act, as amended.

Intellectual Property.  (i) trademarks, service marks, trade names, Internet domain names, designs, logos, slogans, and general intangibles of like nature, together with all goodwill, registrations and applications related to the foregoing; (ii) patents and industrial designs (including any continuations, divisionals, continuations-in-part, renewals, reissues, and applications for any of the foregoing); (iii) copyrights (including any registrations and applications for any of the foregoing); (iv) Software; and (v) technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies.

IRS.  The Internal Revenue Service.

Knowledge.  Any term of similar import means, (i) with respect to PFI, the actual knowledge of each director and executive officer of PFI or any PFI Subsidiary, and (ii) with respect to Buyer, the actual knowledge of each director and executive officer of Buyer or any Buyer Subsidiary.

Loan Property.  Any property in which PFI holds a security interest, and, where required by the context, such term means the owner or operator of such property.

Material Adverse Effect.  With respect to Buyer or PFI, as the case may be, a material adverse effect on (i) the business, results of operations or financial condition of such party and its Subsidiaries taken as a whole, other than any such effect attributable to or resulting from (t) any change in banking or similar laws, rules or regulations of general applicability or interpretations thereof by courts or governmental authorities, (u) any change in GAAP or regulatory accounting principles applicable to banks, thrifts or their holding companies generally, (v) any action or omission of the parties taken pursuant to or in accordance with this Agreement, or with the prior written consent of the other parties hereto, or at the written request of the other party hereto, (w) any events, conditions or trends in business or financial conditions affecting the banking industry, (x) any change or development in financial or securities markets or the economy in general, including changes in interest rates, (y) the announcement or execution of this Agreement, including any impact on relationships with customers or employees, or (z) charges and expenses contemplated in connection with the Merger and not otherwise in violation of this Agreement, including those related to employment contracts and severance payments; legal, accounting and investment banking fees; data processing conversion costs; and accounting changes or charges taken pursuant to this Agreement or (ii) the ability of the parties to consummate the transactions contemplated hereby.

Merger Consideration.  As calculated in accordance with Section 2.7 hereof.  NBA.  The National Banking Act, as amended.

OCC.  The Office of the Comptroller of the Currency.

PFI Common Stock or PFI Stock.  The common stock, par value $0.01 per share, of PFI.

PFI Option Plan.  The PFI Stock Option and Incentive Plan for officers, directors and key employees.

PFI Real Properties.  Any real property owned, leased, occupied or operated by PFI or any PFI Subsidiary.

PFI Stock Certificate.  A certificate, which previous to the Merger represented any shares of PFI Common Stock.

Per Share Merger Consideration.  The Merger Consideration divided by the number of outstanding shares of PFI Common Stock on the Effective Time rounded to the nearest $.01.

Person.  An individual, partnership (general or limited), corporation, joint venture, business trust, limited liability company, cooperative association or other form of business organization, trust, estate or any other entity.

Regulatory Agencies.  The OCC, the FRB, the FDIC and any other regulatory authority or applicable self-regulatory organization with jurisdiction over the Merger.

Rights.  Subscriptions, options, warrants, calls, commitments or agreements of any character to purchase capital stock.

SEC.  The Securities and Exchange Commission.

SEC Reports.  All reports, proxy statements, registration statements, information statements and other documents filed with the SEC.

Software.  Computer programs, whether in source code or object code form (including any and all software implementation of algorithms, models and methodologies), databases and compilations (including any and all data and collections of data), and all documentation (including user manuals and training materials) related to the foregoing.

Subsidiary.  The word “Subsidiary” or “Subsidiaries” when used with respect to PFI or Buyer shall mean any corporation, partnership or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes or which the holder owns or controls more than 50% of the voting or equity securities.

Surviving Corporation.  The surviving corporation to the Merger, which shall be Newco.

Taxes.  Taxes shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including, but not limited to income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto.

Tax Return.  Any return, report, information return or other document (including any related or supporting information) with respect to Taxes.

Termination Date.  The Termination Date shall be the later of: (a) April 1, 2006 or (b) 60 days following expiration of the MK Look Back Period.  Provided however, that the Termination Date shall in no event extend beyond May 30, 2006 without the express written consent of the parties hereto.

1.2.                              Terms Defined Elsewhere.  The capitalized terms set forth below are defined as set forth in the Agreement.

1.3.                              Interpretation.  When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.  The phrases “the date hereof” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date of this Agreement.  No provision of this Agreement shall be construed to require PFI, Buyer or any of their respective Affiliates to take any action that would violate any applicable law (including common law), rule or regulation.

ARTICLE II.  PLAN OF MERGER

2.1.                              The Merger.  Subject to the terms and conditions of this Agreement, in accordance with the DGCL and IGCL, at the Effective Time, PFI shall merge with and into Newco.  Newco shall be the Surviving Corporation, and shall continue its corporate existence under the laws of the State of Iowa.  The name of the Surviving Corporation shall continue to be “SBG II Co.”  Upon consummation of the Merger, the separate corporate existence of PFI shall terminate.

2.2.                              Effective Time and Effects of the Merger.

(a)                                  Subject to the provisions of this Agreement, on the Closing Date, the Certificate of Merger shall be duly prepared, executed and delivered for filing with the Secretary of State of the State of Delaware and the laws of the State of Iowa. The Merger shall become effective at the Effective Time.  At and after the Effective Time, the Merger shall have the effects set forth in the DGCL and laws of the State of Iowa.

(b)                                 At the Effective Time, the separate existence of PFI shall cease, and Newco, as the Surviving Corporation, shall thereupon and thereafter possess all of the assets, rights, privileges, appointments, powers, licenses, permits and franchises of the two merged corporations, whether of a public or a private nature, and shall be subject to all of the liabilities, restrictions, disabilities and duties of PFI.

(c)                                  At the Effective Time, all rights, assets, licenses, permits, franchises and interests of PFI in and to every type of property, whether real, personal, or mixed, whether tangible or intangible, and choses in action shall be deemed to be vested in Newco as the Surviving Corporation by virtue of the Merger becoming effective and without any deed or other instrument or act of transfer whatsoever.

(d)                                 At the Effective Time, the Surviving Corporation shall become and be liable for all debts, liabilities, obligations and contracts of PFI whether the same shall be matured or unmatured; whether accrued, absolute, contingent or otherwise; and whether or not reflected or reserved against in the balance sheets, other financial statements, books of account or records of PFI.

2.3.                              Conversion of PFI Common Stock.

(a)                                  At the Effective Time, each share of PFI Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of PFI Common Stock held directly or indirectly by PFI, Buyer or any of Buyer’s Subsidiaries) shall, by virtue of this

Agreement and without any action on the part of the holder thereof, be converted into and exchangeable for the right to receive, the Per Share Merger Consideration.

(b)                                 At the Effective Time, all of the shares of PFI Common Stock converted into the Per Share Merger Consideration pursuant to this Article II shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of PFI Stock Certificates shall thereafter cease to have any rights with respect to such securities, except the right to receive for each share the Per Share Merger Consideration.

(c)                                  At the Effective Time, all shares of PFI Common Stock that are owned directly or indirectly by PFI, Buyer or any of Buyer’s Subsidiaries shall be cancelled and shall cease to exist and cash or other consideration shall be delivered in exchange therefor.

2.4.                              Articles of Incorporation and Bylaws.  At the Effective Time, the Articles of Incorporation of Newco, as in effect immediately prior to the Effective Time, shall be the Articles of the Surviving Corporation.  At the Effective Time, the Bylaws of Newco, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

(a)                                  Directors and Officers.  The directors and officers of Newco immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation at and after the Effective Time, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

(b)                                 At the Effective Time of the Merger, each issued and outstanding share of capital stock of Newco shall be the sole outstanding shares of the Surviving Corporation.

2.5.                              Payment for Shares.

(a)                                  At the Effective Time, each share of PFI Common Stock issued and outstanding immediately prior to the Effective Time shall, without any action on the part of the holder thereof, become and be converted into the right to receive the Per Share Merger Consideration.  PFI Stock Certificates representing outstanding PFI Common Stock shall, after the Effective Time, represent only the right to receive the Per Share Merger Consideration from Newco.  Buyer or Newco shall make available or cause to be made available to the Exchange Agent amounts sufficient in the aggregate to provide all funds necessary for the Exchange Agent to make payments of the Merger Consideration to holders of PFI Common Stock issued and outstanding immediately prior to the Effective Time.  Promptly after the Effective Time, Buyer or Newco shall cause to be mailed to each person who was, at the Effective Time, a holder of record of issued and outstanding PFI Common Stock, a letter of transmittal and instructions for use in effecting the surrender of PFI Stock Certificates which, immediately prior to the Effective Time, representing such holder’s ownership of PFI Common Stock.

(b)                                 Each holder of PFI Common Stock, upon surrender to the Exchange Agent in proper form for cancellation of PFI Stock Certificates representing such holder’s ownership of PFI Common Stock, shall be entitled to receive a check from the Exchange Agent representing the appropriate amount of Merger Consideration which such holder has the right to receive in respect of the PFI Common Stock owned by such holder.  The PFI Stock Certificates so surrendered shall forthwith be cancelled.  No interest will be paid or accrued on the Merger Consideration, payable to holders of PFI Common Stock.

(c)                                  After the Effective Time, there shall be no transfers on the stock transfer books of PFI of the shares of PFI Common Stock which were issued and outstanding immediately prior to the Effective Time.  If, after the Effective Time, PFI Stock Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for the Per Share Merger Consideration, as provided in this Article II.

(d)                                 In the event any PFI Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such PFI Stock Certificate to be lost, stolen or destroyed and the posting by such person of a bond in such amount as the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such PFI Stock Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed PFI Stock Certificate the Per Share Merger Consideration deliverable in respect thereof pursuant to this Agreement.

(e)                                  Any portion of the Merger Consideration that remains unclaimed by the stockholders of PFI for twelve months after the Effective Time shall be paid to Newco.  Any stockholders of PFI who have not theretofore complied with this Article II shall thereafter look only to Newco for payment of the Per Share Merger Consideration deliverable in respect of each share of PFI Common Stock such stockholder holds as determined pursuant to this Agreement, without any interest thereon.  Notwithstanding the foregoing, none of Buyer, Newco, PFI, the Exchange Agent or any other person shall be liable to any former holder of shares of PFI Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

(f)                                    If after the date hereof and on or prior to the Effective Time, the outstanding shares of PFI shall be changed into a different number of shares by reason of any reclassification, recapitalization or combination, stock split, reverse stock split, stock dividend or rights issued in respect of such stock, or any similar event shall occur, the Merger Consideration per share shall be adjusted accordingly to provide to the holders of PFI stock the same economic effect as contemplated by this Agreement prior to such event.

2.6.                              Stock Options.  At the Effective Time, (a) each option granted by PFI under the PFI Option Plan (whether vested or unvested), which is outstanding and unexercised immediately prior thereto, shall cease to represent a right to acquire shares of PFI Common Stock, and (b) without any action on the part of the holders thereof, any option with an exercise price less than the Per Share Merger Consideration shall become and be converted into the right to receive the difference between the Per Share Merger Consideration and the applicable per share option exercise price less $.20 per share plus an amount pursuant to Section 2.8(d) if applicable, which amount shall be deposited in the Escrow Agreement and distributed in accordance with the terms thereof.  Within ten (10) business days after the Effective Time, Buyer and Newco shall issue a check to each holder of such options representing the amount payable thereunder pursuant to this Section.

2.7.                              Computation of Merger Consideration.  The Merger Consideration shall be equal to $6.00 per share multiplied by the number of outstanding shares of the PFI Common Stock at the Effective Time subject to adjustment as provided below:

(a)                                  (i)                                     In the event that the PFI Final Stockholders Costs are in excess of $3,000,000.00, the Merger Consideration shall be reduced by the amount that the PFI Final Stockholders Costs are in excess of $3,000,000; and (ii) if any loans have been repurchased by Pelican pursuant to the MK Contract prior to the Closing Date and are still owned by Pelican at the Closing Date, at the option of PFI, in lieu of including such loan in the computation of PFI Final Shareholder Costs, the Merger Consideration shall be reduced by the amount paid by Pelican for the repurchase of said loans and the amount paid by Pelican to repurchase said loans shall be deposited in the Escrow Agreement and distributed in accordance with the terms thereof.

(b)                                 “PFI’s Final Stockholders Costs” shall mean the all of the following out of pocket costs incurred by PFI or its Subsidiaries since June 30, 2005 and costs reasonable anticipated to occur, arising out of or in connection with any of the following:

(i)                                     All legal accounting, consulting fees and expenses incurred by PFI or any Subsidiary in connection with the negotiation, approval, execution or compliance with this Agreement or the Escrow Agreement (including but not limited to costs associated with the preparation and negotiation of this and other agreements entered into in connection with this agreement; the preparation and filing of any regulatory approvals; preparation printing, filing fees and mailing of documents to shareholders seeking approval for the transaction; costs of any consultants related to fairness or other opinions sought by PFI in connection with the transaction), and in the case of the Escrow Agreement, at the option of PFI, the fees of the escrow agent under the Escrow Agreement;

(ii)                                  All broker fees and expenses incurred by PFI or its Subsidiaries in connection with this transaction (including but not limited to any fees payable to Hovde Financial LLC).

(iii)                               Any costs or expenses incurred by the PFI or its Subsidiaries as a result of the (a) change in control, (b) stay bonus, (c) bonus,  (d) incentive compensation or (e) other compensation that accrues as a result of the closing of the transaction contemplated herein including but not limited to any compensation due to Mr. Howard Montgomery or Mr. Howard Nathan pursuant to employment contacts dated August 1, 2004 and September 27, 2004, respectively, provided, however, that any stay bonuses or similar compensation approved in writing or granted by Buyer shall not be included in the calculation of PFI’s Final Stockholder Costs.

(iv)                              The difference between the Per Share Merger Consideration and the exercise price for any options exercised between January 1, 2005 and the Effective Time

(v)                                 The costs or expenses related to the settlement of outstanding stock options to be paid by Newco pursuant to Section 2.6 hereof.

(vi)                              Any cost or expenses related to the termination of any leases listed on Schedule 2.7(b)(vi) and agreed to by Buyer prior to the expiration of the Due Diligence Period.

(vii)                           Any and all costs or expenses and anticipated costs and expenses for insurance related to coverage required to be provided by Buyer pursuant to Section 7.4 hereof.

(viii)                        Any and all loss, discount or reserve incurred by PFI or any PFI Subsidiary as a result of: (a) the sale of the Marine Loan Portfolio, or (b) pursuant to Section 4.46 hereof.

(ix)                                The payment of any compensation to any officer or employee of the marine lending department of Pelican on or after November 28, 2005.

(c)                                  The Merger Consideration shall be reduced by an amount equal to $.20 multiplied by the number of outstanding shares of the PFI Common Stock at the Effective Time plus an amount pursuant to Section 2.8(d) if applicable.  The amount of the reduction provided for in the preceding sentence, together with the amount with held from persons holding unexercised options pursuant to Section 2.6, shall be deposited with a third party escrow agent at the Effective Time, to hold and distribute in accordance with the Escrow Agreement attached hereto as Exhibit B.

2.8.                              Determination of Final Stockholders’ Costs.

(a)                                  PFI Calculation.  As soon as practicable, but in no event later than 15 days prior to closing, PFI shall prepare and deliver to Buyer a calculation of the Final Stockholders’ Costs.

(b)                                 Disputes.  After receipt of the calculation of the Final Stockholders’ Costs, Buyer shall have 7 days (the “Review Period”) to review the calculation of the Final Stockholders’ Costs, together with the work papers used in the preparation thereof.  Buyer may dispute items reflected in the calculation of the Final Stockholders’ Costs.  Unless Buyer delivers written notice to PFI on or prior to the end of the Review Period specifying in reasonable detail the amount, nature and basis of each disputed item, Buyer shall be deemed to have accepted and agreed to the calculation of the Final Stockholders’ Costs.  If Buyer so notifies PFI of its objection to the calculation of the Final Stockholders’ Costs, Buyer and PFI must, within 5 days (or such longer period as the Parties may agree) following such notice (the “Resolution Period”), attempt to resolve their differences and any resolution by them as to any disputed amounts is final, binding and conclusive on the Parties.

(c)                                  Arbitrators.  If, at the conclusion of the Resolution Period, there are any amounts remaining in dispute as to the Final Stockholders’ Costs, then all amounts remaining in dispute shall be submitted to McGladrey and Pullen or such other accounting firm mutually selected by the Parties (the “Arbitrators”) within ten days after the expiration of the Resolution Period.  Each Party shall execute, if requested by the Arbitrators, a reasonable engagement letter.  All fees and expenses relating to the work, if any, to be performed by the Arbitrators shall be pro rata as between PFI (via purchase price adjustment) on the one hand and Buyer on the other in proportion to the allocation of the dollar amount of the amounts remaining in dispute between PFI and Buyer made by the Arbitrators such that the prevailing Party shall pay the lesser proportion of such fees and expenses.  The Arbitrators shall act as an arbitrator to determine, based solely on the provisions of this Agreement and the presentations by PFI and Buyer, and not by independent review, only those issues still in dispute and only as to whether such amounts were arrived at in accordance with this Agreement.  The Arbitrators’ determination must be made within 15 days of their selection, must be set forth in a written statement delivered to PFI and Buyer and shall be final, binding and conclusive on the Parties.

(d)                                 Deposit in Escrow.  Notwithstanding the forgoing paragraphs (b) and (c), at the option of PFI, the amount of any disputed item may be withheld from (i) the Merger Consideration and (ii) the amount payable with respect to options pursuant to section 2.6, and shall be deposited into the escrow fund established by the Escrow Agreement and shall be released in accordance with the provisions thereof.

ARTICLE III.  DISCLOSURE SCHEDULES; STANDARDS FOR
REPRESENTATIONS AND WARRANTIES

3.1.                              Disclosure Schedules.  In connection with the execution and delivery of this Agreement, PFI has delivered to Buyer and Newco disclosure schedules (the “PFI Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more of PFI’s representations or warranties contained in Article IV, or to one or more of PFI’s covenants contained in Article VI (it being understood and agreed that if an item is properly set forth in a section of the PFI Disclosure Schedule, it shall be deemed to be set forth in any other relevant section of the PFI Disclosure Schedule), provided, however, that notwithstanding anything in this Agreement to the contrary the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or material fact, event or circumstance or that such item has had or would have a Material Adverse Effect with respect to PFI.

3.2.                              Subsidiaries.  Where the context permits, “Buyer” shall refer to Buyer and each of its Subsidiaries and “PFI “shall refer to PFI and each of its Subsidiaries.

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF PFI

Subject to Article III, PFI hereby represents and warrants to Buyer and Newco as follows:

4.1.                              Corporate Organization.

(a)                                  PFI is a Bank Holding Company (as defined in the BHC Act) duly organized, validly existing and in good standing under the laws of the State of Delaware and a member of the FRB.  PFI has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, holds properties and assets only of the types permitted by the laws of the State of Delaware, the United States, the rules and regulations promulgated by the Regulatory Agencies for insured depository institutions, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary.  The Certificate of Incorporation and Bylaws of PFI, copies of which have previously been made available to Buyer, are true and correct copies of such documents as in effect as of the date hereof.

(b)                                 Pelican is duly organized, validly existing and in good standing under the laws of the United States. The Articles of Association and Bylaws of Pelican, copies of which have previously been made available to Buyer, are true and correct copies of such documents as in effect as of the date hereof.  Pelican has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary.  PFI owns all of the issued and outstanding stock of Pelican. The deposit accounts of Pelican are insured by the FDIC through the Bank Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid when due.

(c)                                  PFI has no, and since December 31, 2004, PFI has not had any, Subsidiaries other than Pelican.  PFI’s Subsidiaries that existed after January 1, 2000 and prior to December 31, 2004 are listed in the PFI Disclosure Schedules.  PFI neither owns nor controls, directly or indirectly 5% or more of the outstanding equity securities, either directly or indirectly, of any Person, except Pelican.

(d)                                 The minute books of PFI contain true and correct records, in all material respects, of all meetings and other corporate actions held or taken since January 1, 2000 of its stockholders and Board of Directors (including committees of the Board of Directors).  PFI has provided to Buyer true, correct and complete copies of the charter documents of PFI and each PFI subsidiary.

4.2.                              Capitalization.

(a)                                  The authorized capital stock of PFI consists of 10,000,000 shares of common stock, par value $0.01 per share, and 200,000 shares of preferred stock, par value $0.10 per share.  As of the date hereof, (a) there are 4,494,365 shares of PFI Common Stock issued and outstanding (b) no shares of preferred stock of PFI outstanding on the date hereof and no shares of preferred stock will be outstanding at Effective Time other than those shares of the Series A Convertible Preferred Stock contemplated to be issued pursuant to the provision of Section 9.5 hereof, and (c) no shares of PFI Common Stock held by PFI as treasury stock.  Except as set forth on Section 4.2 of the PFI Disclosure Schedule, as of the date hereof, there were no shares of PFI Common Stock reserved for issuance for any reason or purpose.  All of the issued and outstanding shares of PFI Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.  Except as set forth on the PFI Disclosure Schedule, PFI does not have and is not bound by any outstanding Rights calling for the purchase or issuance of any shares of PFI

Common Stock or any other equity security of PFI or any securities representing the right to purchase or otherwise receive any shares of PFI Common Stock or any other equity security of PFI and PFI is not obligated to issue any additional shares of its common stock or any additional options, warrants or other Rights in or with respect to the unissued shares of such stock or any other securities convertible into or exchangeable for such stock.

(b)                                 The authorized capital stock of Pelican consists of 1,000,000 shares of common stock, par value $5.00 per share, and 100,000 Shares of preferred stock, par value $1.00 per share.  As of the date hereof, (a) there are 200,000 shares of Pelican Common Stock issued and outstanding (b) no shares of preferred stock of Pelican outstanding, and (c) no shares of Pelican Common Stock held by Pelican as treasury stock.  Except as set forth on Section 4.2 of the PFI Disclosure Schedule, as of the date hereof, there were no shares of Pelican Common Stock reserved for issuance for any reason or purpose.  All of the issued and outstanding shares of Pelican Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.  Except as set forth on the PFI Disclosure Schedule, Pelican does not have and is not bound by any outstanding Rights calling for the purchase or issuance of any shares of Pelican Common Stock or any other equity security of Pelican or any securities representing the right to purchase or otherwise receive any shares of Pelican Common Stock or any other equity security of Pelican and Pelican is not obligated to issue any additional shares of its common stock or any additional options, warrants or other Rights in or with respect to the unissued shares of such stock or any other securities convertible into or exchangeable for such stock.

(c)                                  Neither PFI nor any PFI Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character providing for the purchase, sale, or issuance of any shares of capital stock or any other equity security of any PFI Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such PFI Subsidiary, other than the PFI Stock Options.

(d)                                 No bonds, debentures, notes or other indebtedness having the right generally to vote on any matters on which stockholders of PFI may vote are issued and outstanding.

4.3.                              Authority.  PFI has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of PFI.  The Board of Directors of PFI has directed that this Agreement and the transactions contemplated hereby be submitted to PFI’s stockholders for approval at a meeting of such stockholders and, except for the adoption of this Agreement by the requisite vote of PFI’s stockholders, no other corporate proceedings on the part of PFI are necessary to approve this Agreement and to consummate the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by PFI (assuming due authorization, execution and delivery by Buyer) this Agreement constitutes a valid and binding obligation of PFI, enforceable against PFI in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally.

4.4.                              Consents and Approvals.  Except for (a) the filing with the SEC of the a proxy statement, relating to the meeting of PFI’s stockholders to be held in connection with the transactions contemplated herein (the “Proxy Statement”) and the completion of the SEC’s review process, (b) the approval of this Agreement by the requisite vote of the stockholders of PFI, (c) the filing of applications and notices, as applicable, with the FRB under the Bank Merger Act, and approval of such applications and notices, (d) the filing of such other applications, filings, authorizations, orders and approvals as may be required under applicable Federal and state law (the items referenced in clauses (c) and (d) are collectively referred to as “Banking Approvals”) and (e) any other consents or approvals listed in Section 4.4 of the PFI Disclosure Schedule, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are required to be made by PFI in connection with the execution and delivery by PFI of this Agreement or the consummation by PFI of the Merger and the other transactions contemplated hereby.

4.5.                              No Violations.  Except as may be set forth in Section 4.5 of the PFI Disclosure Schedule, neither the execution and delivery of this Agreement by PFI, nor the consummation by PFI of the transactions contemplated hereby, nor compliance by PFI with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation, Articles of Association or Bylaws of PFI or Pelican, or (ii) assuming that the consents and approvals referred to in Section 4.4 hereof are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to PFI or Pelican or any of their properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of PFI or Pelican under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which PFI or Pelican is a party, or by which it or its properties or assets may be bound or affected.

4.6.                              Licenses, Franchises and Permits.  PFI and each PFI Subsidiary holds all licenses, licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses, except where the failure to hold such licenses, franchises, permits and authorizations would not reasonably be expected to have a Material Adverse Effect.  All of such licenses, franchises, permits and authorizations are in full force and effect and are transferable to a successor to PFI or any PFI Subsidiary in connection with or subsequent to the Closing of the transactions contemplated herein without any Consent, other than the Banking Approvals, subject to the legal right and authority of such successor to engage in the activities licensed, franchised, permitted or authorized thereby and except where the failure of such licenses, franchises, permits and authorizations to be in full force and effect and transferable to a successor to PFI or a PFI Subsidiary would not reasonably be expected to have a Material Adverse Effect.  Neither PFI nor any PFI Subsidiary has received notice of any Proceeding for the suspension or revocation of any such license, franchise, permit, or authorization and no such

Proceeding is pending or, to PFI’s Knowledge, has been threatened by any Governmental Authority.

4.7.                              Regulatory Reports.  Except as provided in the PFI Disclosure Schedules, PFI and each PFI Subsidiary has timely filed by the date due or any extension thereof all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since January 1, 2002 with the Regulatory Agencies and has paid all fees and assessments due and payable in connection therewith.  Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of PFI and each PFI Subsidiary, no Regulatory Agency has initiated any proceeding or, to the Knowledge of PFI, investigation into the business or operations of PFI or any PFI Subsidiary since January 1, 2002.  To PFI’s Knowledge, there is no unresolved violation or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of PFI or any PFI Subsidiary.

4.8.                              Financial Statements.  Set forth in:

(a)                                  PFI’s Annual Report on Form 10-K for the year ended December 31, 2004 as filed with the SEC are the consolidated balance sheets of PFI as of December 31 for the fiscal years 2003 and 2004, and the related consolidated statements of earnings, stockholders’ equity and cash flows for the fiscal years 2002 through 2004, inclusive, accompanied by the audit reports of Crowe Chizek and Company, LLC, independent public accountants with respect to PFI, and (b) PFI’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 as filed with the SEC are the unaudited balance sheets and the related statements of earnings and stockholders’ equity of PFI at and for the quarters ended June 30, 2005 and June 30, 2004  (collectively, the “PFI Financial Statements”).  Subject, in the case of the unaudited statements, to audit adjustments reasonable in nature and amount, the PFI Financial Statements fairly present in all material respects the financial position of PFI as of the dates indicated therein.  Subject, in the case of the unaudited statements, to audit adjustments reasonable in nature and amount, each of the PFI Financial Statements (including the related notes, where applicable) complies with applicable accounting requirements in all material respects; and each of such statements (including the related notes, where applicable) has been prepared in accordance with GAAP, except as indicated in the notes thereto.  The books and records of PFI have been, and are being, maintained, in all material respects, in accordance with GAAP and any other applicable legal and accounting requirements.

(b)                                 The consolidated reports of condition and income of Pelican as of December 31, 2002, 2003 and 2004, and as of March 31, 2005, as filed with the OCC (the “Pelican Financial Statements”).  Subject, to audit adjustments reasonable in nature and amount, the Pelican Financial Statements fairly present in all material respects the financial position of Pelican as of the dates indicated therein.  Subject to audit adjustments reasonable in nature and amount, each of the Pelican Financial Statements (including the related notes, where applicable) complies with applicable reporting requirements in effect on the date prepared.  The books and records of Pelican have been, and are being, maintained, in all material respects, in accordance with GAAP and any other applicable legal and accounting requirements.

4.9.                              Deposits.  Except as provided in the PFI Disclosure Schedules, as of September 30, 2005, none of Pelican’s deposits (consisting of certificates of deposit, savings accounts, NOW accounts, money market accounts and checking accounts), is a brokered deposit.

4.10.                        Broker’s Fees.  Neither PFI nor any of its officers or directors has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with any of the transactions contemplated by this Agreement, except for Hovde Financial, Inc.

4.11.                        Properties.

(a)                                  Personal Property.  PFI and each PFI Subsidiary has good title to all its material properties and assets, other than real property, owned or stated to be owned by PFI or PFI Subsidiary, free and clear of all Encumbrances except:  (a) as set forth in the Financial Statements of PFI; (b) for Encumbrances for current taxes not yet due or taxes being contested in good faith by appropriate proceedings (any such contests existing as of the date hereof being reflected in the PFI Disclosure Schedule); (c) for Encumbrances incurred or properties or assets sold in the ordinary course of business; or (d) for Encumbrances that are not substantial in character, amount or extent and that do not materially detract from the value, or interfere with present use, of the property subject thereto or affected thereby, or otherwise materially impair the conduct of business of PFI or PFI Subsidiary. All leases of personal property material to PFI or any PFI Subsidiary under which PFI or any PFI Subsidiary is a lessee are valid and binding in accordance with their respective terms (other than due to the ordinary expiration of the term thereof), there is not under such lease any material existing default by PFI or such PFI Subsidiary or any event which with notice or lapse of time or both would constitute such a default, except as would not reasonably be expected to have, in the aggregate, a Material Adverse Effect.

(b)                                 Real Estate. Schedule 4.11 of the PFI Disclosure Schedule contains a true and complete list of all real property leased or owned by PFI or PFI Subsidiary.  Except as provided in the PFI Disclosure Schedule, PFI and each PFI Subsidiary has duly recorded or caused to be recorded, in the appropriate county, all recordable interests in all material real property, including leaseholds and other interests in such real property (other than easements or security interests) owned or, if recordable by the PFI or any PFI Subsidiary under applicable law, leased by PFI or any the PFI Subsidiary. Either PFI or PFI Subsidiary has good and marketable title to such real property, and valid leasehold interests in such leaseholds, free and clear of all Encumbrances, except (a) for rights of lessors, co-lessees or sublessees in such matters that are reflected in the lease identified in the Disclosure Schedule; (b) for current taxes not yet due and payable or taxes being contested in good faith by appropriate proceedings (any such contests existing as of the date hereof being reflected in the PFI Disclosure Schedule); or (c) for such Encumbrances, if any, as do not materially detract from the value of or materially interfere with the present use, occupancy or operation of such property. All leases of real property material to PFI or any PFI Subsidiaries under which PFI or any PFI Subsidiary is a lessee are valid and binding in accordance with their respective terms (other than due to the ordinary expiration of the term thereof), there is not under such lease any material existing default by PFI or such PFI Subsidiary or any event which with notice or lapse of time or both would constitute such a default, and PFI or such PFI Subsidiary quietly enjoys the premises provided for in such lease, except as would not reasonably be expected to have, in the aggregate, a Material Adverse Effect.

4.12.                        Undisclosed Liabilities.  Except for liabilities or obligations which do not have, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither PFI nor any PFI Subsidiaries to their Knowledge, has any liabilities or obligations, either accrued or contingent, that have not been:  (a) fully reflected or reserved against in the PFI Financial Statements; (b) incurred subsequent to June 30, 2005 in the ordinary course of business consistent with past practices; or (c) disclosed in the PFI Disclosure Schedule.

4.13.                        Intellectual Property.  Section 4.13 of the PFI Disclosure Schedule contains a true and complete list of all material PFI Intellectual Property.  Either PFI or one of the PFI Subsidiaries own or have a valid license to use all PFI Intellectual Property, free and clear of all liens, encumbrances, royalty or other payment obligations (except for royalties or payments with respect to Software licensed in the ordinary course of business).  To the Knowledge of PFI and the PFI Subsidiaries, the PFI Intellectual Property constitutes all of the Intellectual Property necessary to carry on the business of PFI and the PFI Subsidiaries as currently conducted, except where the failure to have such property individually or in aggregate would not reasonably be expected to have a Material Adverse Effect.  Other than in respect of Intellectual Property licensed in the ordinary course of business, neither PFI nor any PFI Subsidiary has any obligation to compensate any Person for the use of any of the PFI Intellectual Property and neither PFI nor any PFI Subsidiary has granted to any Person any license, option or other rights to use in any manner any of the PFI Intellectual Property, whether requiring the payment of royalties or not. To PFI’s Knowledge, the PFI Intellectual Property is valid and has not been cancelled, forfeited, expired or abandoned, and neither PFI nor any PFI Subsidiary has received any notice challenging the validity or enforceability of PFI Intellectual Property, other than as would not reasonably be expected, individually or in aggregate to have a Material Adverse Effect.  To PFI’s Knowledge, the conduct of the business of PFI and the PFI Subsidiaries does not violate, misappropriate or infringe upon the Intellectual Property rights of any third Person.  The consummation of the transactions contemplated by this Agreement will not result in the loss or material impairment of the right of PFI or any PFI Subsidiary to own or use any of the PFI Intellectual Property, and the Surviving Company and its Subsidiaries will have substantially the same rights to own or use the PFI Intellectual Property following the consummation of such transactions as PFI and the PFI Subsidiaries had prior to the consummation of such transactions, except such rights as would not reasonably be expected to have a Material Adverse Effect.

4.14.                        Condition of Fixed Assets and Equipment.  Section 4.14 of the PFI Disclosure Schedule contains a list of all material fixed assets and equipment used in the conduct of the business of PFI and the PFI Subsidiaries as of the Balance Sheet Date.  Each such item of fixed assets and equipment having a net book value in excess of $25,000 is, to PFI’s Knowledge, in good operating condition and repair, normal wear and tear excepted.

4.15.                        Absence of Certain Changes or Events.

(a)                                  Except as disclosed in any SEC Reports or in Section 4.15(a) of the PFI Disclosure Schedule, since December 31, 2004,

(i)                                     there has been no change or development or combination of changes or developments which, individually or in the aggregate, has had a Material Adverse Effect on PFI including but not limited to any of the following:

(1)                                  any change in any of the assets, liabilities, results of operations, permits, methods of accounting or accounting practices, business, or manner of conducting business, of PFI or any PFI Subsidiary or any other event or development that has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(2)                                  any damage, destruction or other casualty loss (whether or not covered by insurance) that has had, or would reasonably be expected to have, a Material Adverse Effect;

(3)                                  any amendment, modification or termination of any existing, or entry into any new, material contract or permit that has had, or would reasonably be expected to have, a Material Adverse Effect;

(4)                                  any disposition by PFI or any the PFI Subsidiaries of an asset the lack of which has had, or would reasonably be expected to have, a Material Adverse Effect; or

(5)                                  any direct or indirect redemption, purchase or other acquisition by PFI or the PFI Subsidiaries of any equity securities or any declaration, setting aside or payment of any dividend or other distribution on or in respect of PFI Stock whether consisting of money, other personal property, real property or other things of value.

and

(ii)                                  PFI and the PFI Subsidiaries have carried on their business in the ordinary course of business consistent with past practices.

(b)                                 Except as may be set forth in to the SEC Reports filed for periods on or after January 1, 2004 or as may be set forth in Section 4.15(b) of the PFI Disclosure Schedule, since December 31, 2004 and solely with respect to executive officers (as defined in SEC rule 403 of Regulation C promulgated under the Securities Act of 1933) and directors, PFI and each PFI Subsidiary has not (i) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any such person from the amount thereof in effect as of December 31, 2004, (ii) granted any severance or termination pay to such person or entered into any contract to make or grant any severance or termination pay to such person, (iii) paid any bonus to such person or (iv) entered into any employment or compensation-related agreement with such person.

4.16.                        Proceedings.  Except as may be set forth in the exhibits of the SEC Reports filed for periods on or after January 1, 2004 or Section 4.16 of the PFI Disclosure Schedule, (a) PFI and each PFI Subsidiary is not a party to any pending, and to PFI’s Knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against PFI or challenging the validity or propriety of the transactions contemplated by this Agreement nor is there any judgment, decree, injunction, rule or order of any Governmental Entity outstanding against PFI or any PFI Subsidiary; (b) to PFI’s Knowledge, there is no injunction, order, judgment or decree imposed upon PFI or its assets; and

(c) there is no injunction, order, judgment or decree imposed upon PFI or any PFI Subsidiary with respect to the transactions contemplated by this Agreement.

4.17.                        Taxes. Except as set forth in Section 4.17 of the PFI Disclosure Schedule:

(a)                                  (i)                                     All Tax Returns which could be of material financial significance to PFI and each PFI Subsidiary required to be filed by or on behalf of PFI or the PFI Subsidiaries or the Affiliated Group(s) of which any of them is or was a member, have been duly and timely filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such filed Tax Returns were true, complete and correct in all material respects; (ii) all Taxes due and payable by or on behalf of PFI or the PFI Subsidiaries, either directly, as part of an Affiliated Group Tax Return, or otherwise, have been fully and timely paid, except to the extent adequately reserved therefor in accordance with GAAP and/or applicable regulatory accounting principles or banking regulations consistently applied on PFI’s balance sheet, and adequate reserves or accruals for Taxes have been provided in PFI’s balance sheet with respect to any period through the date thereof for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing; and (iii) no agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitation) has been executed or filed with any taxing authority by or on behalf of PFI, the PFI Subsidiaries or any of their Subsidiaries, or any Affiliated Group(s) of which any of them is or was a member.

(b)                                 To the Knowledge of PFI and the PFI Subsidiaries, PFI and the PFI Subsidiaries have complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes and have duly and timely withheld from any salaries, wages or other compensation paid to any employee or independent contractor, and have paid over to the appropriate taxing authorities, all amounts required to be so withheld and paid over for all periods under all applicable Laws.

(c)                                  PFI has furnished to Buyer true and correct copies of (i) all income or franchise Tax Returns of PFI and the PFI Subsidiaries relating to all taxable periods beginning after December 31, 1999, and (ii) any audit report issued within the last three years relating to any Taxes due from or with respect to PFI or the PFI Subsidiaries with respect to their respective income, assets or operations.

(d)                                 No claim has been made by a taxing authority in a jurisdiction where PFI or the PFI Subsidiaries do not file an income or franchise Tax Return such that PFI or the PFI Subsidiaries are or may be subject to income or franchise taxation by that jurisdiction.

(e)                                  (i)                                     All deficiencies asserted or assessments made as a result of any examinations by any taxing authority of the Tax Returns of or covering or including PFI or the PFI Subsidiaries have been fully paid, and, to the best of PFI’s knowledge, there are no other audits or investigations by any taxing authority in progress, nor have PFI or the PFI Subsidiaries received any written notice from any taxing authority that it intends to conduct such an audit or investigation; (ii) no issue has been raised by any taxing authority in any current or prior examination which, by application of the same or similar principles, could reasonably be expected to result in a material proposed deficiency against PFI or the PFI Subsidiaries for any subsequent taxable period.

(f)                                    Neither PFI or the PFI Subsidiaries nor any other Person on behalf of PFI or the PFI Subsidiaries has (i) filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by PFI or the PFI Subsidiaries, (ii) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign Law by reason of a change in accounting method initiated by PFI or the PFI Subsidiaries or has any knowledge that the IRS has proposed in writing any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of PFI or the PFI Subsidiaries, or (iii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign Law with respect to PFI or the PFI Subsidiaries.

(g)                                 No property owned by PFI or the PFI Subsidiaries is (i) property required to be treated as being owned by another Person pursuant to provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) constitutes “tax exempt use property” within the meaning of Section 168(h)(1) of the Code or (iii) is “tax-exempt bond financed property” within the meaning of Section 168(g)(5) of the Code.

(h)                                 Neither PFI (except with the PFI Subsidiaries) nor any of the PFI Subsidiaries (except with PFI and the PFI Subsidiaries) is a party to any tax allocation, indemnification or sharing agreement (or similar agreement or arrangement), whether written or not written, pursuant to which it will have any obligation to make any payments after the Closing.

(i)                                     Neither PFI nor any of the PFI Subsidiaries has been a member of an Affiliated Group (other than a group whose common parent was PFI).

(j)                                     Neither PFI nor any of the PFI Subsidiaries has any liability for the Taxes of any person (other than PFI and any of the PFI Subsidiaries) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract, or otherwise.

(k)                                  Neither PFI nor any of the PFI Subsidiaries has any request for a ruling or determination letter in respect of Taxes pending between PFI or any PFI Subsidiary and any taxing authority.

(l)                                     There are no material liens as a result of any due and unpaid Taxes upon any of the assets of PFI or the PFI Subsidiaries.

(m)                               PFI and PFI Subsidiaries have disclosed on all relevant Tax Returns all positions taken therein that could reasonably be expected to give rise to a substantial underpayment penalty within the meaning of Section 6662 of the Code (or comparable provisions of applicable state income tax Laws). Neither PFI nor any PFI Subsidiary has participated in any “reportable transaction” or “listed transaction,” as those terms are defined in Section 6707A(c) of the Code (or comparable provisions of applicable state income tax laws).

4.18.                        Employees.

(a)                                  Other than as disclosed in Section 4.18 of the PFI Disclosure Schedule, there are no controversies pending or, to the best of PFI’s knowledge, threatened between either PFI or the PFI Subsidiaries and any of their respective officers, directors or employees.  Neither PFI nor any of the PFI Subsidiaries is a party to any collective bargaining agreement with respect to any of their respective employees or any labor organization to which their respective employees or any of them belong.

(b)                                 PFI has previously made available to Buyer copies of each “employee benefit plan,” as defined in Section 3(3) of ERISA, of which PFI or any of the PFI Subsidiaries is a sponsor or participating employer or as to which PFI or any of the PFI Subsidiaries makes contributions or is required to make contributions and which is subject to any provision of ERISA and covers any employee, whether active or retired, of PFI or any of the PFI Subsidiaries, together with all amendments thereto, all currently effective and related summary plan descriptions, the determination letter from the IRS, the annual reports for the most recent three years (Form 5500 including, if applicable, Schedule B thereto, and Form 11-K, if applicable) and a summary of material modifications prepared in connection with any such plan. Such plans are hereinafter referred to collectively as the “Employee Plans,” and are listed in Section 4.18 of the PFI Disclosure Schedule. No Employee Plan is a “multiemployer plan” within the meaning of Section 3(37) of ERISA. To the Knowledge of PFI, each Employee Plan that is intended to be qualified in form and operation under Section 401(a) of the Code has received a favorable determination letter from the IRS and the associated trust for each such Employee Plan is exempt from tax under Section 501(a) of the Code. To the Knowledge of PFI, no event has occurred that will subject such Employee Plans to a material amount of tax under Section 511 of the Code. To the Knowledge of PFI, all amendments required to bring each Employee Plan into conformity with all of the applicable provisions of ERISA, the Code and all other applicable Laws have been made, except to the extent that such amendments may be retroactively adopted under Section 401(b) of the Code and the regulations issued thereunder. Except as disclosed in the PFI Disclosure Schedule, all Employee Plans were in effect prior to January 1, 2005, and there has been no material amendment thereof (other than amendments required to comply with applicable Law).

(c)                                  PFI has previously made available to Buyer copies or descriptions of each employment agreement, plan or arrangement maintained or otherwise contributed to by PFI or any PFI Subsidiaries which is not an Employee Plan and which (exclusive of base salary and base wages and any benefit required solely under the Law of any state) provides for any form of current or deferred compensation, bonus, stock option, stock awards, stock-based compensation or other forms of incentive compensation or post-termination benefits or insurance, profit sharing, benefit, retirement, severance, change-in-control, group health or insurance, disability, workers’ compensation, vacation benefits, welfare or similar benefits to or for the benefit of any employee or class of employees, or former employees or class of former employees, or directors or former directors, whether active or retired, of PFI or any of the PFI Subsidiaries. Such plans and arrangements are hereinafter collectively referred to as “Benefit Arrangements” and are listed in Section 4.18 of the PFI Disclosure Schedule. Except as disclosed in the PFI Disclosure Schedule, all Benefit Arrangements which are in effect were commenced or in effect prior to January 1, 2003. Except as disclosed in the PFI Disclosure Schedule, there has been no amendment thereof since January 1, 2005.

(d)           With respect to all Employee Plans and Benefit Arrangements, PFI and the PFI Subsidiaries are in compliance (other than noncompliance the cost or liability for which would not have, or would not reasonably be expected to have, a Material Adverse Effect) with the requirements prescribed by any and all statutes, governmental or court orders, or governmental rules or regulations currently in effect, including but not limited to ERISA and the Code, applicable to such plans or arrangements. To the Knowledge of PFI, all government reports and filings required by Law have been properly and timely filed and all information required to be distributed to participants or beneficiaries has been distributed with respect to each Employee Plan and Benefit Arrangement, including, if applicable, Form S-8 registration statements, Forms 11-K and prospectus disclosures with respect to PFI Stock offered under any Employee Plan and Benefit Arrangement (other than noncompliance the cost or liability for which would not have, or would not reasonably be expected to have, a Material Adverse Effect). PFI and the PFI Subsidiaries have performed all of their obligations under all such Employee Plans and Benefit Arrangements in all material aspects.  Except as disclosed in Section 4.18 of the Disclosure Schedule, there is no pending or, to the best of PFI’s or PFI Subsidiaries’ knowledge, threatened legal action, proceeding or investigation against or involving any Employee Plan or Benefit Arrangement, other than routine claims for benefits (other than claims which would not have, or would not reasonably be expected to have, a Material Adverse Effect). No condition exists that could constitute grounds for the termination of any Employee Plan under Section 4042 of ERISA.  No “prohibited transaction,” as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Employee Plan, or any other employee benefit plan maintained by PFI or any of the PFI Subsidiaries which is covered by Title I of ERISA, which could subject any person (other than a person for whom PFI or any PFI Subsidiary is not directly or indirectly responsible) to liability under Title I of ERISA or to the imposition of tax under Section 4975 of the Code (other than any such transaction the cost or liability of which would not have, or would not reasonably be expected to have, a Material Adverse Effect). No Employee Plan subject to Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code, or both, has incurred any material “accumulated funding deficiency,” as defined in Section 412 of the Code, whether or not waived, nor has PFI or any PFI Subsidiary failed to make any material contribution or pay any material amount due and owing as required by the terms of any Employee Plan or Benefit Arrangement.  To the Knowledge of PFI, no “reportable event” as defined in ERISA has occurred with respect to any of the Employee Plans. Neither PFI nor any of the PFI Subsidiaries has incurred nor expects to incur, directly or indirectly, any liability under Title IV of ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA which could constitute a liability of the Surviving Corporation or of any of its Affiliates (including the PFI Subsidiaries) at or after the Effective Time of the Merger (other than plans maintained prior to the Effective Time of the Merger by PFI and any of the PFI Subsidiaries).

(e)           Neither PFI nor any of the PFI Subsidiaries has provided or is required to provide security to any Employee Plan pursuant to Section 401(a)(29) of the Code. Except as disclosed in the PFI Disclosure Schedule, each of the Employee Plans that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the IRS and neither PFI nor any PFI Subsidiary knows of any fact that would adversely affect the qualified status of any such Employee Plan and which would not be correctible under the Employee Plans Correction Resolution System (Rev. Proc. 2003-44) without material cost to PFI or any of the PFI Subsidiaries. Except as disclosed in the PFI Disclosure Schedule, as of the date hereof, the Financial Statements of PFI properly reflect all amounts required to be accrued as liabilities to date under each of the Employee Plans. Except as disclosed in the PFI Disclosure Schedule, the fair market value of the assets of each Employee Plan and Benefit Arrangement that is funded, or required to be funded under the terms of the Employee Plan or Benefit Arrangement, ERISA, the Code or any other applicable Law, equals or exceeds the present value of benefit obligations, of such Employee Plan or Benefit Arrangement. Except as disclosed in the PFI Disclosure Schedules, PFI and the PFI Subsidiaries have no obligation to provide post-termination or retiree welfare benefits to any person for any reason, except as may be required by The Consolidated Omnibus Budget Reconciliation Act of 1985, as amended or similar state statute.

(f)            Except for the PFI Contracts or as set forth in the PFI Disclosure Schedule, each Employee Plan or Benefit Arrangement and each personal services contract, fringe benefit, consulting contract or similar arrangement with or for the benefit of any officer, director, employee or other person can be terminated by PFI within a period of 30 days following the Effective Time of the Merger, without liability to PFI or any PFI Subsidiaries. There does not now exist, nor to the Knowledge of PFI do any circumstances exist that could result in, any Controlled Group Liability that would be a material liability of the PFI or any of its subsidiaries following the Effective Time. “Controlled Group Liability” means any and all liabilities (i) under Title IV of ERISA, (ii) under Section 302 of ERISA, (iii) under Sections 412 and 4971 of the Code, or (iv) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code.

(g)           All group health plans of PFI and PFI Subsidiaries have been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code and with the group health plan portability, access and renewability requirements of Sections 9801 through 9833 of the Code, and corresponding provisions of ERISA, in all material respects.

(h)           To the Knowledge of PFI, to the extent that PFI or any PFI Subsidiaries have used the services of workers who: (i) have been provided by a third party contract labor supplier, (ii) are independent contractors, (iii) are temporary or (iv) are leased employees, as that term is defined in Section 414(n) of the Code (hereinafter referred to as the “Workers”), for more than six months or who may otherwise be eligible to participate in any of the Employee Plans such Workers have been granted the right to participate in any of the Employee Plans to the extent required by law and such participation or non-participation in such Employee Plans would not result in the disqualification of any of the Employee Plans or the imposition of penalties or excise taxes with respect to the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Entity.

(i)            With respect to each Employee Plan that is funded wholly or partially through an insurance policy, there will be no material liability of PFI or the PFI Subsidiaries, as of the Closing Date, under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Closing Date.

(j)            Except as set forth in the PFI Disclosure Schedule, no PFI Employee Plan or Benefit Arrangement provides a gross-up for any Taxes which may be imposed under Section 4999 of the Code relating to parachute payments or for failure to comply with the requirements of Section 409A of the Code.

(k)           Except as set forth in the PFI Disclosure Schedules, there will be no “excess parachute payments” (within the meaning of Section 280G of the Code) that will be payable in connection with the Merger.

4.19.        Certain Contracts. Except as set forth in the PFI Disclosure Schedules or as disclosed in the PFI SEC Documents (each item listed or required to be listed in such PFI Disclosure Schedule or the PFI SEC Documents being referred to herein as a “PFI Contract or PFI Contracts”), neither PFI nor the PFI Subsidiaries is a party or otherwise subject to:

(a)           any employment (excluding oral agreements for “at will” employment which agreements do not contain any terms related to any deferred compensation, bonus (other than bonuses generally available to similarly situated employees), severance, change in control agreements or retirement benefits), change in control agreements, deferred compensation, bonus or consulting contract;

(b)           any advertising, brokerage, licensing, dealership, representative or agency relationship or contract requiring payment by PFI or the PFI Subsidiaries of $25,000 or more per annum;

(c)           any contract or agreement that restricts PFI or the PFI Subsidiaries (or would restrict any Affiliate of PFI or the PFI Subsidiaries after the Effective Time of the Merger) from competing in any line of business with any Person or using or employing the services of any Person;

(d)           any lease of real or personal property providing for annual lease payments by or to PFI or the PFI Subsidiaries in excess of $25,000 per annum other than (A) financing leases entered into in the ordinary course of business in which PFI or the PFI Subsidiaries is lessor and which is disclosed in the PFI Financial Statements and (B) leases of real property presently used by the PFI Subsidiaries as offices or other facilities previously disclosed in the PFI Disclosure Schedules;

(e)           any mortgage, pledge, conditional sales contract, security agreement, option, or any other similar agreement with respect to any interest of PFI or the PFI Subsidiaries (other than as mortgagor or pledgor in the ordinary course of its banking business or as mortgagee, secured party or deed of trust beneficiary in the ordinary course of its banking business or as security for deposits of Governmental Entities in the ordinary course of its banking business) in personal property having a value of $25,000 or more;

(f)            any stock purchase, stock option, stock bonus, stock ownership, profit sharing, group insurance, bonus, deferred compensation, severance pay, pension, retirement, savings or other incentive, welfare or employment plan or material agreement providing benefits to any present or former employees, officers or directors of PFI or the PFI Subsidiaries (including without limitation any agreement, plan or arrangement providing for the payment of any compensation or benefits following a change-of-control with respect to PFI, whether or not subject to further triggering events);

(g)           any agreement to acquire equipment or any commitment to make capital expenditures of $25,000 or more;

(h)           other than agreements entered into in the ordinary course of business, including sales of other real estate owned, any agreement for the sale of any property or assets in which PFI or the PFI Subsidiaries has an ownership interest which is of material significance to the operations of the PFI or the PFI Subsidiaries or for the grant of any preferential right to purchase any such property or asset;

(i)            any agreement for the borrowing of any money (other than (i) liabilities or interbank borrowings made in the ordinary course of its banking business and reflected or to be reflected in the financial records of PFI or the PFI Subsidiaries, (ii) short-term borrowings (including refinancings thereof) made at then prevailing market rates and terms consistent with prior practice;

(j)            any guarantee or indemnification which involves the sum of $25,000 or more, other than letters of credit or loan commitments issued in the normal course of business and customary director, officer and employee indemnification provisions;

(k)           any material agreement which would be terminable other than by PFI or the PFI Subsidiaries as a result of the consummation of the transactions contemplated by this Agreement;

(l)            any contract of participation with any other bank in any loan in excess of $100,000 or any sales of assets of PFI or the PFI Subsidiaries with recourse of any kind to PFI or the PFI Subsidiaries except the sale of mortgage loans, servicing rights, repurchase or reverse repurchase agreements, securities or other financial transactions in the ordinary course of business;

(m)          any agreement providing for the sale or servicing of any loan or other asset which constitutes a “recourse arrangement” under applicable regulation or policy promulgated by a Governmental Entity (except for agreements for the sale of guaranteed portions of loans guaranteed in part by the U.S. Small Business Administration and related servicing agreements);

(n)           any contract relating to the provision of data processing services to PFI or the PFI Subsidiaries which provides for payments which in the aggregate (including any cancellation or termination payments or the effect of any required minimum notice periods prior to cancellation or termination) exceed $25,000;

(o)           any contract or commitment to purchase or sell bulk packages of mortgage servicing rights; or

(p)           any other agreement of any other kind which involves future payments or receipts or performances of services or delivery of items requiring payment of $25,000 per annum or more to or by PFI or the PFI Subsidiaries other than payments made under or pursuant to loan agreements, letters of credit and participation agreements entered into in the ordinary course of business.

(q)           any contacts or agreements with any existing or former subsidiary of the Company.

Complete copies of all Scheduled Contracts, including all amendments and supplements thereto, entered into on or before the date hereof have been delivered or made available to Buyer.

Except as set forth in Section 4.18 of the PFI Disclosure Schedule, to the Knowledge of PFI:  (i) each PFI Contract is valid and binding and in full force and effect, (ii) PFI has performed all obligations required to be performed by it to date under each PFI Contract, and is not in default under or in breach of any material term or provision of any PFI Contract to which it is a party, is subject or is otherwise bound, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such default or breach, (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a default on the part of PFI under any PFI Contract, and (iv) to the Knowledge of PFI no other party to any PFI Contract is in default in any respect thereunder.

4.20.        Agreements with Regulatory Agencies. Except as may be set forth in Section 4.20 of the PFI Disclosure Schedule, PFI is not subject to any cease and desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (each, whether or not set forth on Section 4.20 of the PFI Disclosure Schedule, a “Regulatory Agreement”), any Regulatory Agency that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has PFI been advised by any Regulatory Agency that it is considering issuing or requesting any Regulatory Agreement.

4.21.        Environmental Matters. To PFI’s knowledge, (i) each of PFI and the PFI Subsidiaries is in material compliance with all Environmental Regulations; (ii) there are no Tanks on or about PFI Property; (iii) there are no Hazardous Materials on, below or above the surface of, or migrating to or from PFI Property; and (iv) without limiting Section 4.21 hereof or the foregoing representations and warranties contained in clauses (i) through (iii), there is no claim, action, suit, or proceeding or notice thereof before any Governmental Entity pending against PFI or the PFI Subsidiaries and there is no outstanding judgment, order, writ, injunction, decree, or award against or affecting PFI Property relating to the foregoing representations (i)- (iii), in each case the noncompliance with which, or the presence of which, would have or would reasonably be expected to have a Material Adverse Effect. To PFI’s Knowledge, PFI has listed in the PFI Disclosure Schedule all environmental assessments or reports with respect to each piece of PFI Property. For purposes of this Agreement, the term “Environmental Regulations” shall mean all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items, of all Governmental Entities and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment, including, without limitation, those pertaining to reporting, licensing, permitting, investigation, and remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials, chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials or wastes whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials, or wastes, whether solid, liquid, or gaseous in nature and all requirements pertaining to the protection of the health and safety of employees or the public. “Company Property” shall mean real estate currently owned, leased, or otherwise used by PFI or the PFI Subsidiaries. “Tank” shall mean treatment or storage tanks, gas or oil wells and associated piping transportation devices. “Hazardous Materials” shall mean any substance: (1) the presence of which requires investigation or remediation under any Law; (2) which is or becomes defined as a hazardous waste, hazardous substance, hazardous material, used oil, pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, et seq.); the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.); the Clean Air Act, as amended (42 U.S.C. Section 7401, et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251, et seq.); the Toxic Substances Control Act, as amended (15 U.S.C. Section 9601, et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. Section 651; the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. Section 11001, et seq.); the Mine Safety and Health Act of 1977, as amended (30 U.S.C. Section 801, et seq.); the Safe Drinking Water Act (42 U.S.C. Section 300f, et seq.); and all comparable state and local Laws; (3) comparable Laws of other jurisdictions; or (4) the presence of which causes or threatens to cause a nuisance, trespass or other common law tort upon real property or adjacent properties or poses or threatens to pose a hazard to the health or safety of persons or without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons; or (5) polychlorinated biphenyls (PCBs), asbestos, lead-containing paints or urea formaldehyde foam insulation.

4.22.        [Intentionally Omitted]

4.23.        Opinion. Prior to the execution of this Agreement, PFI has received an opinion from Hovde Financial, LLC to the effect that, as of the date thereof and based upon and subject to the matters set forth therein, the Merger Consideration to be received by the stockholders of PFI is fair to such stockholders from a financial point of view. Such opinion has not been amended or rescinded as of the date hereof.

4.24.        Insurance. Section 4.24 of the PFI Disclosure Schedule includes a complete list of all insurance policies (other than title insurance policies or insurance policies of which any PFI Subsidiary is a beneficiary incident to the making of individual loans) held by PFI or any PFI Subsidiary. To the Knowledge of PFI, there are no outstanding unresolved claims for losses under any such insurance policies. To the Knowledge of PFI: PFI and the PFI Subsidiaries have paid all amounts due and payable under any insurance policies and guaranties applicable to them and their assets and operations; all such insurance policies and guaranties are in full force and effect; and PFI, the PFI Subsidiaries and all of the PFI Real Estate and other material properties of PFI and the PFI Subsidiaries are insured against fire, casualty, theft, loss, and such other events against which it is customary to insure, all such insurance policies being in amounts that are adequate and are consistent with past practices and experience.

4.25.        Intentionally Omitted.

4.26.        Loan and Investment Portfolio.

(a)           To the Knowledge of PFI, except as may be set forth in Section 4.26 of the PFI Disclosure Schedule, PFI is not a party to any written or oral (i) loan agreement, note or borrowing arrangement (including, without limitation, leases, credit enhancements, commitments, guarantees or interest-bearing assets) (collectively, “Loans”), other than Loans the unpaid principal balance of which does not exceed $25,000, under the terms of which the obligor was, as of June 30, 2005, over 90 days delinquent in payment of principal or interest or in default of any other provision, or (ii) Loan with any director, executive officer or 5% or greater stockholder of PFI, or to the Knowledge of PFI, any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing. Section 4.26 of the PFI Disclosure Schedule sets forth (i) all of the Loans of PFI that as of June 30, 2005, were classified by any bank examiner (whether regulatory or internal) as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, and (ii) each asset of PFI that as of June 30, 2005, was classified as “Other Real Estate Owned” and the book value thereof.

(b)           Each Loan in original principal amount in excess of $25,000 (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c)           (i)            The PFI Disclosure Schedule sets forth all evidences of indebtedness reflected as assets on the books and records of PFI and the PFI Subsidiaries (“Loans”) by PFI and the PFI Subsidiaries to executive officers (as such term is defined in Part 215 of Title 12 of the Code of Federal Regulations) of PFI or any of the PFI Subsidiaries; (ii) there are no Loans to any employee, officer, director of other Affiliate of PFI or any of the PFI Subsidiaries on which the borrower is paying a rate other than that reflected in the note or the relevant credit agreement or on which the borrower is paying a rate which was below market at the time the Loan was made; and (iii) except as listed on the PFI Disclosure Schedule, all such Loans are and were made in compliance in all material respects with all applicable Laws, are evidenced in all material respects by appropriate and sufficient documentation and, to PFI’s knowledge, each constitutes the legal, valid and binding obligation of the obligor named therein, subject to bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium, or other similar laws affecting the rights of creditors generally and by general equitable principles.

(d)           Each outstanding Loan and each commitment to extend credit has been solicited and originated and is administered and serviced in all material respects in accordance with the relevant loan documents, PFI’s underwriting standards in effect at the time the loan was made and with all applicable requirements of Laws.

(e)           Except as set forth on the PFI Disclosure Schedule, none of the agreements pursuant to which PFI or any of the PFI Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase or substitute such Loans or interests therein solely on account of a payment default by the obligor on any such Loan.

(f)            To the Knowledge of PFI, each of PFI and the PFI Subsidiaries is in compliance in all material respects with all applicable Laws pertaining to its or their lending activities, including, without limitation, the Truth-In-Lending Act and Regulation Z, the Equal Credit Opportunity Act and Regulation B, the Real Estate Settlement Procedures Act and Regulation X, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Office of Foreign Asset Control rules and regulations and all HUD, Ginnie Mae, Fannie Mae, Freddie Mac, other investor and mortgage insurance company requirements relating to the origination, sale and servicing of mortgage and consumer loans.

(g)           All United States Treasury securities, obligations of other United States Government agencies and corporations, obligations of States of the United States and their political subdivisions, and other investment securities classified as “held to maturity” and “available for sale” held by PFI, Pelican and the PFI Subsidiaries (other than Pelican), as reflected in the PFI Financial Statements, were classified and accounted for in accordance with Statement of Financial Accounting Standards No. 115 and the intentions of management.

4.27.        State Takeover Laws and Charter Provisions. PFI has taken all necessary action to exempt the transactions contemplated by this Agreement from any restrictive provision of (i) any applicable moratorium, control share, fair price, business combination, or other anti-takeover laws and regulations, or (ii) the Certificate of Incorporation or Bylaws of PFI.

4.28.        Sole Agreement. With the exception of this Agreement, neither PFI nor any PFI Subsidiary is a party to (i) except as disclosed on Section 4.28 of the PFI Disclosure Schedule, any letter of intent or agreement to merge, to consolidate, to sell or purchase assets (other than in the normal course of its business), (ii) except as disclosed on Section 4.28 of the PFI Disclosure Schedule, any other agreement which contemplates the involvement of PFI or any PFI Subsidiary (or any of their assets) in any business combination of any kind; or (iii) any agreement, contract, commitment, understanding or arrangement obligating PFI or any PFI

Subsidiary to issue or sell or authorize the sale or transfer of any shares of capital stock of PFI or any PFI Subsidiary, except PFI Stock Options. There are no contracts, agreements, understandings or commitments relating to the right of PFI to vote or to dispose of any shares of capital stock of any PFI Subsidiary.

4.29.        Disclosure.

(a)           The information concerning, and representations and warranties made by, PFI set forth in this Agreement, or in the PFI Disclosure Schedule, or in any document, statement, certificate or other writing furnished or to be furnished by or on behalf of PFI or any PFI Subsidiary to Buyer pursuant hereto, do not and will not contain any untrue statement of a material fact or omit and will not omit to state a material fact required to be stated herein or therein which is necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they were or are made, not false or misleading.

(b)           Copies of all documents heretofore or hereafter delivered or made available to Buyer by or on behalf of PFI or any PFI Subsidiary pursuant hereto were or will be complete and accurate copies of such documents.

4.30.        Absence of Undisclosed Liabilities. To PFI’s Knowledge, neither PFI nor any PFI Subsidiary has any obligation or liability that is material to the financial condition or operations of any of them, or that, when combined with all similar obligations or liabilities, would be material to their financial condition or operations, (i) except as disclosed in the PFI Financial Statements delivered to Buyer prior to the date of this Agreement, or (ii) except as contemplated under this Agreement. Except as disclosed on Section 4.30 of the PFI Disclosure Schedule, since the Balance Sheet Date, neither PFI nor any PFI Subsidiary has incurred or paid any obligation or liability which would be material to the financial condition or operations of PFI and its Subsidiaries, taken as a whole, except for obligations paid in connection with transactions made by them in the ordinary course of their business consistent with past practices and Applicable Law.

4.31.        Allowance for Loan Losses.

(a)           To the Knowledge of PFI, the allowance for loan losses shown on the PFI Financial Statements is adequate in all material respects to provide for anticipated losses inherent in loans outstanding.

(b)           To the Knowledge of PFI, the allowance for losses in real estate owned, if any, shown on the PFI Financial Statements is or will be adequate in all material respects to provide for anticipated losses inherent in real estate owned by PFI or any PFI Subsidiary and the net book value of real estate owned as shown on the most recent balance sheet included in the PFI Financial Statements is the fair value of the real estate owned in accordance with Statement of Position 92-3.

4.32.        Compliance with Laws.

(a)           To the Knowledge of PFI, PFI and each PFI Subsidiary is in compliance with all Applicable Laws, reporting and licensing requirements, and orders applicable to its business or employees (including, but not limited to, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, the Bank Secrecy Act, fair lending laws or other laws relating to discrimination, consumer disclosure and currency transaction reporting) the noncompliance, breach or violation of which (either individually or in aggregate)  would reasonably be expected to have a Material Adverse Effect; and

(b)           Except with respect to those breaches that either individually or in aggregate would not reasonably be expected to have a Material Adverse Effect, to PFI’s Knowledge neither PFI nor any PFI Subsidiary has received notification or communication from any Governmental Authorities, or the staff thereof (i) asserting that PFI or any PFI Subsidiary is not in compliance with any Applicable Law, (ii) threatening to revoke any Consent, license, franchise, permit, or governmental authorization, or (iii) requiring PFI or any PFI Subsidiary to enter into a cease and desist order, consent, agreement, memorandum of understanding or similar arrangement.

4.33.        Material Contract Defaults. To the Knowledge of PFI, neither PFI nor any PFI Subsidiary is in default under any contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which it is a party or by which its respective assets, business, or operations may be bound or affected or under which it or its respective assets, business, or operations receives benefits, and which default would reasonably be expected to have either individually or in the aggregate a Material Adverse Effect, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

4.34.        Certain Regulatory Matters.

(a)           PFI is a member of the Federal Home Loan Bank of Atlanta.

(b)           PFI has not paid any dividends to any Affiliate that (i) caused the regulatory capital of PFI to be less than the amount then required by Applicable Law or (ii) exceeded any other limitation on the payment of dividends imposed by Applicable Law, agreement or regulatory policy.

PFI has adopted policies and procedures designed to promote overall compliance with the Bank Secrecy Act (31 U.S.C. Section 5301), the Truth-in-Lending Act (15 U.S.C. Section 1601 et seq.), the Expedited Funds Availability Act (12 U.S.C. Section 4001) and the regulations adopted under each such act and have materially complied with the reporting requirements under the Bank Secrecy Act and the regulations thereunder.

4.35.        PFI Information. The information relating to PFI and its Subsidiaries to be contained in the Proxy Statement, or in any other document filed with any other regulatory agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Proxy Statement (except for such portions thereof that relate to Buyer) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

4.36.        Offices and ATMs. Set forth on Schedule 4.34 is the PFI Offices List setting forth the headquarters of each of PFI and the PFI Subsidiaries (identified as such) and, as of the date hereof, each of the offices and automated teller machines (“ATMs”) maintained and operated by PFI or the PFI Subsidiaries (including, without limitation, representative and loan production offices and operations centers) and the location thereof. Except as set forth on the PFI Offices List, as of the date hereof, neither PFI nor any of the PFI Subsidiaries maintains any other office or ATM or conducts business at any other location, and neither PFI nor the PFI Subsidiaries has applied for or received permission to open any additional branch or operate at any other location.

4.37.        Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of PFI Stock to adopt this Agreement is the only vote of the holders of any class or series of PFI capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby (including the Merger).

4.38.        Power of Attorney. Neither PFI nor any of the PFI Subsidiaries has granted any Person a power of attorney or similar authorization that is presently in effect or outstanding except in the ordinary course of business consistent with prior practice.

4.39.        Facts Affecting Regulatory Approvals. To the best knowledge of PFI, there is no fact, event or condition applicable to PFI or the PFI Subsidiaries which will, or reasonably could be expected to, adversely affect the likelihood of securing, or unduly delay the receipt of, the requisite approvals or consents of any Governmental Entity to the Merger and the transactions contemplated by this Agreement.

4.40.        Derivative Transactions.

(a)           Except as would not have, or would not reasonably be expected to have, a Material Adverse Effect, all Derivative Transactions (as defined herein) entered into by PFI or any of its Subsidiaries were entered into in accordance with applicable rules, regulations and policies of any Governmental Entity, and in accordance with the investment, securities, commodities, risk management and other policies, practices and procedures employed by PFI and the PFI Subsidiaries, and were entered into with counterparties who were believed at the time to be financially responsible and able to understand (either alone or in consultation with their advisers) and to bear the risks of such Derivative Transactions; and PFI and each of its Subsidiaries have duly performed all of their obligations under the Derivative Transactions to the extent that such obligations to perform have accrued, and, to PFI’s knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder. PFI and the PFI Subsidiaries have adopted policies and procedures consistent with the publications of applicable Governmental Entities with respect to their derivatives programs.

(b)           For purposes of this Section 4.40, “Derivative Transactions” means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, credit-related events or conditions or any indexes, or any other similar transaction or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions; provided that, for the avoidance of doubt, the term “Derivative Transactions” shall not include any PFI Stock Options.

4.41.        Trust Powers. Pelican does not presently maintain trust or exercise trust powers, nor does any other PFI Subsidiary.

4.42.        Registration Obligation. Neither PFI nor any of the PFI Subsidiaries is under any obligation, contingent or otherwise, to register any of their respective securities under the Securities Act, other than PFI Stock issued or issuable under PFI’s equity compensation plans.

4.43.        Controls and Procedures.

(a)           To the Knowledge of PFI, Each of the principal executive officer and the principal financial officer of PFI (or each former principal executive officer and former principal financial officer of PFI, as applicable) has made all certifications required under Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated thereunder and under the Exchange Act (collectively, the “Sarbanes-Oxley Act”) with respect to the PFI SEC Documents, and PFI has delivered to Buyer a summary of any disclosure made by management to PFI’s auditors and audit committee since January 1, 2003 referred to in such certifications. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(b)           To the Knowledge of PFI, PFI has (i) designed and maintained disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) to ensure that material information required to be disclosed by PFI in the reports it files or furnishes under the Exchange Act is communicated to its management by others within those entities as appropriate to allow timely decisions regarding required disclosure, (ii) disclosed, based on its most recent evaluation, to its auditors and the audit committee of its Board of Directors (A) any significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting which could adversely affect its ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in its internal controls over financial reporting and (iii) identified for PFI’s auditors any material weaknesses in internal controls. PFI has provided to Buyer true and correct copies of any of the foregoing disclosures to the auditors or audit committee that have been made in writing from January 1, 2003 through the date hereof, and will promptly provide to Buyer true and correct copies of any such disclosure that is made after the date hereof.

(c)           No personal loan or other extension of credit by PFI or any PFI Subsidiary to any of its or their executive officers or directors has been made or modified (other than as permitted by Section 13 of the Exchange Act and Section 402 of the Sarbanes-Oxley Act) since July 31, 2002.

(d)           Since January 1, 2003, (i) neither PFI nor any of the PFI Subsidiaries nor, to PFI’s knowledge, any director, officer, employee, auditor, accountant or representative of PFI or any of the PFI Subsidiaries has received any written complaint, allegation, assertion, or claim that PFI or any of the PFI Subsidiaries has engaged in improper or illegal accounting or auditing practices or maintains improper or inadequate internal accounting controls and (ii) no attorney representing PFI or any of the PFI Subsidiaries, whether or not employed by PFI or any of the PFI Subsidiaries, has reported evidence of a material violation of U.S. federal or state securities Laws, a material breach of fiduciary duty or similar material violation by PFI, any of the PFI Subsidiaries or any of their respective officers, directors, employees or agents to any officer of PFI, the Board of Directors of PFI or any member or committee thereof. For purposes of this Agreement, “knowledge” of any Person means the actual knowledge of any officer (as such term is defined in Rule 16a-1(f) under the Exchange Act) of such Person.

4.44.        CRA, Anti-Money Laundering, OFAC and Customer Information Security. Pelican has received a rating of “Satisfactory” in its most recent examination or interim review with respect to the Community Reinvestment Act (“CRA”). Except as set forth in the PFI Disclosure Schedules, neither PFI nor any PFI Subsidiary, has been advised of in writing, or to PFI Knowledge is aware of any facts or circumstances that exist, which would cause PFI or any other PFI Subsidiary: (i) to be deemed not to be in satisfactory compliance in any material respect with the CRA, and the regulations promulgated thereunder, or to be assigned a rating for CRA purposes by federal or state bank regulators of lower than “satisfactory”; or (ii) to be deemed to be operating in violation in any material respect of the Bank Secrecy Act, the Patriot Act, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation (collectively, the “anti-money laundering laws”); or (iii) to be deemed not to be in satisfactory compliance in any material respect with the applicable privacy of customer information requirements contained in any federal and state privacy laws and regulations, including without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and the regulations promulgated thereunder, as well as the provisions of the information security program adopted by Pelican pursuant to 12 C.F.R. Part 570. Neither PFI nor any PFI Subsidiary is aware of any facts or circumstances which would cause either to believe that any non-public customer information has been disclosed to or accessed by an unauthorized third party in a manner which would cause either PFI or Pelican or any other PFI Subsidiary to undertake any remedial action, except for such facts or circumstances, individually or in the aggregate, as would not reasonably be expected to have a Material Adverse Effect. The board of directors of Pelican (or where appropriate of any other PFI Subsidiary) has adopted, and Pelican (or such other PFI Subsidiary) has implemented, an anti-money laundering program that to the Knowledge of PFI, contains adequate and appropriate customer identification verification procedures that comply with Section 326 of the Patriot Act and such anti-money laundering program meets to the Knowledge of PFI, the requirements in all material respects of Section 352 of the Patriot Act and the regulations thereunder, and to the Knowledge of PFI, Pelican (or such other PFI Subsidiary) has complied in all material respects with any requirements to file reports and other necessary documents as required by the Patriot Act and the regulations thereunder.

4.45.        Investment Management and Related Activities. To the Knowledge of PFI and except as set forth in the PFI Disclosure Schedule, none of PFI, any of the PFI Subsidiaries or PFI’s or the PFI Subsidiaries’ directors, officers or employees is required to be registered, licensed or authorized under any applicable Law as an investment adviser, a broker, dealer, an insurance agency or PFI, a commodity trading adviser, a commodity pool operator, a futures commission merchant, an introducing broker, a registered representative or associated person, investment adviser, representative or solicitor, a counseling officer, an insurance agent or broker, a sales person or in any similar capacity with a Governmental Entity.

4.46.        Marine Loan Portfolio. PFI and the PFI Subsidiaries loans for the purchase or improvement of boats, vessels or other water craft shall be set forth in the PFI Disclosure Schedule 4.46 (the “Marine Loan Portfolio”). The Marine Loan Portfolio shall sold pursuant to a contract substantially similar to the Contract Attached hereto as Exhibit D (hereinafter the “MK Contract”). All such loans listed in the PFI Disclosure Schedule 4.46 which are not sold pursuant to the MK Contract or are repurchased or reacquired and which are not sold or paid off prior to the Effective Time or to which a claim for indemnity or breach of warranty is made against PFI or the PFI Subsidiaries which is not resolved prior to the Effective Time (hereinafter a “Repurchased Loan”), shall be “fully reserved for” or “written off” prior to the Effective Time for purposes of Section 2.7(b) except to the extent that such Repurchased Loan is handled as provided in Section 2.7(a)(ii).

4.47.        Intentionally left Blank.

4.48.        Core Deposits. Core Deposits of Pelican shall be in excess of $115,000,000 as of the effective date. Core Deposits is defined as total deposits less all of the following:  brokered deposits, internet deposits, inter-company or Affiliate deposits.

ARTICLE V. REPRESENTATIONS AND WARRANTIES
OF BUYER AND NEWCO

Subject to Article III, Buyer and Newco hereby represent and warrant to PFI as follows:

5.1.          Corporate Organization.

(a)           Buyer and Newco are Bank Holding Companies (as defined in the BHC Act) duly organized, validly existing and in good standing under the laws of the State of Iowa. Buyer and Newco each has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, holds properties and assets only of the types permitted by the laws of the State of Iowa, the United States, the rules and regulations promulgated by the Regulatory agencies for insured depository institutions, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The Articles of Incorporation and Bylaws of Buyer and Newco, copies of which have previously been made available to PFI, are true and correct copies of such documents as in effect as of the date hereof. The deposit accounts of Buyer’s bank Subsidiaries are insured by the FDIC through the Bank Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required in connection herewith have been paid when due.

(b)           Each Subsidiary of Buyer is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. Each Subsidiary of Buyer has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary.

5.2.          Authority; No Violation.

(a)           Buyer and Newco each has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Boards of Directors of Buyer and Newco, and no other corporate proceedings on the part of Buyer and Newco are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and Newco and (assuming due authorization, execution and delivery by PFI) this Agreement constitutes a valid and binding obligation of Buyer and Newco, enforceable against Buyer and Newco in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally.

(b)           Neither the execution and delivery of this Agreement by Buyer and Newco, nor the consummation by Buyer and Newco of the transactions contemplated hereby, nor compliance by Buyer and Newco with any of the terms or provisions hereof, will (i) violate any provision of the Articles of Incorporation or Bylaws of Buyer or Newco, or the articles of incorporation or bylaws or similar governing documents of any of its Subsidiaries or (ii) assuming that the consents and approvals referred to in Section 5.4 are duly obtained, to Buyer’s Knowledge, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Buyer, Newco or any of Buyer’s other Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of Buyer, Newco or any of Buyer’s other Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Buyer, Newco or any of Buyer’s other Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.

5.3.          Consents and Approvals. Except for (a) the filing of applications and notices, as applicable, with Regulatory Agencies and approval of such applications and notices, (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and Iowa and (c) the Banking Approvals, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are required to be made by Buyer or Newco in connection with the execution and delivery by Buyer and Newco of this Agreement and the consummation by Buyer and Newco of the Merger and the other transactions contemplated hereby.

5.4.          Funds. Buyer has sufficient resources and will have liquid cash funds available to enable Buyer to pay the Merger Consideration and the PFI Stock Option Consideration .

5.5.          Broker’s Fees. Neither Buyer nor Newco, nor any of their respective officers or directors, has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with any of the transactions contemplated by this Agreement.

5.6.          Legal Proceedings.

(a)           Except as disclosed by the Buyer in the Buyers Disclosure Schedule attached hereto, neither Buyer nor Newco nor any of Buyer’s other Subsidiaries or affiliates is a party to any and there are no pending or, to Buyer’s Knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations (collectively, the “Proceedings”) of any nature against Buyer, Newco or any of Buyer’s other Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement. None of such Proceedings would reasonably be expected to have a Material Adverse Effect on Buyer, Newco and Buyer’s other Subsidiaries, taken as a whole.

(b)           There is no injunction, order, judgment or decree imposed upon Buyer, Newco or any of Buyer’s other Subsidiaries with respect to the transactions contemplated by this Agreement.

5.7.          Buyer Information. The information relating to Buyer, Newco and Buyer’s other Subsidiaries to be contained in the Proxy Statement, or in any other document filed with any other regulatory agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

5.8.          Ownership of PFI Common Stock. Neither Buyer nor Newco nor any of their respective Affiliates or associates (as such terms are defined under the Exchange Act) (i) beneficially owns, directly or indirectly, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of PFI.

5.9.          Approvals. As of the date hereof, Buyer has no Knowledge of any fact or condition relating to Buyer or Newco that would prevent all regulatory approvals required for the consummation of the transactions contemplated hereby (including, without limitation, the Merger) from being obtained.

5.10.        Disclosure. The information concerning, and representations and warranties made by, Buyer and Newco set forth in this Agreement, or in any document, statement, certificate or other writing furnished or to be furnished by or on behalf of Buyer, Newco or any Buyer Subsidiary to PFI pursuant hereto, do not and will not contain any untrue statement of a material fact or omit and will not omit to state a material fact required to be stated herein or therein which is necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they were or are made, not false or misleading.

5.11.        Capitalization, Regulatory Issues. Upon the date hereof and to the Knowledge of Buyer at the Effective Time, the Buyer will be “well capitalized” as such term is used for bank regulatory requirements, Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of Buyer and each Buyer Subsidiary, no Regulatory Agency has initiated any proceeding or, to the Knowledge of Buyer, investigation into the business or operations of Buyer or any Buyer Subsidiary since January 1, 2002. To Buyer’s Knowledge, there is no unresolved violation or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of PFI or any PFI Subsidiary. Buyer has received a “Satisfactory” rating in its most recent CRA exam.

5.12.        Employment of Directors and Executive Officers of PFI or Pelican. As of the date hereof, neither Buyer or Newco nor any subsidiary or affiliate of either Buyer or Newco have offered any position or other type of employment or consulting arrangement (whether for compensation or otherwise) to, or entered any contract or understanding with respect to the foregoing with, any director or executive officer of PFI or Pelican.

ARTICLE VI. COVENANTS RELATING TO CONDUCT OF BUSINESS

6.1.          Covenants of PFI. During the period from the date hereof and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of Buyer, PFI and each PFI Subsidiary shall carry on its business in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, and except as set forth in Section 6.1 of the PFI Disclosure Schedule or as otherwise contemplated by this Agreement or consented to in writing by Buyer, PFI and each PFI Subsidiary shall not:

(a)           declare or pay any dividends on, or make other distributions in respect of, any of its capital stock, except for dividends payable on the Series A Convertible Preferred Stock issued to Buyer in accordance with the provisions of Section 9.5 hereof;

(b)           (i)            repurchase, redeem or otherwise acquire any shares of the capital stock of PFI or any PFI Subsidiary, or any securities convertible into or exercisable for any shares of the capital stock of PFI or any PFI Subsidiary, (ii) split, combine or reclassify any shares of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) except pursuant to Rights referenced on the PFI Disclosure Schedule, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing (including additional Rights similar to those set forth on the PFI Disclosure Schedule);

(c)           amend its Certificate of Incorporation, Bylaws or other similar governing documents;

(d)           make any capital expenditures other than those which (i) are made in the ordinary course of business or are necessary to maintain existing assets in good repair and (ii) in any event are in an amount of no more than $25,000 in the aggregate; enter into any new line of business;

(e)           acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings or in the ordinary course of business consistent with past practices;

(f)            take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article VIII not being satisfied;

(g)           change its methods of accounting in effect at December 31, 2004, except as required by changes in GAAP or regulatory accounting principles as concurred to by PFI’s independent auditors;

(h)           (i)            except as required by applicable law, as set forth in Section 4.18, or as required to maintain qualification pursuant to the Code, adopt, amend, or terminate any employee benefit plan (including, without limitation, any Plan) or any agreement, arrangement, plan or policy between PFI or one or more of its current or former directors, officers or employees or any Affiliate of any such person, or (ii) except for normal increases in the ordinary course of business consistent with past practice (including, but not limited to, the payment of bonuses to employees of PFI) or except as required by applicable law, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any Plan or agreement as in effect as of the date hereof (including, without limitation, the granting of any stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares);

(i)            other than activities in the ordinary course of business consistent with past practice, sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its material assets, properties or other rights or agreements;

(j)            other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

(k)           file any application to relocate or terminate the operations of any of its banking offices;

(l)            create, renew, amend or terminate or give notice of a proposed renewal, amendment or termination of, any contract, agreement or lease for goods, services or office space, involving payments thereunder by PFI or any PFI Subsidiary in excess of $25,000 per year, to which PFI or any PFI Subsidiary is a party or by which PFI or any PFI Subsidiaries or their properties are bound, other than the renewal in the ordinary course of business of any lease the term or option to renew of which expires prior to the Closing Date;

(m)          incur any indebtedness for borrowed money or assume, guaranty, endorse or otherwise as an accommodation become responsible for the obligations of any other person, except for (i) in connection with banking transactions in the ordinary course of business, or (ii) short-term borrowings (including refinancings thereof) made at prevailing market rates and terms consistent with prior practice or (iii) interbank borrowings made in the ordinary course of its banking business;

(n)           compromise or otherwise settle or adjust any assertion or claim of a material deficiency in taxes (or interest thereon or penalties in connection therewith), extend the statute of limitations with any tax authority or file any pleading in court in any tax litigation or any appeal from an asserted deficiency, or file or amend any income or other material federal, foreign, state or local tax return, or make any material tax election that is inconsistent with PFI’s current tax election practices or that concerns a matter as to which PFI has no current tax election practice;

(o)           change its tax or accounting policies and procedures or any method or period of accounting unless required by GAAP, regulatory accounting principles, changes in Law or a Governmental Entity;

(p)           other than in the ordinary course and in compliance with applicable Law, grant or commit to grant any extension of credit or amend the terms of any such credit outstanding on the date hereof to any executive officer, director or holder of 10% or more of the outstanding PFI Stock, or any Affiliate of such Person;

(q)           except as provided in the PFI Disclosure Schedule, adopt or enter into any new employment agreement or other employee benefit plan or arrangement or amend or modify any employment agreement or employee benefit plan or arrangement of any such type except for such amendments as are required by Law;

(r)            grant any Person a power of attorney or similar authority, other than in the ordinary course of business consistent with past practice;

(s)           make any investment by purchase of stock or securities (including an Investment Security), contributions to capital, property transfers or otherwise in any other Person, except for federal funds, obligations of the United States Treasury or an agency of the United States Government the obligations of which are entitled to or implied to have the full faith and credit of the United States government and which have an original maturity not in excess of one year, bank qualified investment grade municipal bonds, in any case, in the ordinary course of business consistent with past practices and which are not designated as trading;

(t)            amend, modify or renew any PFI Contract or enter into any agreement or contract that would be required to be a PFI Contract under Section 4.19;

(u)           settle any material claim, action or proceeding involving any material liability for monetary damages or enter into any settlement agreement containing material obligations;

(v)           make, acquire a participation in, or reacquire an interest in a participation sold of, any loan, commitment to make a loan or other extension of credit, that is not in compliance with its normal credit underwriting standards, policies and procedures as in effect at the time of such loan, participation or other extension of Credit;

(w)          enter into, renew or increase any loan or credit commitment (including letters of credit) to, or invest or agree to invest in any person or entity or modify any of the material provisions or renew or otherwise extend the maturity date of any existing loan or credit commitment (collectively, “Lend to”) in an amount in excess of $25,000 or in any amount which, when aggregated with any and all loans or credit commitments of PFI and its Subsidiaries to such person or entity, would be in excess of $25,000; provided, however, that PFI and its Subsidiaries may renew any loan to an existing customer without Buyer’s consent provided such renewal or increase is made in accordance with the Pelican’s past practices and provided further, such customer has not been on the “watch list” or similar internal report of the Pelican during the two (2) previous years; (ii) Lend to any person or entity in an amount in excess of $25,000 or in any amount which, or when aggregated with any and all loans or credit commitments of PFI and its Subsidiaries to such person or entity, would be in excess of $25,000; (iii) Lend to any person other than in accordance with lending policies as in effect on December 31, 2004, provided that in the case of clauses (i) and (iii) PFI or Pelican shall not make any such loan until (A) PFI or Pelican has delivered to Buyer a notice of its intention to make such loan and such information as Buyer may reasonably require in respect thereof and (B) Buyer shall not have reasonably objected to such loan by giving written or facsimile notice of such objection within two (2) business days following the delivery to Buyer of the notice of intention and information as aforesaid; or (iv) Lend to any person or entity any of the loans or other extensions of credit to which or investments in which are on a “watch list” or similar internal report of PFI or Pelican; provided, however, that nothing in this subsection shall prohibit PFI or Pelican from honoring any contractual obligation in existence on the date of this Agreement;

(x)            grant any employee a severance payment or bonus in connection with said employee’s termination;

(y)           agree to do any of the foregoing.

6.2.          Covenants of Buyer. Except as otherwise contemplated by this Agreement or consented to in writing by PFI, Buyer shall not, and shall not permit any of its Subsidiaries to:

(a)           except for regular quarterly cash dividends consistent with past practice, declare or pay any dividends on or make any other distributions in respect of any of its capital stock;

(b)           take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue, or in any of the conditions to the Merger set forth in Article VIII not being satisfied; or

(c)           take any action or enter into any agreement that could reasonably be expected to jeopardize or materially delay the receipt of any Requisite Regulatory Approval (as defined in Section 8.1(b)).

ARTICLE VII. ADDITIONAL AGREEMENTS

7.1.          Regulatory Matters.

(a)           PFI, with the cooperation of Buyer, shall promptly prepare and file with the SEC the Proxy Statement within Sixty (60) days of the date hereof. Each of PFI and Buyer shall use its reasonable best efforts to respond to any comments of the staff of the SEC as promptly as practicable after such filing, and PFI shall thereafter mail the Proxy Statement to its stockholders.

(b)           The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Merger). PFI and Buyer shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to PFI or Buyer, as the case may be, and any of Buyer’s Subsidiaries, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

(c)           Buyer and PFI shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement or any other statement, filing, notice or application made by or on behalf of Buyer, PFI or their Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

(d)           Buyer and PFI shall promptly furnish each other with copies of written communications received by Buyer or PFI, as the case may be, or any of their respective Affiliates or Associates (as such terms are defined in Rule 12b-2 under the Exchange Act as in effect on the date hereof) from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

7.2.          Access to Information.

(a)           PFI and Buyer will each keep the other advised of all material developments relevant to their respective businesses, and to the consummation of the Merger, and each shall provide to the other, upon request, reasonable details of any such development. Upon reasonable notice, each party shall afford to representatives of the other party reasonable access, during normal business hours during the period prior to the Effective Time, to all of their respective properties, books, contracts, commitments and records, and during such period, shall make available all information concerning their respective businesses as may be reasonably requested. Upon the request of Buyer, and upon Buyer’s execution and delivery of a customary waiver, PFI and its Subsidiaries will request its accountants to provide reasonable access to representatives of Buyers accountants working on behalf of Buyer, to auditors’ work papers with respect to the business and properties of PFI and PFI Subsidiaries, including tax accrual work papers prepared for PFI and PFI Subsidiaries during the preceding 60 months, other than (a) books, records and documents covered by the attorney-client privilege, or that are attorneys’ work product, and (b) books, records and documents that PFI or PFI Subsidiaries are legally obligated to keep confidential. No examination or review conducted under this Section shall constitute a waiver or relinquishment on the part of Buyer of the right to rely upon the representations and warranties made by PFI herein. All documents and information concerning PFI and PFI Subsidiaries so obtained from any of them (except to the extent that such documents or information are a matter of public record or require disclosure in the Proxy Statement or any of the public portions of any applications required to be filed with any Governmental Entity to obtain the approvals and consents required to effect the transactions contemplated hereby), shall be subject to the Confidentiality Agreement.

(b)           The other provisions of this Section 7.2 notwithstanding, neither party nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of its customers, jeopardize any attorney-client privilege or contravene any law (including without limitation laws regarding exchange of information), rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date hereof.

(c)           All non-public information furnished to Buyer or PFI by the other party hereto pursuant to this Agreement (other than (i) information already in the receiving party’s possession, or (ii) information that is or becomes generally available to the public other than as a result of a disclosure by the receiving party or any of its directors, officers, employees, agents or advisors, or (iii) information that becomes available to the receiving party on a non-confidential basis from a source other than the disclosing party or its advisors, provided that such source is not known by the receiving party after due inquiry to be bound by a confidentiality agreement with or other obligation of secrecy to the disclosing party) shall be kept confidential, and the parties shall maintain, and shall cause each of their respective directors, officers, attorneys and advisors to maintain, the confidentiality of all information obtained hereunder which is not otherwise publicly disclosed by the other party, said undertakings with respect to confidentiality to survive any termination of this Agreement. In the event of the termination of this Agreement, each party shall return to the other party upon request all confidential information previously furnished in connection with the transactions contemplated by this Agreement.

(d)           No investigation by either of the parties or their respective representatives shall affect the representations, warranties, covenants or agreements of the other set forth herein.

7.3.          Certain Actions.

(a)           Except with respect to this Agreement and the transactions contemplated hereby, neither PFI nor any of its directors, officers, agents, Affiliates or representatives (collectively, “Representatives”) shall, directly or indirectly, initiate, solicit, encourage or knowingly facilitate (including by way of furnishing information) any inquiries with respect to or the making of any Acquisition Proposal. Notwithstanding the foregoing, PFI may provide any public information to any corporation, association, partnership, person or other entity or group that requests such information without being solicited by or on behalf of PFI after notification to the Buyer of such request.

(b)           PFI agrees that it will, and will cause its Representatives to, immediately cease and cause to be terminated any activities, discussions, or negotiations existing as of the date hereof with any parties conducted heretofore with respect to any Acquisition Proposal.

(c)           PFI shall promptly communicate to Buyer the terms of any Acquisition Proposal it receives. PFI may, in response to an unsolicited written proposal with respect to an Acquisition Proposal from a third party, furnish information to, and negotiate, explore or otherwise engage in substantive discussions with such third party, and enter into any such agreement, arrangement or understandings, and recommend the approval of such Acquisition Proposal, in each case, only if PFI’s Board of Directors determines in good faith by majority vote, after consultation with its financial advisors and outside legal counsel, that failing to take such action would be a breach of the fiduciary duties of PFI’s Board of Directors in connection with seeking an Acquisition Proposal. In the event that PFI enters into an agreement with respect to such an Acquisition Proposal, it may terminate this Agreement.

(d)           In the event PFI’s Board of Directors, after consultation with its financial advisors and outside legal counsel, determines in good faith that it would result in a violation of its fiduciary duties under applicable law to recommend this Agreement and the Merger to PFI’s stockholders for their approval, then in submitting this Agreement to the stockholders at the meeting of stockholders, PFI may submit this Agreement without recommendation of approval, in which case the Board of Directors may communicate the basis for its lack of a recommendation of approval to the shareholders in the proxy statement or an appropriate amendment or supplement thereto to the extent required by law.

7.4.          Indemnification of PFI Directors and Officers.

(a)           For a period of 6 years beginning at the Effective Time, Buyer agrees to indemnify all individuals who are or have been officers or directors of PFI prior to the Effective time from any acts or omissions in such capacities prior to the Effective Time, to the extent that such indemnification is provided pursuant to the Certificate of Incorporation or Bylaws of PFI on the date hereof and is permitted under the DGCL.

(b)           Prior to the Effective Time PFI shall obtain a directors’ and officers’ liability insurance tail coverage policy with respect to the current and former directors and officers of PFI, relating to periods prior to the Effective Time, with coverages substantially similar to coverages as were in effect under PFI’s director and officer liability policy on the date hereof to satisfy its obligations under this Section 7.4. The costs of such insurances shall be subject to the provisions of Section 2.7(b)(vii). Buyer shall maintain such policy in effect for the term of such policy.

(c)           The provisions of this Section 7.4 are intended to be for the benefit of, and shall be enforceable by, each current and former director and officer of PFI.

7.5.          Stockholder Meeting. Subject to Section 7.3, PFI shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders to be held as soon as is reasonably practicable after the date on which PFI has responded to all of the comments of the staff of the SEC, if any, for the purpose of voting on the approval of this Agreement and the consummation of the transactions contemplated hereby. PFI shall, through its Board of Directors, subject to Section 7.3, recommend to its stockholders approval of this Agreement and the transactions contemplated hereby and such other matters as may be submitted to its stockholders in connection with this Agreement.

7.6.          Legal Conditions to Merger. Each of Buyer and PFI shall, and shall cause its Subsidiaries to, use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VIII hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by PFI or Buyer in connection with the Merger and the other transactions contemplated by this Agreement, and to comply with the terms and conditions of such consent, authorization, order or approval.

7.7.          Accounting Matters. (a)  PFI shall cooperate with Buyer concerning (i) accounting and financial matters necessary or appropriate to facilitate the Merger (taking into account Buyer’s policies, practices and procedures), including, without limitation, issues arising in connection with record keeping, loan classification, valuation adjustments, levels of loan loss reserves and other accounting practices, and (ii) PFI’s lending, investment or asset/liability management policies; provided, that any action taken pursuant to this Section 7.7 shall not be deemed to constitute or result in the breach of any representation or warranty of PFI contained in this Agreement.

(b)           At or immediately prior to the Effective Time, the PFI shall make such accounting entries or adjustments, including additions to its ALL and charge-offs of loans, as Buyer shall direct as a result of its ongoing review of the PFI or in order to implement its plans following the Effective Time or to reflect expenses and costs related to the Merger; provided, however, that unless the adjustment would otherwise be required by applicable law, rule or regulation, or by regulatory accounting principles or GAAP applied on a basis consistent with the financial statements of the PFI, (1) the PFI shall not be required to take such actions prior to the Effective Time or prior to the time Buyer agrees in writing that all of the conditions to its obligation to close as set forth in Article 8 have been satisfied or waived, and (2) no such adjustment shall be made if it would: (i) require any filing with any Governmental Authority, including any SEC Report prior to the Effective Time, (ii) violate GAAP or any law, rule or regulation applicable to PFI, (iii) otherwise materially disadvantage PFI if the Merger is not consummated, (iv) constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred or (v) result in a reduction in the Merger Consideration.

7.8.          Employee Benefit Plans; Existing Agreements.

(a)           As of the Effective Time, the employees of PFI shall be eligible to participate in employee benefit plans and severance plans of Buyer or its Subsidiaries in which similarly situated employees of Buyer or its Subsidiaries participate, to the same extent that similarly situated employees of Buyer or its Subsidiaries participate (it being understood that inclusion of PFI’s employees in Buyer’s employee benefit plans may occur at different times with respect to different plans) (hereinafter the “Buyer Plans”).

(b)           With respect to each Buyer Plan for which length of service is taken into account for any purpose (including Buyer’s severance plan), service with PFI (or predecessor employers to the extent PFI provides past service credit) shall be treated as service with Buyer for purposes of determining eligibility to participate, vesting, and entitlement to benefits, including for severance benefits and vacation entitlement (but not for accrual of defined benefit pension benefits); provided however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits. Such service also shall apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any preexisting condition limitations. To the extent permitted by the Buyer Plans, each Buyer Plan shall waive pre-existing conditions limitations under Buyer Plans with respect to any employee of PFI to the same extent that such condition was covered under the applicable PFI Plan as of the Effective Time. PFI’s employees shall be given credit for amounts paid under a corresponding benefit plan during the same period for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the Buyer Plan.

(c)           As of the Effective Time, Buyer shall cause Newco to assume and to honor in accordance with their terms all written agreements listed in Section 4.18 of the PFI Disclosure Schedule (the “Benefit Agreements”). Buyer acknowledges and agrees that the Merger will constitute a merger, sale or a change in control of PFI for all purposes under such agreements.

(d)           References in this Section 7.8 to employees of PFI shall include employees of each PFI Subsidiary. The provisions of this Section 7.8 are intended to be for the benefit of, and shall be enforceable by, each director, officer and employee of PFI and its Subsidiaries.

(e)           As of the Effective Time, Buyer shall merge the Pelican Financial, Inc. Retirement Plan into the Stark Bank Group, Ltd. 401(k) Profit Sharing Plan and Trust (the “Buyer’s Plan”). The Buyer’s Plan shall be the surviving plan following the merger.

7.9.          Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement shall take all such necessary action as may be reasonably requested by Buyer or PFI.

7.10.        [Intentionally Omitted]

ARTICLE VIII. CONDITIONS PRECEDENT

8.1.          Conditions to Each Party’s Obligation To Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a)           Stockholder Approval. This Agreement shall have been approved and adopted by the requisite vote of the holders of the outstanding shares of PFI Common Stock under applicable law.

(b)           Other Approvals. All regulatory approvals required to consummate the transactions contemplated hereby (including the Merger) shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the “Requisite Regulatory Approvals”).

(c)           No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger (an “Injunction”) shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger.

8.2.          Conditions to Obligations of Buyer. The obligation of Buyer to effect the Merger is also subject to the satisfaction or waiver by Buyer at or prior to the Effective Time of the following conditions:

(a)           Representations and Warranties. Each of the representations and warranties of PFI contained in Article 4 hereof shall be true and correct in all respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date or for changes expressly contemplated by this Agreement) subject to such exceptions as have not had, or would not be reasonably expected to have, (individually or in the aggregate) a Material Adverse Effect (it being understood that, for purposes of determining the effect of such exceptions, all Material Adverse Effect and materiality qualifications contained in such representations and warranties shall be disregarded). Without limiting the generality of the foregoing, the effects or results of any actions taken by PFI or PFI Subsidiary with the consent or at the request of Buyer shall be excluded from the determination of whether PFI has breached any representation, warranty, covenant or agreement contained in this Agreement.

(b)           Authorization of Merger. All corporate actions of the PFI necessary to authorize the execution, delivery and performance of this Agreement by PFI and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors and stockholders of PFI.

(c)           Performance of Obligations of PFI. PFI shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Buyer shall have received a certificate signed on behalf of PFI by the Chief Executive Officer or the Chief Financial Officer of PFI to such effect.

(d)           [Intentionally Omitted].

(e)           Conditions Met. Buyer shall have received a certificate of an executive officer of PFI stating that, to his Knowledge, each of the conditions set forth in Section 8.1 and Section 8.2 have been met.

(f)            Expiration of Look Back Period on MK Contract. The period of time that the buyer under the MK Contract has to return or require the repurchase of any loan in the Marine Loan Portfolio pursuant to Section 3(e) of the MK Contract shall have expired (including, unless waived by PFI, any period for determining any disputes with respect thereto) (hereinafter the “MK Look Back Period”).

8.3.          Conditions to Obligations of PFI. The obligation of PFI to effect the Merger is also subject to the satisfaction or waiver by PFI at or prior to the Effective Time of the following conditions:

(a)           Representations and Warranties. Each of the representations and warranties of Buyer and Newco contained in Article 5 hereof shall be true and correct in all respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date or for changes expressly contemplated by this Agreement) subject to such exceptions as have not had, or would not be reasonably expected to have, (individually or in the aggregate) a Material Adverse Effect (it being understood that, for purposes of determining the effect of such exceptions, all Material Adverse Effect and materiality qualifications contained in such representations and warranties shall be disregarded).

(b)           Performance of Obligations of Buyer. Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and PFI shall have received a certificate signed on behalf of Buyer by the Chief Executive Officer or the Chief Financial Officer of Buyer to such effect.

(c)           Conditions Met. PFI shall have received a certificate of an executive officer of Buyer stating that, to his Knowledge, each of the conditions set forth in Section 8.1 and Section 8.3 have been met.

ARTICLE IX. TERMINATION AND AMENDMENT

9.1.          Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of PFI:

(a)           by mutual consent of PFI and Buyer in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

(b)           by either Buyer or PFI upon written notice to the other party (i) within 30 days after the date on which any request or application for a Requisite Regulatory Approval shall have been denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such Requisite Regulatory Approval, unless within the 30-day period following such denial or withdrawal a petition for rehearing or an amended application has been filed with the applicable Governmental Entity, provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 9.1(b)(i) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein or (ii) if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the Merger;

(c)           by either Buyer or PFI if the Merger shall not have been consummated on or before the Termination Date, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

(d)           by either Buyer or PFI if the approval of the stockholders of PFI required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such stockholders or at any adjournment or postponement thereof;

(e)           by either Buyer or PFI (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within 30 days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 9.1(e) unless the breach of representation or warranty, together with all other such breaches, would entitle the party receiving such representation not to consummate the transactions contemplated hereby under Section 8.2(a) (in the case of a breach of representation or warranty by PFI ) or Section 8.3(a) (in the case of a breach of representation or warranty by Buyer), assuming for the purpose of this proviso, that the Closing Date would otherwise be the date 30 days after the date that the notice of breach was given;

(f)            by either Buyer or PFI (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, which breach shall not have been cured within 30 days following receipt by the breaching party of written notice of such breach from the other party hereto, or which breach, by its nature, cannot be cured prior to the Closing; or

(g)           by PFI pursuant to Section 7.3(c) or by Buyer in the event that PFI’s Board of Directors does not recommend this Agreement and the Merger to PFI stockholders for their approval pursuant to Section 7.3(d) (in the event PFI’s Board of Directors does not recommend this Agreement and the Merger to PFI stockholders,  the Buyers shall have the exclusive right to receive the Termination Fee and Breakup Fee as provided in Section 9.2 (b) and 9.2 (c)  and any Shareholders Agreements delivered to the Buyer in connection herewith shall be immediately terminated without liability to the parties thereto).

(h)           by the Buyer or PFI if the Buyer fails to deliver the Acceptance Notice in accordance with the provisions of Section 9.5 hereof.

9.2.          Effect of Termination; Termination Fee. (a) In the event of termination of this Agreement by either Buyer or PFI as provided in Section 9.1, this Agreement shall forthwith become void and have no effect, and no party shall have any further obligation or liability hereunder except (i) Sections 7.2(c), 9.2 and 10.3 shall survive any termination of this Agreement and (ii) that, notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its breach of any provision of this Agreement, except as provided in Section 9.2(b) and 9.2(c).

(b)           In recognition of the efforts, expenses and other opportunities foregone by Buyer while structuring and pursuing the Merger, the parties agree that a termination fee of $1,000,000 (the “Termination Fee”) shall be paid by PFI to Buyer if this Agreement is terminated by PFI pursuant to Section 9.1(g). Except as provided in Section 9.2(c), if PFI is required to pay the Termination Fee hereunder, upon such payment, PFI shall have no further liability for any breach of this Agreement to Buyer.

(c)           In recognition of the efforts, expenses and other opportunities foregone by Buyer while structuring and pursuing the Merger, if the Buyer delivers the Acceptance Notice the parties agree that a breakup fee of $250,000 (collectively, the “Breakup Fee”) shall be paid by PFI to Buyer if this Agreement is terminated by PFI or Buyer for any reason (other than a termination pursuant to Section 9.1(h)) or the Effective Time is later than Termination Date . In the event that the transactions contemplated herein close prior to Termination Date, the Breakup Fee shall be returned to PFI. PFI shall deposit the Breakup Fee with the Buyer upon the Buyer’s purchase of the Preferred Stock as contemplated in Section 9.5 below. Except as provided in

Section 9.2(b), if PFI is required to pay the Breakup Fee hereunder, upon such payment, PFI shall have no further liability for any breach of this Agreement to Buyer.

(d)           If PFI fails to pay all amounts due to Buyer on within three days after receipt of notice from the Buyer of the amounts due, then PFI shall pay all costs and expenses (including reasonable legal fees and expenses) incurred by Buyer in connection with any action or proceeding (including the filing of any lawsuit) taken by it to collect such unpaid amounts, together with interest on such unpaid amounts at the prime lending rate prevailing at such time, as published in the Wall Street Journal, from the date such amounts were required to be paid until the date actually received by Buyer.

9.3.          Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of PFI; provided, however, that after any approval of the transactions contemplated by this Agreement by PFI’s stockholders, there may not be, without further approval of such stockholders, any amendment of this Agreement which reduces the amount or changes the form of the consideration to be delivered to PFI stockholders hereunder other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

9.4.          Extension; Waiver. At any time prior to the Effective Time, each of the parties hereto, by action taken or authorized by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions of the other party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

9.5.          Due Diligence Period, Preferred Stock Purchase.

(a)           Due Diligence Period. From the date hereof until 4:00 p.m. Fort Dodge, Iowa, time on the later of:  (a) 7 days after the date this Agreement is executed by the parties or (b) 7 days following the date that the definitive and executed MK Contract is delivered to the Buyer, the Buyer shall be allowed to continue its due diligence review of the PFI and the PFI Subsidiaries (the “Due Diligence Period”). During the Due Diligence Period PFI and its Subsidiaries shall cooperate with the Buyer and shall provide Buyer with access to all of PFI and the PFI Subsidiaries, properties, records, and employees as shall be reasonably requested by the Buyer.

(b)           Prior to the expiration of the Due Diligence period, if Buyer decides to proceed with the proposed transactions contemplated by this Agreement (in its sole and absolute discretion) (i) Buyer shall notify PFI in writing of the Buyer’s intention to proceed with the transactions contemplated herein by delivery of the Acceptance Notice in the form set forth in

Exhibit A attached hereto and (ii) if the Buyer delivers the Acceptance Notice, upon receipt of the opinion substantially in the form set forth on Exhibit E the Buyer shall purchase $4,000,000.00 of the PFI Series A Convertible Preferred Stock the terms of which are set forth on Exhibit C prior to the expiration of the Due Diligence Period.

(c)           Not withstanding anything to the contrary set forth in this Agreement, in the event that the Acceptance Notice is NOT delivered by Buyer prior to the expiration of the Due Diligence Period, the terms and conditions of this Agreement shall be null and void and neither party shall be bound by the provisions of this agreement or be liable to the other for damages. The Buyers decision whether to deliver the Acceptance Notice is at the sole and absolute discretion of the Buyer

(d)           If the Buyer delivers the Acceptance Notice as contemplated in paragraph (b) above, the terms and provisions of this Agreement shall be binding upon and enforceable against the Buyer.

ARTICLE X. GENERAL PROVISIONS

10.1.        Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the “Closing”) will take place on the last business day of the month after all conditions set forth in Article VIII have either been satisfied or waived (other than those conditions which relate to actions to be taken at the Closing) (the “Closing Date”) at Des Moines, Iowa, provided that if there are less than 5 business days remaining in the month at the time all conditions set forth in Article VIII have either been satisfied or waived, (except for such conditions which are satisfied as of a date that was known at least five business days in advance by the parties), then in such event the closing shall take place on the last business day of the following month or unless another time, date or place is agreed to in writing by the parties hereto or Closing is extended pending a determination pursuant to Section 2.8.

10.2.        Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (including Exhibits and the PFI Disclosure Schedule) shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time (including, without limitation, those covenants and agreements set forth in Sections 7.2 (Access to Information), 7.7 (Employee Benefit Plans; Existing Agreements) and 7.8 (Indemnification of PFI Directors and Officers)), provided that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive Buyer or PFI (or any director, officer or controlling person thereof) of any defense at law or in equity which otherwise would be available against the claims of any third party, including any shareholder or former shareholder of either Buyer or PFI.

10.3.        Expenses. Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, except as provided in Section 9.2(b).

10.4.                        Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied, mailed by registered or certified mail (return receipt requested) or delivered by an express courier to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	if to Buyer, to:	Stark Bank Group Ltd.

1207 Central Avenue
P. O. Box 798
Fort Dodge, IA 50501
Attention: Thomas G. Schnurr

	with a copy to:	Brown, Winick, Graves Gross,
Baskerville & Schoenebaum
4500 Westown Parkway, Suite 277
Regency West 5
West Des Moines, IA 50266-6717
Attention: John D. Hunter

	And	Brown and Associates
558 - 28th Street
Des Moines, IA 50312-5300
Attention W. Kendall Brown

And

(b)	If to PFI, to:	Pelican Financial, Inc.

3767 Ranchero Drive
Ann Arbor, MI 48108
Attention: Charles C. Huffman,
Chief Executive Officer

	with a copy to:	Blank Rome LLP
Watergate, 600 New Hampshire Avenue, NW
Washington, DC 20037
Attention: Edward L. Lublin, Esquire

10.5.                        Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

10.6.                        Entire Agreement. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

10.7.                        Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Iowa, without regard to any applicable conflicts of law.

10.8.                        Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

10.9.                        Publicity. Except as expressly permitted by this Agreement or otherwise required by law or the rules of the AMEX so long as this Agreement is in effect, neither Buyer nor PFI shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

10.10.                  Assignment; No Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

10.11.                  Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby or thereby may be brought in any federal or state court located in the States of Florida or Iowa, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

10.12.                  Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

10.13.                  Attorneys’ Fees. If any legal action or any arbitration upon mutual agreement is brought for the enforcement of this Agreement or because of an alleged dispute, controversy, breach, or default in connection with this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees and all other reasonable costs and expenses incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

[Signature page follows]

IN WITNESS WHEREOF, Buyer, Newco and PFI have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

STARK BANK GROUP, LTD.

By:	/s/ Thomas G. Schnurr
Name: Thomas G. Schnurr
Title: CEO

SBG II, LTD.

By:	/s/ Thomas G. Schnurr
Name: Thomas G. Schnurr
Title: CEO

PELICAN FINANCIAL, INC., a Delaware corporation

By:	/s/ Charles C. Huffman
Name: Charles C. Huffman
Title: Chairman

[signature page to Agreement and Plan of Reorganization]

AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION

AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION, dated as of January 27, 2006 (the “Amendment”) is entered into by and among PELICAN FINANCIAL, INC., a Delaware corporation (“PFI”); STARK BANK GROUP, LTD., an Iowa corporation (“Buyer”); and SBG II, LTD., an Iowa corporation (“Newco”).

RECITALS

A.                                   PFI and Buyer are parties to a certain Agreement and Plan of Reorganization (the “Agreement”) dated as of November 30, 2005.

B.                                     PFI, Buyer and Newco desire to amend the Agreement in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein, the Parties agree to amend the Agreement as follows:

AMENDMENT

Section 1.                                          Amendment.  The Agreement is hereby amended as follows:

(a)                                  Section 6.1(d) of the Agreement is deleted in its entirety and the following is substituted in lieu thereof.

“(d)                           make any capital expenditures other than those which (i) are made in the ordinary course of business or are necessary to maintain existing assets in good repair and (ii) in any event are in an amount of no more than $100,000 in the aggregate; enter into any new line of business;”

(b)                                 Section 6.1(l) of the Agreement is deleted in its entirety and the following is substituted in lieu thereof.

“(l)                               create, renew, amend or terminate or give notice of a proposed renewal, amendment or termination of, any contract, agreement or lease for goods, services or office space, involving payments thereunder by PFI or any PFI Subsidiary in excess of $100,000 per year, to which PFI or any PFI Subsidiary is a party or by which PFI or any PFI Subsidiaries or their properties are bound, other than the renewal in the ordinary course of business of any lease the term or option to renew of which expires prior to the Closing Date;”

(c)                                  Section 6.1(t) of the Agreement is deleted in its entirety and the following is substituted in lieu thereof.

“(t)                              amend, modify or renew any PFI Contract or enter into any agreement or contract that would be required to be disclosed as a PFI Contract under Section 4.19, in an amount up to $300,000 where the threshold amount in Section 4.19 is either $25,000 or $100,000;”

(d)                                 Section 6.1(w) of the Agreement is deleted in its entirety and the following is substituted in lieu thereof.

“(w)                         enter into, renew or increase any loan or credit commitment (including letters of credit) to, or invest or agree to invest in any person or entity or modify any of the material provisions or renew or otherwise extend the maturity date of any existing loan or credit commitment (collectively, “Lend to”) in an amount in excess of $300,000 or in any amount which, when aggregated with any and all loans or credit commitments of PFI and its Subsidiaries to such person or entity, would be in excess of $300,000; provided, however, that PFI and its Subsidiaries may renew any loan to an existing customer without Buyer’s consent provided such renewal or increase is made in accordance with the Pelican’s past practices and provided further, such customer has not been on the “watch list” or similar internal report of the Pelican during the two (2) previous years; (ii) Lend to any person or entity in an amount in excess of $300,000 or in any amount which, or when aggregated with any and all loans or credit commitments of PFI and its Subsidiaries to such person or entity, would be in excess of $300,000; (iii) Lend to any person any amount that would be in excess of $300,000 other than in accordance with lending policies as in effect on December 31, 2004, provided that in the case of clauses (i) and (iii) PFI or Pelican shall not make any such loan until (A) PFI or Pelican has delivered to Buyer a notice of its intention to make such loan and such information as Buyer may reasonably require in respect thereof and (B) Buyer shall not have reasonably objected to such loan by giving written or facsimile notice of such objection within two (2) business days following the delivery to Buyer of the notice of intention and information as aforesaid; or (iv) Lend to any person or entity which is on a “watch list” or similar internal report of PFI or Pelican in an amount in excess of $300,000; provided, however, that nothing in this subsection shall prohibit PFI or Pelican from honoring any contractual obligation in existence on the date of this Agreement;”

Section 2.                                                    General Provisions.

(a)                                  Except as expressly set forth herein, all of the remaining terms and conditions of the Agreement shall remain in full force and effect.  To the extent of any inconsistency between this Amendment and the Agreement, the terms of this Amendment shall control.

(b)                                 This Amendment may be executed and delivered in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

STARK BANK GROUP, LTD.

By:	/s/ Thomas G. Schnurr
	Name:	Thomas G. Schnurr
	Title:	CEO

SBG II, LTD.

By:	/s/ Thomas G. Schnurr
	Name:	Thomas G. Schnurr
	Title:	CEO

PELICAN FINANCIAL, INC., a Delaware corporation

By:	/s/ Charles C. Huffman
	Name:	Charles C. Huffman
	Title:	Chairman

Annex B

Opinion of Hovde Financial, LLC

November 30, 2005

Board of Directors

Pelican Financial, Inc.

3767 Ranchero Drive

Ann Arbor, MI 48108

Dear Members of the Board:

We understand that Pelican Financial, Inc., a Delaware corporation (“PFI”), Stark Bank Group, Ltd., an Iowa corporation (“Buyer”), and SBG II, Co. an Iowa corporation and a wholly owned subsidiary of Buyer (“Newco”) are about to enter into an Agreement and Plan of Reorganization (the “Agreement”), to-be-dated on or about November 30, 2005, pursuant to which PFI will merge with and into Newco (the “Merger”). Capitalized terms not otherwise defined herein shall have the same meaning attributed to them in the Agreement. As set forth in Section 2.5(a) of the Agreement, at the Effective Time, subject to both the exceptions and limitations set forth in Section 2.7 and the escrow set forth in the Escrow Agreement, each share of PFI Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Agreement and without any action on the part of the holder thereof, be converted into the right to receive $6.00 per share (the “Per Share Merger Consideration”).

In connection with the Merger and the Agreement, you have requested our opinion as to the fairness, from a financial point of view, of the Per Share Merger Consideration to be paid to the stockholders of PFI. In issuing this opinion, we have assumed there will be no downward adjustment to the Per Share Merger Consideration pursuant to Section 2.7 (a) and (b) of the Agreement. We have further assumed that the escrow, which will be established pursuant to the Escrow Agreement, will be returned in full to stockholders of PFI at the end of the escrow period and that the escrow amount will be $965 thousand dollars.

Hovde Financial LLC (“Hovde”), as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bidding, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with PFI, having acted as its financial advisor in connection with, and having participated in the negotiations leading to, the Agreement.

We were retained by PFI to act as its financial advisor in connection with the Merger. We will receive compensation from PFI in connection with our services, a significant portion of which is contingent upon consummation of the Merger. PFI has agreed to indemnify us for certain liabilities arising out of our engagement.

During the course of our engagement and for the purposes of the opinion set forth herein, we have:

(i)                                     reviewed the Agreement and the Escrow Agreement;

(ii)                                  reviewed certain historical publicly available business and financial information concerning PFI and Buyer;

(iii)                               reviewed certain internal financial statements and other financial and operating data concerning PFI;

(iv)                              analyzed certain financial projections prepared by the management of PFI;

(v)                                 held discussions with members of the senior management of PFI for the purpose of reviewing the future prospects of PFI, including financial forecasts;

(vi)                              reviewed historical market prices and trading volumes of PFI Common Stock;

(vii)                           reviewed the terms of recent merger and acquisition transactions, to the extent publicly available, involving banks, thrifts and bank and thrift holding companies that we considered relevant;

(viii)                        reviewed recent transactions in Florida and the range of breakup fees related to those transactions;

(ix)                                analyzed the recent trading price of PFI Common Stock and compared those prices to the conversion price of the proposed preferred stock to be infused by Buyer; and

(x)                                   performed such other analyses and considered such other factors as we have deemed appropriate.

We also took into account our assessment of general economic, market and financial conditions and our experience in other transactions as well as our knowledge of the banking industry and our general experience in securities valuations.

In rendering this opinion, we have assumed, without independent verification, the accuracy and completeness of the financial and other information and representations contained in the materials provided to us by PFI and Buyer and in the discussions with the managements of PFI and Buyer. In that regard, we have assumed that the financial forecasts, including, without limitation, the projections regarding under-performing and nonperforming assets and net charge-offs have been reasonably prepared on a basis reflecting the best currently available information and judgments and estimates of PFI and Buyer and that such forecasts will be realized in the amounts and at the times contemplated thereby. We are not experts in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and have assumed that such allowances for PFI and Buyer are in the aggregate adequate to cover such losses. We were not retained to and did not conduct a physical inspection of any of the properties or facilities of PFI, Buyer or their respective subsidiaries. In addition, we have not reviewed individual credit files nor have we made an independent evaluation or appraisal of the assets and liabilities of PFI, Buyer or any of their respective subsidiaries and we were not furnished with any such evaluations or appraisals.

We have assumed that the Merger will be consummated substantially in accordance with the terms set forth in the Agreement. We have further assumed that the Merger will be accounted for as a purchase under generally accepted accounting principles. We have assumed that the Merger is, and will be, in compliance with all laws and regulations that are applicable to PFI, Buyer and its subsidiaries. In rendering this opinion, Buyer, PFI and we have assumed that there are no factors that would impede any necessary regulatory or governmental approval of the Merger and we have further assumed that, in the course of obtaining the necessary regulatory and governmental approvals, no restriction will be imposed on Buyer or the surviving corporations that would have a material adverse effect on the surviving corporation or the contemplated benefits of the Merger. We have also assumed that no change in applicable law or regulation would occur that would cause a material adverse change in the prospects or operations of Buyer or any of the surviving corporations after the Merger.

Our opinion is based solely upon the information available to us and the economic, market and other circumstances, as they exist as of the date hereof. Events occurring and information that becomes available after the date hereof could materially affect the assumptions and analyses used in preparing this opinion. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring or information that becomes available after the date hereof, except as otherwise agreed in our engagement letter.

We are not expressing any opinion that constitutes a recommendation to any holder of PFI’s Common Stock as to how such holder should vote with respect to the Agreement at any meeting of holders of PFI’s Common Stock.

This letter is solely for the information of the Board of Directors of PFI and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in each case in accordance with our prior written consent which shall not be unreasonably withheld; provided, however, that we hereby consent to the inclusion and reference to this letter in any registration statement, proxy statement, information statement or tender offer document to be delivered to the holders of PFI’s Common Stock in connection with the Merger if and only if this letter is quoted in full or attached as an exhibit to such document and this letter has not been withdrawn prior to the date of such document.

Subject to the foregoing and based on our experience as investment bankers, our activities and assumptions as described above, and other factors we have deemed relevant, we are of the opinion as of the date hereof that the Per Share Merger Consideration to be received by the holders of PFI’s Common Stock pursuant to the Agreement is fair, from a financial point of view, to the stockholders of PFI.

Sincerely,

/s/ Hovde Financial LLC

HOVDE FINANCIAL LLC

Annex C

Delaware General Corporation Law
Section 262 - Appraisal Rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Annex D

Form of Escrow Agreement

FORM OF ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made and entered into as of                            , 2006 by and among Stark Bank Group, Ltd., an Iowa corporation (“Purchaser”), Pelican Financial Inc, an Delaware Corporation, (“Seller”), Pelican National Bank, a National banking association (hereinafter “Pelican”) and Northern Trust Company, a national banking association (hereinafter “Escrow Agent”).

RECITALS

A.                                   Purchaser and Seller are parties to an Agreement and Plan of Reorganization dated as of November 30, 2005 (the “Merger Agreement”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Merger Agreement.

B.                                     Pursuant to Sections 2.6, 2.7(a)(ii), 2.7(c) and 2.8(d) of the Merger Agreement, Purchaser is required to deposit $.20 of the Per Share Merger Consideration for each outstanding share of common stock and option share at the Effective Time and such other funds as designated by the parties pursuant to Sections 2.7(a)(ii) or 2.8(d) with Escrow Agent at the Effective Time.

C.                                     The beneficiaries of the Escrow Fund (after payment of all claims made pursuant hereto) shall be those Stockholders and option holders of PFI at the Effective Time (collectively, “Beneficiaries”).

D.                                    The parties wish to provide for the terms upon which the Escrow Fund will be held and applied.

AGREEMENT

In consideration of the foregoing, the mutual covenants contained herein and other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties by their execution hereof), the parties agree as follows.

1.                                       Appointment of Escrow Agent. Purchaser and Seller hereby appoint Escrow Agent to act as Escrow Agent hereunder, and Escrow Agent hereby accepts such appointment and agrees to perform the duties of Escrow Agent hereinafter set forth, subject to the terms and conditions of this Agreement.

2.                                       Designation of Representatives. Thomas G. Schnurr is hereby designated as Purchaser’s representative and Charles C. Huffman is hereby designated as Beneficiaries’ representative (collectively the “Representatives” and individually a “Representative”) with respect to all matters arising hereunder or relating hereto. Such Representatives are authorized to provide instructions, consents and approvals and to deliver or receive other notices or to take other actions on behalf of the parties as are deemed necessary or appropriate hereunder. By written notice to Escrow Agent, the Purchaser and Beneficiaries Representative may designate a successor representative to serve on its behalf for any or all purposes hereunder.

3.                                       Delivery of Escrow Fund. Concurrently with the execution of this Agreement by the parties, Purchaser has delivered to Escrow Agent cash in the amounts required under Sections 2.6, 2.7(a)(ii), 2.7(c) and 2.8(d) of the Merger Agreement (hereinafter the “Escrow Fund”). Escrow Agent will acknowledge receipt of the Escrow Fund, which is to be held and disposed of by Escrow Agent in accordance with the terms and conditions of this Agreement.

4.                                       Maintenance of Escrow Fund. Pending distribution of the Escrow Funds in accordance with the terms and conditions of this Escrow Agreement, all Escrow Funds shall be invested and reinvested by the Escrow Agent in accordance with the written directions of the Purchaser’s Representative and the Beneficiaries’ Representative in one or more of the following:

(a)                                  United States government securities; or

(b)                                 money market accounts, certificates of deposit and other interest-bearing accounts at Escrow Agent.

In the absence of written instructions from the above-named Representatives, or the inability of such Representatives to agree on an investment, the Escrow Agent shall invest the Escrow Funds in a money market account investing solely in and secured by United States Government Securities.

In investing the Escrow Funds, the Escrow Agent shall rely upon the written instructions of Purchaser’s Representative and the Beneficiaries’ Representative and the Escrow Agent shall be and hereby is relieved of all liability with respect to making, holding, redeeming or selling such investments in accordance with such instructions. In the absence of the written investment instructions contemplated herein, for any reasons whatsoever, the Escrow Agent shall be and hereby is relieved of all liability with respect to making, holding, redeeming or selling investments made in accordance with the preceding paragraph which prescribes the permissible investment vehicles for the Escrow Funds absent written instructions from Purchaser’s Representative and the Beneficiaries’ Representative and Escrow Agent is and shall be under no duty to enforce the obligation of Purchaser’s Representative and the Beneficiaries’ Representative to furnish written investment instructions nor shall the Escrow Agent be liable to any person, firm or corporation, including any of the parties hereto, for the investments made, held, redeemed or sold as directed herein in the event that written investment instructions from Purchaser’s Representative and the Beneficiaries’ Representative are not furnished to the Escrow Agent.

Any earnings on the Escrow Funds shall be added to, and shall become a part of, the Escrow Funds.

5.                                       Delivery of Escrow Fund. The Purchaser, Seller and Escrow Agent agree that the Escrow Agent shall disburse/release all or portion of the Escrowed Fund as follows:

(a)                                  To Purchaser for any of the following:

(i)                                     To indemnify and hold the Purchaser and SBG II their officers, directors, partners, affiliates, employees, agents, representatives successors and assigns, harmless from any and all suits, debts, charges, complaints, claims liabilities, obligations, judgments, damages or expenses, (including but not limited to attorney fees), arising from or in any manner relating to the sale of the Marine Loan Portfolio pursuant to the Agreement between Pelican National Bank and Morgan Keegan Mortgage Company Inc. (hereinafter “MK”) dated November              , 2005 (the “MK Contract”); or

(ii)                                  To reimburse Purchaser upon the resolution of any Disputed Stockholder Cost (as defined below) finally determined to be payable to Purchaser pursuant to Section 5(b)(ii) of this Agreement.

(b)                                 Claims against Escrow Fund. Claims against the Escrow Fund and distributions from the Escrow Fund shall be made in accordance with the procedures set forth below:

(i)                                     Claims related to the Marine Loan Sale contact. Seller may elect to have withheld from the Merger Consideration and deposited into the Escrow Fund the amount of any item provided in Section 2.7(a)(ii) of the Merger Agreement (a “Pre-Closing MK Claim”), If the Purchaser receives a claim from MK (or its assigns) after the Effective Time (a “Post Closing MK Claim”) alleging a breach or default in the MK Contract by Pelican or a claim that requires the Pelican to repurchase any loan or loans originally transferred by Pelican pursuant to the MK Contract, then Purchaser shall provide written notice of the claim to the Beneficiaries’ Representative and Escrow Agent together with the following information about the claim: (x) the loan number, (y) amount of the claim, and (z) date that claim was made under the MK Contact.

To the extent that the Beneficiaries’ Representative shall request information about such claim or desires to dispute such claim, Pelican and Purchaser shall cooperate with Beneficiaries’ Representative, provided however that neither Pelican nor Purchaser shall be required to expend any funds or advance any expenses in the pursuit of such claims.

For the 45 day period following the Purchaser’s delivery of a notice of a Post Closing MK Claim, or 45 days following the Effective Time for a Pre-Closing MK Claim, the Beneficiaries’ Representative shall be authorized to: (a) negotiate with the party making the claim under the MK Contract to resolve the dispute regarding the alleged breach or (b) to attempt to sell the loan or loans that are the subject of the claim to a third party. If Beneficiaries’ Representative provides a signed release of the noticed claim from the party making the claim under the MK Contact to Escrow Agent and Purchaser’s Representative on or prior to the expiration of said 45 day period, the Escrow Agent shall continue to hold such funds in the Escrow Fund. If Beneficiaries’ Representative has arranged for the sale of such loan or loans subject to the claim as evidenced by a binding offer for the purchase of such loan from Pelican (such offer shall be without recourse to Pelican or Purchaser), Pelican shall sell such loan pursuant to the offer and the Escrow Agent shall distribute the amount of the claim less the amount of any sale proceeds from the sale of the loan or loans subject to claim (as evidenced by a statement signed by the Purchaser’s Representative and Beneficiaries’ Representative) to the Purchaser, and in the case of a Pre-Closing MK Claim, shall distribute to the Beneficiaries from the Escrow Fund, an amount equal to the proceeds from the sale of the loan which is the subject of the Pre-Closing MK Claim. If a release of the claim is not provided or the loan is not sold pursuant to the immediately preceding sentence within such 45 day period, then the Escrow Agent shall immediately pay the amount of the claim or settlement to the Purchaser. Thereafter, Pelican shall be entitled to dispose or collect the loan without regards to this Escrow Agreement and neither the Beneficiaries’ Representative nor the Beneficiaries shall have any right, title or interest to claim any recovery or payments received from such loan. Notwithstanding the foregoing, upon expiration of the 45 day period following the Effective Time, the Escrow Agent shall distribute the amount of such Pre-Closing MK Claim to Purchaser and/or the Beneficiaries, as applicable.

(ii)                                  Disputed Stockholder Costs If Seller has elected to have withheld from the Merger Consideration and deposited into the Escrow Fund the amount of any item provided in Section 2.7(b) of the Merger Agreement which is disputed (a “Disputed Stockholder Cost”) pursuant to Section 2.8(d) of the Merger Agreement, the Purchaser’s Representative and the Beneficiaries’ Representative shall resolve such Disputed Stockholder Costs pursuant to the provisions of Section 2.8 (b) and (c) of the Merger Agreement (and all references in such sections to “Buyer” shall be deemed to mean the Purchaser’s Representative and all references therein to “PFI” shall be deemed to mean the Beneficiaries’ Representative). Upon resolution of each Disputed Stockholder Cost, a Representative may (a) send a copy of the written order of the arbitrator indicating the resolution of the Disputed Shareholder Cost or (b) send instructions signed by both Representatives to the Escrow Agent directing the Escrow Agent to distribute the amount of such Disputed Stockholder Cost to Purchaser and/or the Beneficiaries, as applicable.

(c)                                  Final Distribution of Escrow Fund to the Beneficiaries.

On *** 20      , [55 days after the date all claims must be made or presented under the MK Contract],  the Escrow Agent shall distribute to the Beneficiaries all of the Escrow Funds that remain in the Escrow Fund and are not claimed or subject to dispute as contemplated above. Such unclaimed Escrow Funds shall be distributed in proportion to the Beneficiaries share/option ownership in PFI at the Effective Time. To the extent that any Escrow Funds that are subject to dispute are subsequently returned to the Escrow Agent after *** the Escrow agent shall distribute such amounts to the Beneficiaries. Notwithstanding anything in this Agreement to the contrary, any amounts payable to the Beneficiaries, at the option of the Beneficiaries’ Representative, may be paid to the Beneficiaries’ Representative to be held in escrow pending the resolution of any Claims for which he is entitled to indemnification under Section 10 or pending the final distribution of all Escrow Funds. The Beneficiaries’ Representative may also arrange for another person or entity to make distributions to Beneficiaries of amounts released under this Agreement.

6.                                       Beneficiaries’ Rights in Escrow Fund and Miscellaneous.

a.                                       No Beneficiary shall have the right to transfer their interest under this Agreement except by operation of law or by will or the laws of decent and distribution

b.                                      No certificate shall be issued representing an interest in the Escrow Fund nor shall any Beneficiary have the right to require the issuance of any such certificate.

c.                                       No Beneficiary or Representative shall have the right to vote any stock of Purchaser, Seller or any of their respective subsidiaries or receive any dividends from any of the forgoing by virtue of this Escrow Agreement or their interest herein.

d.                                      A Beneficiary’s interest in the Escrow Fund shall not represent any interest or ownership rights in or to the Purchaser, Seller or any of their respective subsidiaries.

7.                                       Conflicting Instructions. If Escrow Agent receives conflicting instructions in notices of Beneficiaries’ Representative and Purchaser’s Representative, Escrow Agent shall hold the Escrow Fund until receipt of either:  (i) a certificate executed by both Representatives directing the disposition of the Escrow Fund; or (ii) a certified copy of a order of a court of competent jurisdiction or arbitration ordering Escrow Agent to dispose of the Escrow Fund. Upon receipt of any such certificate or order, Escrow Agent shall comply with its terms. In case Escrow Agent obeys or complies with any such order, judgment, arbitration or decree of any court, Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

8.                                       Termination of Agreement. This Agreement terminates at such time as the Escrow Fund has been delivered in accordance with Section 5.

9.                                       Representations to Escrow Agent. Escrow Agent has been induced to accept its duties under this Agreement by the following terms, conditions, agreements and representations of Purchaser and Seller.

a.                                       Liability. Escrow Agent shall not be liable to any other party hereto, or any of the Beneficiaries or any of their representatives, successors or assigns of any of the foregoing, for any action or failure to act by Escrow Agent hereunder, except for Escrow Agent’s own gross negligence or willful misconduct. Purchaser and Sellers on behalf of the Beneficiaries, agree the Escrow Fund shall be used to indemnify and hold harmless Escrow Agent and any successor, representative, employee or agent of Escrow Agent, from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys’ fees and disbursements, arising out of or in connection with this Agreement, except for claims against Escrow Agent based upon gross negligence or willful misconduct that are successfully asserted against Escrow Agent. This indemnification survives the resignation or substitution of Escrow Agent or the termination of this Agreement.

b.                                      Escrow Agent’s Reliance. Escrow Agent is entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give any notice or receipt or advice or to make any statement or executing any document in connection with the provisions hereof has been duly authorized to so do. If Escrow Agent is in doubt as to what action it should take hereunder, Escrow Agent is entitled to deposit the Escrow Fund with a court of competent jurisdiction and interplead Purchaser and Beneficiaries’ Representative for and on behalf of all Beneficiaries for a determination of the matter. Escrow Agent may not undertake such deposit and interpleader unless it has given each Representative a written notice ten days before such deposit and interpleader as to the intentions of Escrow Agent.

c.                                       Entire Agreement. This Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto. Escrow Agent is not bound by the provisions of any other agreement, including the Merger Agreement.

d.                                      Duty of Care. Escrow Agent is not under any duty to give the Escrow Fund held by it hereunder any greater degree of care than it gives its own similar property.

e.                                       Advice of Counsel. Escrow Agent may act in good faith pursuant to the advice of its counsel (whether such counsel shall be regularly retained or specifically employed) with respect to any matter relating to this Agreement.

10.                                 Beneficiaries’ Representative. The Beneficiaries’ Representative shall not be liable to any Beneficiary for actions taken or omitted to be taken in its capacity as Beneficiaries’ Representative. The Beneficiaries’ Representative shall be entitled to be indemnified and held harmless from and against, and be reimbursed for, all Claims and costs, including legal fees, arising out of or relating to the performance by the Beneficiaries’ Representative of his duties pursuant to this Agreement, which indemnification and reimbursement shall be payable from any Escrow Funds determined to be payable to the Beneficiaries pursuant to this Agreement, provided however, that up to $25,000 of such indemnification and reimbursement shall be made from the Escrow Fund prior to any such determination. .

11.                                 Fees. For its services hereunder, Escrow Agent is entitled to reasonable compensation at the rates set forth on Exhibit A, which compensation is to be an obligation to the

Escrow Fund. To the extent any amount due to Escrow Agent pursuant to this Section 11 is not paid, Escrow Agent may deduct the same from the Escrow Fund.

12.                                 Resignation and Removal of Escrow Agent.

a.                                       Resignation and Removal. Escrow Agent may resign at any time by giving written notice of such resignation to each Representative. Upon such notice of resignation, a successor escrow agent (the “Successor”) is to be appointed by Purchaser and Beneficiaries’ Representative. Escrow Agent also may be removed as escrow agent hereunder by the written agreement of Purchaser and Beneficiaries’ Representatives.

b.                                      Successor Escrow Agent. Any appointed Successor must execute, acknowledge and deliver to its predecessor escrow agent (the “Predecessor”) and each Representative an instrument accepting such appointment and agreeing to the terms of this Agreement. Thereupon, the resignation or removal of the Predecessor becomes effective and the Successor succeeds to the rights and duties of the Predecessor hereunder. The Predecessor will immediately deliver to the Successor the Escrow Fund and any documents then held by the Predecessor pursuant to this Agreement. The Predecessor shall be paid any outstanding fees and expenses prior to transferring the Escrow Fund and any documents to the Successor.

c.                                       Failure to Appoint a Successor Escrow Agent. Should Purchaser (or its Representative) or Beneficiaries’ Representative fail to appoint a Successor as set forth herein, upon Escrow Agent’s resignation under this Section, Escrow Agent may petition a court of competent jurisdiction for the appointment of a Successor. Any costs incurred by Escrow Agent with respect to such petition, including reasonable attorneys’ fees and expenses, are to be paid out of the Escrow Fund.

13.                                 Adverse Claims. In the event of any disagreement or the presentation of adverse claims or demands in connection with or for any item affected hereby, Escrow Agent is, at its option, entitled to refuse to comply with any such claims or demands during the continuance of any such disagreement and may refrain from delivering any item affected hereby. In so doing, Escrow Agent does not become liable to the other parties hereto, or any of them, or to any other Person, due to its failure to comply with any such adverse claim or demand. Escrow Agent is entitled to continue, without liability, to refrain and refuse to act:

(a)                                  until all rights of the adverse claimants have been finally adjudicated by a court or arbitrators having jurisdiction of the parties and the items affected hereby, after which time Escrow Agent is entitled to act in conformity with such adjudication; or

(b)                                 until all differences have been adjusted by agreement and Escrow Agent has been notified thereof and has been directed in writing signed jointly or in counterpart by the Representatives and by all Persons making adverse claims or demands, at which time Escrow Agent is protected in acting in compliance therewith.

14.                                 Amendment and Modification. No amendment, modification, supplement, termination, consent or waiver of any provision of this Agreement, nor consent to any departure therefrom, will in any event be effective unless the same is in writing and is signed by the party against whom enforcement of the same is sought. Any waiver of any provision of this Agreement and any consent to any departure from the terms of any provision of this Agreement is to be effective only in the specific instance and for the specific purpose for which given.

15.                                 Assignments. No party may assign or transfer (voluntarily or involuntarily, whether by operation of law (including by merger or consolidation), judicial decree or otherwise) any of its rights or obligations under this Agreement to any other Person except as set forth herein with respect to Escrow Agent without the prior written consent of the other parties.

16.                                 Captions. Captions contained in this Agreement have been inserted herein only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

17.                                 Construction. Unless the context of this Agreement clearly requires otherwise: (i) references to the plural include the singular and vice versa; (ii) references to any Person include such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement; (iii) references to one gender include all genders; (iv) “including” is not limiting; (v) “or” has the inclusive meaning represented by the phrase “and/or”; (vi) the words “hereof,” “herein,” “hereby,” “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (vii) section and Exhibit references are to this Agreement unless otherwise specified; (viii) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof; and (ix) general or specific references to any law mean such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.

18.                                 Counterpart Facsimile Execution. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document.

19.                                 Counterparts. This Agreement may be executed by the parties on any number of separate counterparts, and all such counterparts so executed constitute one agreement binding on all the parties notwithstanding that all the parties are not signatories to the same counterpart.

20.                                 Exhibits. All of the Exhibits attached to this Agreement are deemed incorporated herein by reference.

21.                                 Failure or Delay. No failure on the part of any party to exercise, and no delay in exercising, any right, power or privilege hereunder operates as a waiver thereof; nor does any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. No notice to or demand on any party in any case entitles such party to any other or further notice or demand in similar or other circumstances.

22.                                 Further Assurances. The parties will execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

23.                                 Governing Law. This Agreement and the rights and obligations of the parties hereunder are to be governed by and construed and interpreted in accordance with the laws of the State of Illinois applicable to contracts made and to be performed wholly within Illinois, without regard to choice or conflict of laws rules.

24.                                 Notices. All notices, consents, requests, demands and other communications hereunder are to be in writing, and are deemed to have been duly given or made: (i) when delivered in person; (ii) three days after deposited in the United States mail, first class postage prepaid; (iii) in the case of telegraph or overnight courier services, one Business Day after delivery to the telegraph company or overnight courier service with payment provided for; or (iv) in the case of telex or telecopy or fax, when sent, verification received; in each case addressed as follows:

If to Purchaser:	Thomas G. Schnurr
President/CEO
Stark Bank Group, Ltd.
1207 Central Avenue
P. O. Box 798
Fort Dodge, IA 50501

If to Purchaser’s Representative:	Thomas G. Schnurr
President/CEO
Stark Bank Group, Ltd.
1207 Central Avenue
P. O. Box 798
Fort Dodge, IA 50501

With a copy to:	John D. Hunter, Attorney
Brown Winick Graves Gross Baskerville
and Schoenebaum, PLC
Regency 5 West
4500 Westown Parkway, Suite 277
West Des Monies, IA 50266-6717
Fax #: (515) 323-8520

If to Beneficiaries’ Representative:

With a copy to:	Blank Rome LLP
Watergate, 600 New Hampshire Avenue, NW
Washington, DC 20037
Attention: Edward L. Lublin, Esquire

If to Escrow Agent:

With a copy to:

or to such other address as any party may designate by notice to the other parties in accordance with the terms of this Section.

25.                                 Successors and Assigns. All provisions of this Agreement are binding upon, inure to the benefit of and are enforceable by or against the parties and their respective successors and permitted assigns.

26.                                 Third-Party Beneficiary. This Agreement is solely for the benefit of the parties, the Beneficiaries and their respective successors and permitted assigns, and no other person has any right, benefit, priority or interest under or because of the existence of this Agreement.

[remainder of page intentionally left blank; signatures appear on next page]

In Witness Whereof, the parties have executed this Agreement as of the date first set forth above.

PELICAN FINANCIAL, INC.

By:
Name:
Title:

STARK BANK GROUP, LTD.

By:
Name:
Title:	President and Chief Executive Officer

,
solely as Escrow Agent hereunder and not in its individual capacity

By:
Name:
Title:

REVOCABLE PROXY

PELICAN FINANCIAL, INC.

This Proxy is solicited on behalf of the Board of Directors Pelican Financial, Inc., a Delaware corporation (“PFI”) for the Special Meeting of Stockholders to be held on March 30, 2006 (the “Meeting”).

The undersigned hereby appoints the Board of Directors of PFI or its designee, with the power of substitution, to act as attorneys and proxies for the undersigned, to represent and to vote, as designated below, all shares of Common Stock of PFI, which the undersigned is entitled to vote at the Meeting and at any adjournment thereof.

The Board of Directors recommends a vote “FOR” the proposal

	FOR	AGAINST	ABSTAIN

The approval of the Agreement and Plan of Reorganization and the merger contemplated thereby	[ ]	[ ]	[ ]

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the proposal. An abstention will be considered a vote AGAINST the proposal. In addition, this proxy will be voted at the discretion of the proxy holder(s) upon any other matter which may properly come before the Meeting.

Should the signatory(ies) be present and elect(s) to vote at the Meeting, or at any adjournments thereof, and after notification to the Secretary of PFI at the Meeting of such person’s decision to terminate this proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The signatory(ies) may also revoke this proxy by filing a subsequently dated proxy or by written notification to the Secretary of PFI of his or her decision to terminate this proxy.

The signatory(ies) acknowledge(s) receipt from PFI prior to the execution of this proxy of Notice of the Meeting and a Proxy Statement dated March 2, 2006.

Please check here if you
Dated: , 2006	☐	plan to attend the Meeting.

SIGNATURE OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER

Please sign exactly as your name or names appear on this Proxy. Where shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title as such. If the stockholder is a corporation, execute in full corporate name by authorized officer.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.